Exhibit 10.1

NOTE PURCHASE AGREEMENT
dated as of April 28, 2025
among
BIOHAVEN THERAPEUTICS LTD
as Issuer,
BIOHAVEN LTD.

as Parent,

THE OTHER OBLIGORS PARTY HERETO,

THE PURCHASERS PARTY HERETO,
and
BEETLEJUICE SA LLC
as Purchaser Agent

Page
ARTICLE I ACCOUNTING AND OTHER TERMS    2
ARTICLE II NOTES; TERMS OF PAYMENT; REVENUE PARTICIPATION    3
Section 2.1    Purchase and Sale of Notes.    3
Section 2.2    Payments of Repayment Amount, Revenue Payments and Milestone Payments.    3
Section 2.3    Payments; Default Interest    5
Section 2.4    Form of Notes; Note Record    5
Section 2.5    Reimbursable Expenses    6
ARTICLE III CONDITIONS PRECEDENT    6
Section 3.1    Conditions Precedent to the Effective Date    6
Section 3.2    Conditions Precedent to the First Purchase Date    6
Section 3.3    Conditions Precedent to any Second Purchase Date    7
Section 3.4    Conditions Precedent to any Third Purchase Date    7
Section 3.5    Conditions Precedent to all Note Purchases    7
Section 3.6    Post-Closing Items    8
Section 3.7    Covenant to Deliver    8
Section 3.8    Procedures for Issuance and Purchase    9
ARTICLE IV CREATION OF SECURITY INTEREST    9
Section 4.1    Grant of Security Interest    9
Section 4.2    Authorization to File Financing Statements    10
Section 4.3    Pledge of Collateral    10
Section 4.4    BVI Registration    10
ARTICLE V REPRESENTATIONS AND WARRANTIES    11
Section 5.1    Due Organization, Authorization: Power and Authority    11
Section 5.2    Collateral and Guarantees.    11
Section 5.3    Litigation    12
Section 5.4    No Material Deterioration in Financial Condition; Financial Statements    12
Section 5.5    Solvency    12
Section 5.6    Compliance with Laws.    12
Section 5.7    Investments    14
Section 5.8    Tax; Pension Contributions    14
Section 5.9    [Reserved]    14
Section 5.10    Shares    14
Section 5.11    Intellectual Property    14

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(continued)
Page
Section 5.12    Privacy    17
Section 5.13    Regulatory Approvals.    17
Section 5.14    Material Agreements    20
Section 5.15    Broker Fees    21
Section 5.16    Full Disclosure    21
Section 5.17    Insurance    21
Section 5.18    ERISA Compliance, Employee and Labor Matters; Pension Matters    21
Section 5.19    Environmental Matters    23
Section 5.20    Definition of “Knowledge.”    23
ARTICLE VI AFFIRMATIVE COVENANTS    23
Section 6.1    Government Compliance.    23
Section 6.2    Financial Statements, Reports, Certificates.    23
Section 6.3    Maintenance of Properties    27
Section 6.4    Taxes; Pensions    27
Section 6.5    Insurance    27
Section 6.6    Operating Accounts.    28
Section 6.7    Regulatory Approvals; Protection of Intellectual Property Rights    28
Section 6.8    Litigation Cooperation    29
Section 6.9    Notices of Litigation and Default    29
Section 6.10    Landlord Waivers; Bailee Waivers    29
Section 6.11    Creation/Acquisition of Subsidiaries    30
Section 6.12    Use of Proceeds    30
Section 6.13    Further Assurances    30
ARTICLE VII NEGATIVE COVENANTS    31
Section 7.1    Transfers    31
Section 7.2    Changes in Business, Management, Ownership, or Business Locations    32
Section 7.3    Mergers or Acquisitions    32
Section 7.4    Indebtedness    33
Section 7.5    Encumbrance    33
Section 7.6    Maintenance of Collateral Accounts    33
Section 7.7    Distributions; Investments    33
Section 7.8    Transactions with Affiliates    33
Section 7.9    Permitted Convertible Notes; Permitted Product Financing    33
Section 7.10    Compliance with Laws.    34

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(continued)
Page
Section 7.11    Material Agreements    35
Section 7.12    Accounting Changes    35
Section 7.13    Parent Holding Company; Cash Hoarding    35
ARTICLE VIII EVENTS OF DEFAULT    36
Section 8.1    Payment Default    36
Section 8.2    Covenant Default.    36
Section 8.3    [Reserved]    36
Section 8.4    Attachment; Levy; Restraint on Business    36
Section 8.5    Insolvency    36
Section 8.6    Other Agreements    37
Section 8.7    Judgments    37
Section 8.8    Misrepresentations    37
Section 8.9    Permitted Convertible Notes    37
Section 8.10    Guaranty    37
Section 8.11    Governmental Approvals    37
Section 8.12    Lien Perfection    37
Section 8.13    Intercreditor Agreement    38
Section 8.14    Adverse Regulatory Event; Medicare/Medicaid Reimbursement, Etc.    38
Section 8.15    Delisting    38
Section 8.16    Key Man    38
ARTICLE IX RIGHTS AND REMEDIES    38
Section 9.1    Rights and Remedies.    38
Section 9.2    Power of Attorney    40
Section 9.3    Protective Payments    41
Section 9.4    Application of Payments and Proceeds    41
Section 9.5    Liability for Collateral    41
Section 9.6    Licenses Related to Troriluzole    42
Section 9.7    No Waiver; Remedies Cumulative    42
Section 9.8    Demand Waiver    42
ARTICLE X NOTICES; SERVICE OF PROCESS    42
ARTICLE XI CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER    45
ARTICLE XII GUARANTY    45
Section 12.1    The Guaranty    45
Section 12.2    Obligations Unconditional    46

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(continued)
Page
Section 12.3    Reinstatement    47
Section 12.4    Subrogation    47
Section 12.5    Remedies    47
Section 12.6    Instrument for the Payment of Money    48
Section 12.7    Continuing Guarantee    48
Section 12.8    Rights of Contribution    48
Section 12.9    General Limitation on Guarantee Obligations    48
ARTICLE XIII GENERAL PROVISIONS    49
Section 13.1    Successors and Assigns.    49
Section 13.2    Indemnification    49
Section 13.3    [Reserved]    50
Section 13.4    Severability of Provisions    50
Section 13.5    [Reserved]    50
Section 13.6    Amendments in Writing; Integration    50
Section 13.7    Counterparts; Effectiveness; Electronic Signature    51
Section 13.8    Survival    51
Section 13.9    Confidentiality    51
Section 13.10    Right of Set Off    53
Section 13.11    Cooperation of the Obligors    53
Section 13.12    Representations and Warranties of the Purchasers    53
Section 13.13    Agency    54
Section 13.14    Original Issue Discount    56
Section 13.15    Tax Treatment    56
ARTICLE XIV TAX    56
Section 14.1    Withholding and Gross-Up    56
Section 14.2    Reporting and Documentation    57
ARTICLE XV DEFINITIONS    57
Section 15.1    Definitions    57
Section 15.2    Divisions    93

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EXHIBITS:
Exhibit A-1    Description of Collateral
Exhibit A-2    Agreed Security Principles
Exhibit B    Form of Purchase Notice
Exhibit C    Compliance Certificate
Exhibit D    Form of Note
Exhibit E    Form of Intercompany Subordination Agreement
Exhibit F    Form of Guarantee Assumption Agreement

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NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) is made and dated as of April 28, 2025 (the “Effective Date”) among the Purchasers listed on Schedule 1.1 hereof or otherwise a party hereto from time to time (each a “Purchaser” and collectively, the “Purchasers”), Beetlejuice SA LLC, a Delaware limited liability company, as agent for the Purchasers (in such capacity, “Purchaser Agent”), Biohaven Therapeutics Ltd, a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (“Issuer”), Biohaven Ltd., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (“Parent”), and the other Obligors from time to time party hereto. The parties agree as follows:
ARTICLE I
ACCOUNTING AND OTHER TERMS
Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined have the meanings given to them in accordance with GAAP, as in effect from time to time, provided that if Issuer notifies Purchaser Agent that Issuer requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, any obligations of a Person that are or would have been treated as operating leases for purposes of GAAP, prior to the adoption of FASB ASC 842, shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 to be treated as a Capital Lease (or finance lease) obligations in accordance with GAAP; provided that any financial statements of the Obligors shall be prepared under GAAP, consistently applied, including in accordance with FASB ASC 842.
Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Article XV. All other capitalized terms contained in this Agreement that are not defined in this Agreement, unless otherwise indicated, shall have the meaning provided by the UCC to the extent such terms are defined therein.
All references to “Dollars” or “$” are United States Dollars, unless otherwise noted. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any notice or delivery to Purchasers shall be satisfied by notice or delivery, as applicable, to Purchaser Agent. Unless the context otherwise requires, references herein to: (x) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement and (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, amended and restated, supplemented and modified from time to time to the extent permitted by the provisions thereof.

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ARTICLE II
NOTES; TERMS OF PAYMENT; REVENUE PARTICIPATION
Section 2.1Purchase and Sale of Notes.
(a)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.2 and 3.5), on the First Purchase Date, the Purchasers agree, severally and not jointly, to purchase Notes from Issuer, and Issuer agrees to issue and sell Notes to each Purchaser, in one purchase according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto for an aggregate purchase price equal to $250,000,000 (the “First Purchase”).
(b)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.3 and 3.5), on a Second Purchase Date, at the option of Issuer, the Purchasers agree, severally and not jointly, to purchase one or more Notes from Issuer, and Issuer agrees to issue and sell such Notes to each Purchaser, in up to three purchases, in increments of $50,000,000, according to each Purchaser’s Commitment as set forth on Schedule 1.1 hereto, for an aggregate purchase price not to exceed $150,000,000 (each, a “Second Purchase”).
(c)Subject to the terms and conditions of this Agreement (including the conditions precedent set forth in Sections 3.1, 3.4 and 3.5), on a Third Purchase Date, at the option of Issuer and subject to the approval of each Purchaser agreeing to participate therein, in its sole discretion, one or more Purchasers may, severally and not jointly, purchase Notes from Issuer, and Issuer agrees to issue and sell such Notes to each such Purchaser, in up to four purchases, in increments of $50,000,000, according to allocations to be agreed upon by the participating Purchasers in their sole discretion, for an aggregate purchase price not to exceed $200,000,000 (each, a “Third Purchase”; together with the First Purchase and any Second Purchases, individually, a “Purchase” and collectively the “Purchases”), in each case for the purposes of financing a Permitted Acquisition.
Notwithstanding anything to the contrary herein, (A) each Purchaser’s Commitments shall expire on the applicable Commitment Termination Date, (B) no Purchaser shall be committed to purchase any Notes as part of any Third Purchase, (C) the Purchasers’ aggregate Commitments shall not exceed $400,000,000, and (D) the aggregate purchase price of Notes to be issued pursuant to this Agreement will not exceed $600,000,000.
Section 2.2Payments of Repayment Amount, Revenue Payments and Milestone Payments.
(a)Repayment of the Notes. The Repayment Amount, together with any accrued and unpaid Default Interest and Reimbursable Expenses, shall be due and payable in full on the earlier of (i) the Maturity Date and (ii) the date that all Obligations are accelerated and become due and payable pursuant to Section 9.1 or otherwise. To the extent redeemed or otherwise repaid, the Notes may not be re-issued and the principal amount thereunder may not be re-borrowed.
(b)Voluntary Repurchase and Repayment. Issuer shall have the option to repurchase all of the outstanding Notes under this Agreement, provided that Issuer provides at least three Business Days’ advance written notice to Purchaser Agent of the date of such repurchase and payment. On the applicable date, Issuer shall repurchase the Notes by paying the Repayment Amount, plus all accrued and unpaid Default Interest, Reimbursable Expenses and all other Obligations (other than inchoate indemnity or reimbursement obligations for which no claim has been made) to the Purchasers. Notwithstanding anything to the contrary contained in this Agreement, Issuer may rescind any notice of full repurchase and payment pursuant to this Section 2.2(b) if such repurchase would have resulted from a refinancing of the Obligations, a Change of Control or other transaction which refinancing, Change of Control or other transaction shall not be consummated or shall otherwise be delayed; provided that Issuer must provide Purchaser Agent with a new notice at least one Business Day prior to any repurchase date if Issuer has rescinded the prior notice. Upon repurchase of the Notes pursuant to this Section 2.2(b), the Purchasers’ remaining Commitments shall immediately and irrevocably terminate.

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(c)True-Up Payment. If the Test Date Condition is not satisfied on the Test Date, then Issuer will, on the True-Up Payment Date, make a one-time payment to each Purchaser in accordance with its Pro Rata Share, by wire transfer of immediately available funds to the account or accounts designated by such Purchaser, in an amount equal to 100% of the aggregate Funded Amount of all Notes as of the Test Date less the Total Payments (excluding (I) any Revenue Payments made pursuant to Section 2.2(d)(iv) and (II) if Troriluzole Approval has not occurred as of the Test Date, any Milestone Payments) as of the Test Date (such amount, the “True-Up Payment”).
(d)Revenue Payments.
(i)From and after the commencement of the Revenue Payment Period and so long as the First Purchase Date has occurred, Issuer shall pay to the Purchasers the Revenue Payments quarterly in cash on each Payment Date until the end of the Revenue Payment Period.
(ii)With respect to each calendar quarter commencing with the first Payment Date following the First Purchase Date and continuing on each successive Payment Date thereafter during the Revenue Payment Period, Issuer shall pay to the Purchasers the Revenue Payment for such calendar quarter on the Payment Date at the end of such calendar quarter, with Net Sales for such payment to be calculated based on the Obligors’ gross cash receipts for such calendar quarter; provided that all payments in respect of any calendar quarter shall be subject to reconciliation based on (A) the final Net Sales for the applicable calendar quarter on the Payment Date for the subsequent calendar quarter and (B) the final Net Sales for the applicable calendar year in which such calendar quarter occurs based on the audited financial statements for such calendar year on the Payment Date for the first calendar quarter of the subsequent calendar year, in each case of (A) and (B), with such reconciliation to be prepared by Issuer and delivered to the Purchasers and Purchaser Agent in the form of a Reconciliation Report in accordance with Section 6.2(b). With respect to each reconciliation, any overpayments shall be credited against, and any underpayments shall be added to, the immediately subsequent Revenue Payment. For the avoidance of doubt, the Purchasers shall not be required to refund any Revenue Payments.
(iii)If any Obligor or Affiliate recovers monetary damages from a Third Party in an action brought for such Third Party’s infringement, misappropriation or other violation of any Troriluzole Intellectual Property, then (i) such damages will be allocated first to the reimbursement of any expenses incurred by such Obligor or Affiliate in bringing such action (including reasonable and documented out-of-pocket attorney’s fees, charges and disbursements) not already reimbursed from other damages awarded under the same action, (ii) any remaining amount of such damages will be reduced, if applicable, to comply with any required allocation of recovered damages with such Obligor’s or Affiliate’s licensors or (sub)licensees, and (iii) any residual amount of such damages after application of clauses (i) and (ii) will be treated as Net Sales of Troriluzole for purposes of calculating Revenue Payments under this Agreement.
(iv)In the event there is any Involuntary Disposition of intangible Collateral, 100% of the aggregate Cash proceeds of such Involuntary Disposition (net of (a) direct, documented out-of-pocket costs incurred in connection therewith that are payable to Third Parties, (b) taxes payable as a result thereof, and (c) the amount necessary to retire any Indebtedness secured by a Permitted Priority Lien on the related property) will be paid promptly (and in any event within 10 Business Days of receipt) to Purchasers and treated as Revenue Payments under this Agreement.
(e)Milestone Payments. Following the Milestone, Issuer will pay to the Purchasers the Milestone Payment Amount (I) if the Milestone occurs prior to the Test Date, in equal installments, with the first installment being due on the 10th Business Day following the date of the Milestone and subsequent installments being due on each Payment Date thereafter (excluding the Payment Date for the quarter in which the first installment payment is made) through (and including) the Test Date, and (II) if the Milestone occurs after the Test Date, in one lump sum due on the 10th Business Day following the date of such Marketing Approval; provided that if any Second Purchase or Third Purchase is funded after the occurrence of the Milestone but prior to the Test Date, the Milestone Payment Amount shall be increased as of the date of such Second Purchase or Third Purchase, as applicable, to include an additional amount equal to 35% of such Second Purchase or Third Purchase, as applicable, which additional amount shall be payable in equal installments on each Payment Date thereafter through (and

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including) the Test Date. Each payment of all or a portion of the Milestone Payment Amount pursuant to the preceding sentence is a “Milestone Payment”. The Milestone Payment Amount will be fully earned, due and payable upon the Milestone, and each Milestone Payment, once paid, will not be refundable under any circumstances.
(f)Change of Control. In the event of any Change of Control, Issuer shall provide at least 10 Business Days’ prior written notice of the anticipated date of such Change of Control to Purchaser Agent and the Purchasers. In connection with any Change of Control, the Required Purchasers in their sole discretion may require Issuer to repurchase the Notes by paying the Repayment Amount, plus all accrued and unpaid Default Interest, all Reimbursable Expenses, and all other outstanding Obligations (other than inchoate indemnity or reimbursement obligations for which no claim has been made) under this Agreement. If the Required Purchasers require Issuer to repurchase the Notes, the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof no later than five Business Days after receipt of Issuer’s notice of a Change of Control. If the Required Purchasers have elected to require Issuer to repurchase the Notes pursuant to this Section 2.2(f), Issuer shall make such repurchase and payment immediately prior to, or concurrently with, the consummation of such Change of Control (or on such later date as is acceptable to the Required Purchasers in their sole discretion) by paying the Repayment Amount, plus all accrued and unpaid Default Interest, all Reimbursable Expenses and all other Obligations (other than inchoate indemnity or reimbursement obligations for which no claim has been made) to the Purchasers.
Section 2.3Payments; Default Interest
(a)Payments. Except as otherwise expressly provided herein, all payments by Issuer under the Note Documents shall be made to the respective Purchaser to which such payments are owed (or in the case of any Obligations owed to Purchaser Agent, to Purchaser Agent), at such Purchaser’s office (or if applicable, Purchaser Agent’s office) in immediately available funds on the date specified herein. Payments received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the preceding Business Day. All payments to be made by Issuer or any Guarantor hereunder or under any other Note Document, including Revenue Payments, Milestone Payments, any True-Up Payment, the Repayment Amount and any Default Interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. All Revenue Payments, Milestone Payments, any True-Up Payment, the Repayment Amount and any Default Interest paid hereunder shall be made to each Purchaser in accordance with its Pro Rata Share and shall be applied on a pro rata basis to the outstanding First Notes, Second Notes and Third Notes, as applicable, in accordance with the portion of the Funded Amount represented by each of the First Notes, Second Notes and Third Notes, as applicable.
(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default under Section 8.1, all past due payments in respect of the Obligations shall accrue interest at a fixed per annum rate equal to the Prime Rate plus 5.00% (such rate, the “Default Rate” and such interest, “Default Interest”). Payment or acceptance of Default Interest is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Purchaser Agent or any Purchaser.
Section 2.4Form of Notes; Note Record. The Notes shall be substantially in the form attached as Exhibit D hereto, and the terms of this Agreement shall be incorporated by reference into the Notes as if set forth therein; provided that in the event of any conflict between the terms of this Agreement and the Notes, the terms of this Agreement shall control. Issuer irrevocably authorizes each Purchaser to make or cause to be made, on or about the Purchase Date of any Notes or at the time of receipt of any Revenue Payment, Milestone Payment or True-Up Payment on such Purchaser’s Note, an appropriate notation on such Purchaser’s Note Record reflecting the purchase of such Notes or (as the case may be) the receipt of such payment. The outstanding Repayment Amount of each Note set forth on such Purchaser’s Note Record shall be prima facie evidence of the Repayment Amount thereof owing and unpaid to such Purchaser, but the failure to record, or any error in so recording, any such amount on such Purchaser’s Note Record shall not limit or otherwise affect the obligations of Issuer under any Note or any other Note Document to pay the Repayment Amount, and any Default Interest accrued thereon, in

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respect of any Note when due. Upon receipt of an affidavit of an officer of a Purchaser as to the loss, theft, destruction, or mutilation of its Note, Issuer shall issue, in lieu thereof, a replacement Note with the same Repayment Amount thereof and of like tenor.
Section 2.5Reimbursable Expenses. Issuer shall pay all Reimbursable Expenses (including documented attorneys’ fees of outside counsel and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, except as set forth in Section 3.1(d) and Section 3.2(k), within 20 Business Days of the delivery of an invoice therefor, or if later, when due. It is the intention of the parties hereto that Issuer shall pay Reimbursable Expenses directly. In the event Purchaser Agent or any Purchaser pays any of such expenses directly, Issuer will promptly reimburse Purchaser Agent or such Purchaser for such expenses following written notice to Issuer of such expenses (such notice to be accompanied applicable invoices).
ARTICLE III
CONDITIONS PRECEDENT
Section 3.1Conditions Precedent to the Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:
(a)this Agreement, duly executed by Issuer and each Guarantor;
(b)an irrevocable Purchase Notice in respect of the First Purchase;
(c)a completed Perfection Certificate for Parent and each of its Subsidiaries; and
(d)Issuer shall have paid all Reimbursable Expenses then due and payable to the extent invoiced at least one Business Day prior to the Effective Date.
Section 3.2Conditions Precedent to the First Purchase Date. The obligation of each Purchaser to make the First Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:
(a)UCC-1 financing statements in proper form for filing against each Obligor in its jurisdiction of organization (determined in accordance with the UCC);
(b)short-form security agreements for Intellectual Property constituting Collateral in proper form for filing against each Obligor with the United States Patent and Trademark Office or the United States Copyright Office, as applicable;
(c)the BVI Collateral Documents and the Cayman Share Mortgage (including the deliverables and registration requirements set forth therein);
(d)insurance certificates in favor of Purchaser Agent and in form and substance satisfactory to Purchaser Agent with respect to all property and general liability insurance policies of the Obligors;
(e)(i) the Operating Documents of each Obligor, certified by the secretary or an assistant secretary, director or appropriate Responsible Officer, as applicable, of the applicable Obligor, (ii) to the extent such concept is recognized or customary for transactions of this type in the jurisdiction of incorporation of each Obligor, good standing certificates of such Obligor certified by the Secretary of State (or equivalent agency) of such Obligor’s jurisdiction of incorporation, organization or formation or issued by the Registrar of Corporate Affairs (in respect of any BVI Obligor) each dated as of a recent date prior to the First Purchase Date; (iii) incumbency certificates for each Obligor; and (iv) in respect of any BVI Obligor, a registered agent’s certificate dated no more than one month prior to this Agreement issued

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by such BVI Obligor’s registered agent with copies of the register of directors, register of members and register of charges (if any) certified by the registered agent attached thereto;
(f)copies of resolutions duly approved by the board of directors (or other governing body, as applicable) of each Obligor, certified by the secretary or an assistant secretary, director or appropriate Responsible Officer, as applicable, of such Obligor, authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Note Documents to which it is a party;
(g)customary lien searches, as Purchaser Agent shall request, dated as of a recent date prior to the First Purchase Date, accompanied by written evidence (including any UCC termination statements) that the Liens revealed from such searches either constitute Permitted Liens or have been or, in connection with Notes issued on the First Purchase Date, will be terminated or released;
(h)duly executed legal opinions of Covington & Burling LLP, as U.S. counsel to the Obligors, Maples and Calder, as BVI counsel to the Obligors, and Maples and Calder, as Cayman Islands counsel to the Obligors, dated as of the First Purchase Date and in form and substance satisfactory to Purchaser Agent;
(i)a duly executed Intercompany Subordination Agreement;
(j)Issuer shall have made available to Purchaser Agent a permanent record, in form reasonably satisfactory to Purchaser Agent, of all documents and materials uploaded to the ShareVault data room related to the transactions contemplated by this Agreement prior to the Effective Date (e.g., a USB drive containing copies of such documents and deliverables); and
(k)Issuer shall have paid all Reimbursable Expenses then due and payable to the extent invoiced at least one Business Day prior to the First Purchase Date.
Section 3.3Conditions Precedent to any Second Purchase Date. The obligation of each Purchaser to make each Second Purchase is subject to the satisfaction of the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:
(a)the First Purchase shall have occurred;
(b)the FDA Approval Date shall have occurred; and
(c)the applicable Second Purchase Date shall occur on or prior to the applicable Commitment Termination Date.
Section 3.4Conditions Precedent to any Third Purchase Date. Each Third Purchase is subject to the approval of each participating Purchaser in its sole discretion, and each Third Purchase Date shall occur on or prior to June 30, 2026 (or such later date as specified in writing by the Required Purchasers in their sole discretion). It is understood and agreed that the making of any Third Purchase shall be at each participating Purchaser’s sole discretion.
Section 3.5Conditions Precedent to all Note Purchases. The obligation of each Purchaser to make any Purchase is subject to the following conditions precedent, the satisfaction or performance of which may be waived by the Required Purchasers in their sole discretion:
(a)within the time period required by Section 3.8 (or such shorter period as agreed in writing by Purchaser Agent and the Purchasers), receipt by Purchaser Agent of an executed Purchase Notice;
(b)the representations and warranties in Article V hereof shall be true and correct in all material respects on the date of the Purchase Notice and on the Purchase Date of each purchase of

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Notes; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date;
(c)no Default or Event of Default shall have occurred and be continuing or result from the purchase of Notes;
(d)Since December 31, 2024, there has not been any event or circumstance, either individually or in the aggregate, that has resulted in a Material Adverse Change that is continuing or could reasonably be expected to result in a Material Adverse Change;
(e)Purchasers shall have received duly executed Notes and in favor of each Purchaser with respect to the Notes purchased by such Purchaser in such Purchase;
(f)Issuer shall have provided updates to the information in the Perfection Certificate since the Effective Date or the most recent update thereto; and
(g)payment of Reimbursable Expenses then due as specified in Section 2.5 hereof.
Section 3.6Post-Closing Items. Following the First Purchase Date:
(a)Issuer agrees to deliver to Purchaser Agent, within 45 days of the First Purchase Date, duly executed Control Agreements, in form and substance satisfactory to Purchaser Agent, with respect to any U.S. Collateral Accounts maintained by Issuer or any other Obligor;
(b)Issuer agrees to deliver to Purchaser Agent, within 30 days of the First Purchase Date, all certificate(s) for the Shares representing Equity Interests in Subsidiaries of each Obligor (where such certificates are in issue), duly endorsed in blank (where applicable), in each case subject to the Agreed Security Principles;
(c)Issuer agrees to deliver to Purchaser Agent, within 60 days of the First Purchase Date, additional insured or lenders’ loss payee endorsements, as applicable, with respect to all property and general liability insurance policies of the Obligors, in each case in favor of Purchaser Agent and in form and substance satisfactory to Purchaser Agent with respect to all property and general liability insurance policies of the Obligors; and
(d)    Issuer agrees to use commercially reasonable efforts for a period of 180 days following the First Purchase Date to deliver to Purchaser Agent (I) a bailee waiver or landlord consent in form and substance satisfactory to Purchaser Agent, executed in favor of Purchaser Agent in respect of each third party bailee or landlord, as applicable, where Issuer or any Subsidiary maintains Collateral having a book value in excess of $5,000,000, other than any bailee waivers and landlord consents not required to be delivered pursuant to the Agreed Security Principles and (II) subject to the Agreed Security Principles, appropriate security documentation, in form and substance satisfactory to Purchaser Agent, to provide Purchaser Agent with a first priority (subject to Permitted Priority Liens) perfected security interest in all jurisdictions where Parent or any Subsidiary maintains Collateral having a book value in excess of $5,000,000.
Section 3.7Covenant to Deliver. Issuer agrees to promptly deliver to Purchaser Agent and the Purchasers, as applicable, each item required to be delivered to Purchaser Agent under this Article III as a condition precedent to any purchase of Notes. Issuer expressly agrees that a purchase of Notes made prior to the receipt by Purchaser Agent or any Purchaser of any such item shall not, unless expressly waived in writing, constitute a waiver by Purchaser Agent or any Purchaser of Issuer’s obligation to deliver such item, and any such purchase of Notes in the absence of a required item shall be made in each Purchaser’s sole discretion.

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Section 3.8Procedures for Issuance and Purchase. Subject to the prior satisfaction of all other applicable conditions to the purchase of Notes set forth in this Agreement, to issue Notes, with respect to each Purchase, Issuer shall notify the Purchasers (which notice shall be irrevocable) by electronic mail by 12:00 noon Eastern time 12 Business Days (or such shorter periods as agreed in writing by Purchaser Agent and the Purchasers) prior to the date the Notes are to be issued; provided that with respect to the First Purchase, two Business Days’ advance notice shall suffice. Together with any such electronic notification, Issuer shall deliver to the Purchasers by electronic mail a completed Purchase Notice executed by a Responsible Officer of Issuer or his or her designee. The Purchasers may rely on any electronic notice given by a person whom a Purchaser reasonably believes is a Responsible Officer of Issuer or designee. On each Purchase Date, each Purchaser shall credit and/or transfer (as applicable) to a Deposit Account specified by Issuer for such purpose, an amount equal to the purchase price of the Notes purchased by such Purchaser on such Purchase Date. Notwithstanding anything to the contrary contained in this Agreement, with respect to any Second Purchase, if, after such notification and prior to the applicable Second Purchase Date, Issuer provides written notice to Purchaser Agent that the condition precedent set forth in Section 3.5(b), Section 3.5(c) or Section 3.5(d) cannot reasonably be expected to be satisfied on such Second Purchase Date for any reason other than an intentional act or omission by Parent or any Subsidiary (together with a reasonably detailed description of the applicable event or condition that resulted in such condition no longer being satisfied), then if the Purchasers proceed with such Second Purchase, the Purchasers will be deemed to have waived such condition precedent (but only with respect to the event or condition so described).
ARTICLE IV
CREATION OF SECURITY INTEREST
Section 4.1Grant of Security Interest. Each Obligor hereby grants Purchaser Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in all of such Obligor’s right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each Obligor represents, warrants, and covenants that, upon the granting of security pursuant to the preceding sentence and the taking of the actions contemplated by Schedule 4.1 (as updated from time to time after the First Purchase Date in respect of assets acquired or Obligors acquired or formed after the First Purchase Date), the security interests granted herein and in the Foreign Collateral Documents are and shall at all times thereafter continue to be a first priority (subject to Permitted Priority Liens and in the case of security interests granted pursuant to the Foreign Collateral Documents, Agreed Security Principles) perfected security interest in the Collateral to the extent that a first priority security interest therein may be perfected by taking the actions contemplated by the Note Documents.
If this Agreement is terminated, Purchaser Agent’s Lien in the Collateral shall continue until Payment in Full. Upon Payment in Full, Purchaser Agent’s security interest in the Collateral shall automatically terminate and all rights therein shall revert to the applicable Obligor with no further action on the part of any Person and Purchaser Agent shall, at the sole cost and expense of the Obligors, return all possessory collateral on hand to the Obligors and deliver such UCC termination statements and take such actions and deliver such other documentation as shall be reasonably requested by any Obligor to effect the termination and release of Purchaser Agent’s Lien.
Upon any Transfer (other than a lease or license) of property expressly permitted by Section 7.1 to any Person that is not an Obligor or required to become an Obligor pursuant to Section 6.11 (after giving effect to such Transfer) and otherwise permitted by this Agreement, Purchaser Agent’s security interest in such property shall automatically be released and all rights therein shall revert to the applicable Obligor with no further action on the part of any Person and Purchaser Agent shall, at the sole cost and expense of the Obligors, return all applicable possessory collateral on hand to the Obligors and deliver such UCC termination statements and take such actions and deliver such other documentation as shall be reasonably requested by Issuer to effect the release of Purchaser Agent’s Lien.

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In the case of any Permitted License of Troriluzole Intellectual Property, Purchaser Agent agrees to enter into any non-disturbance agreement to the extent reasonably requested by any Licensee party to such Permitted License, in form and substance reasonably acceptable to Purchaser Agent and any such licensee (a “Non-Disturbance Agreement”).
Section 4.2Authorization to File Financing Statements. Each Obligor hereby authorizes Purchaser Agent, at Issuer’s or such Obligor’s sole cost and expense, to file financing statements, make any registration or take any other action, without notice to any Obligor, with all appropriate jurisdictions (as determined by Purchaser Agent subject to the Agreed Security Principles) to perfect or protect Purchaser Agent’s interest or rights under the Note Documents.
Section 4.3Pledge of Collateral. Each Obligor hereby pledges, charges, assigns and grants to Purchaser Agent, for the benefit of the Secured Parties, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, shares and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the First Purchase Date, or, to the extent not certificated as of the First Purchase Date, within 10 days of the certification of any Shares, the certificate or certificates for such Shares will be delivered to Purchaser Agent, accompanied by an instrument of assignment or instrument of transfer duly executed in blank by the applicable Obligor; provided, that for the avoidance of doubt, this sentence shall not apply to marketable equity securities held in Controlled Accounts. To the extent required by the terms and conditions governing any such Shares, the Obligors shall cause (or, with respect to the Shares of any entity that is minority owned by the Obligors, use commercially reasonable efforts to cause) the Books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of such Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Purchaser Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Purchaser Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Purchaser Agent or its transferee. Each Obligor will execute and deliver such documents, and take or cause to be taken such actions, as Purchaser Agent may reasonably request to perfect or continue the perfection of Purchaser Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing and unless Purchaser Agent has provided written notice of such Event of Default to Issuer, each Obligor shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon delivery of such written notice from Purchaser Agent but shall be reinstated upon such Event of Default ceasing to exist. The terms of this Section 4.3 shall, in each case, be subject to the Agreed Security Principles.
Section 4.4BVI Registration. Each BVI Obligor shall, within five Business Days after execution of this Agreement:
(a)create and maintain a Register of Charges for such BVI Obligor to the extent this has not already been done in accordance with section 162 of the BVI Act;
(b)enter particulars as required by the BVI Act of the security interests created pursuant to this Agreement in such BVI Obligor’s Register of Charges and promptly after entry of such particulars has been made, provide Purchaser Agent with a certified true copy of the updated Register of Charges; and
(c)effect registration, or assist Purchaser Agent in effecting registration, of this Agreement with the Registrar of Corporate Affairs pursuant to section 163 of the BVI Act by making the required filing, or assisting Purchaser Agent in making the required filing, in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to Purchaser Agent that such filing has been made.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Obligor represents and warrants to Purchaser Agent and the Purchasers, as of the Effective Date, the First Purchase Date, each Second Purchase Date, each Third Purchase Date, and each other date on which these representations and warranties are made or brought down, as applicable, as follows:
Section 5.1Due Organization, Authorization: Power and Authority. Parent and each of its Subsidiaries is duly existing and, to the extent such concept is recognized in the applicable jurisdiction, in good standing as a Registered Organization in its jurisdictions of organization, incorporation or formation and Parent and each of its Subsidiaries is qualified and licensed to do business and, to the extent such concept is recognized in the applicable jurisdictions, is in good standing (if such concept exists under the relevant jurisdiction) in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. In connection with this Agreement, Parent on behalf of itself and each other Obligor has delivered to Purchaser Agent a completed perfection certificate signed by a director or an officer of such Obligor (as updated from time to time (without retroactive effect) pursuant to Section 6.2, the “Perfection Certificate”). Each Obligor represents and warrants that (a) such Obligor’s exact legal name is that which is indicated on the Perfection Certificate and on the signature page of each Note Document to which it is a party; (b) each Obligor is an organization of the type and is organized or incorporated in the jurisdiction set forth on the Perfection Certificate; (c) the Perfection Certificate accurately sets forth each Obligor’s organizational or company identification number or accurately states that such Obligor has none; (d) the Perfection Certificate accurately sets forth each Obligor’s place of business, or, if more than one, its chief executive office or principal place of business, as applicable, as well as each Obligor’s mailing address (if different than its chief executive office); (e)  except as noted in the Perfection Certificate, each Obligor (and each of its respective predecessors) has not, in the past five years, changed its jurisdiction of organization or incorporation, organizational structure or type, or any organizational or company number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to the Obligors and the Subsidiaries, is accurate, correct and complete in all material respects.
The execution, delivery and performance by each Obligor of the Note Documents to which it is a party have been duly authorized, and do not (a) conflict with such Obligors’ organizational documents, including its respective Operating Documents, or (b) except as could not reasonably be expected to result in a Material Adverse Change (i) contravene, conflict with, constitute a default under or violate any Requirement of Law applicable thereto, (ii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Issuer or such Obligor, or any of their property or assets may be bound or affected, (iii) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and except for appropriate security interest filings to be made in any applicable jurisdiction) or are being obtained pursuant to Section 6.1(c), or (iv) constitute a breach, default or event of default under any Material Agreement by which Issuer or any of such Obligor, or their respective properties, is bound. No Obligor is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to result in a Material Adverse Change.
Section 5.2Collateral and Guarantees.
(a)Each Obligor has good title to, or has rights in, and has the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Note Documents, free and clear of any and all Liens except Permitted Liens, and no Obligor has any Deposit Accounts, Securities Accounts, Commodity Accounts or other bank or investment accounts other than the Collateral Accounts and the Excluded Accounts, if any, described in the Perfection Certificate delivered to Purchaser Agent in connection herewith with respect of which Issuer or such Obligor has given Purchaser Agent notice and,

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subject to Section 3.6, and other than with respect to the Excluded Accounts, taken such actions as are necessary to give Purchaser Agent a perfected security interest therein.
(b)Except as disclosed to Purchaser Agent in writing, no Obligor is a party to, nor is bound by, any Restricted License the termination or breach of could reasonably be expected to result in a Material Adverse Change.
(c)As of the Effective Date and the First Purchase Date, except as noted on the Perfection Certificate, neither Parent nor any of its Subsidiaries owns or has title to or interest in, any real property, except for leasehold interest in the real property leased by it as is necessary or desirable to the conduct of its business.
(d)As of the Effective Date and the First Purchase Date, each Subsidiary that is not an Obligor is an Excluded Foreign Subsidiary.
Section 5.3Litigation. Except as disclosed (i) in the Perfection Certificate delivered on or prior to the Effective Date or (ii) in accordance with Section 6.9 hereof, there are no actions, audits, suits, investigations, or proceedings (including any Environmental Claims) pending or, to the knowledge of Parent, threatened in writing by or against Parent or any of its Subsidiaries involving more than $10,000,000. Except as disclosed on the Perfection Certificate delivered on or prior to the Effective Date, there are no actions, audits, suits, investigations or proceedings (including any Environmental Claims) pending or threatened in writing by or against Parent or any of its Subsidiaries, which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.
Section 5.4No Material Deterioration in Financial Condition; Financial Statements.
(a)All consolidated financial statements for Parent and its Subsidiaries and the consolidated financial statements for each Subsidiary for the periods prior to the acquisition thereof by Parent delivered to Purchaser Agent fairly present, in conformity with GAAP in all material respects, the consolidated financial condition of Parent and its Subsidiaries or such Subsidiary, as applicable, and the consolidated results of operations of Parent and its Subsidiaries or such Subsidiary, as applicable. There has not been any material deterioration in the consolidated financial condition of Parent and its Subsidiaries since the date of the most recent financial statements submitted to any Purchaser (or in the case of the Effective Date and First Purchase Date, March 31, 2025).
(b)Since December 31, 2024, (A) there has not been any Transfer by Parent or any Subsidiary of any material part of the business or property of Parent or such Subsidiary, and (B) there has been no Investment or acquisition of any business or material property by Parent or any Subsidiary, in each case, as of the Effective Date and the First Purchase Date, that has not been reflected in draft consolidated financial statements of Parent for the quarter ended March 31, 2025 delivered to Purchaser Agent or otherwise disclosed on Schedule 5.4.
Section 5.5Solvency. Each of Parent and Issuer is, and will be, after giving effect to the issuance of the Notes, Solvent. The Obligors, taken as a whole, are, and will be, after giving effect to the issuance of the Notes, Solvent.
Section 5.6Compliance with Laws.
(a)Parent, its Subsidiaries, and, to the knowledge of Parent, their respective licensors relating to each Product and their respective Licensees are in compliance with, and at all times during the past three years prior to the Effective Date have complied with, as of the Effective Date and the First Purchase Date, all material Requirements of Law, and as of any other applicable date, all Requirements of Law, applicable to Parent or any Subsidiary and by which any property or any asset of Parent or any Subsidiary is bound, except, other than on the Effective Date and the First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change. None of Parent, any Subsidiary or, to the knowledge of Parent, their respective licensors relating to each Product and their respective Licensees, have violated any Requirement of Law which violation could reasonably be expected to result in a Material Adverse Change. Neither Parent nor any Subsidiary nor, to the knowledge of Parent, any

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licensor or Licensee relating to Troriluzole has received notice of any alleged or actual violation of any Requirement of Law, except, other than on the Effective Date and the First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change. To the knowledge of Parent, no investigation or review is pending or threatened by any Governmental Authority with respect to any alleged violation by Parent or any Subsidiary of any Requirement of Law, except, other than on the Effective Date and the First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change.
(b)[Reserved.]
(c)Neither Parent nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Parent nor any of its Subsidiaries is engaged as one of its important activities in extending credit for Margin Stock. None of the proceeds of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying Margin Stock.
(d)Neither Parent nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Parent’s nor any of its Subsidiaries’ properties or assets has been used by Parent or such Subsidiary or, to the knowledge of Parent, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in, as of the Effective Date and the First Purchase Date, material compliance, and as of any other applicable date, compliance, with applicable laws, except, other than on the Effective Date and the First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change. Parent and each of its Subsidiaries has obtained, as of the Effective Date and the First Purchase Date, all material consents, approvals and authorizations of, and as of any other applicable date, all consents, approvals and authorizations of, and, in each case, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, except, other than on the Effective Date and the First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change.
(e)None of Parent, any of its Subsidiaries, or any of their Affiliates or, to the knowledge of Parent, any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Sanctions, Anti-Terrorism Law or Anti-Corruption Laws, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Sanctions, Anti-Terrorism Law or Anti-Corruption Laws, or (iii) a Sanctioned Person. None of Parent, any of its Subsidiaries or any of their Affiliates or, to the knowledge of Parent, any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) directly or indirectly conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person in violation of Sanctions, (y) directly or indirectly deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked or sanctioned pursuant to any Sanctions (including Executive Order No. 13224, any similar executive order), or Anti-Terrorism Law, or (z) has directly or indirectly paid, made, offered, promised, authorized, solicited, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other improper payment to or from any Person in order to obtain or retain business, for any improper advantage, in violation of Anti-Corruption Laws.
(f)In the past three years, neither Parent nor any of its Subsidiaries, nor any of their respective officers, directors, employees (each in their capacity as such) nor, to the knowledge of Parent, any of their respective independent contractors or agents have (a) on the Effective Date and the First Purchase Date, materially violated and (b) on any other date, violated, other than as could not reasonably be expected to result in a Material Adverse Change: (A) (i) the U.S. federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq) and its implementing regulations; (ii) the Public Health Service Act (42 U.S.C. §§ 201 et seq); (iii) civil False Claims Act found at 31 U.S.C. §§3729 et seq; (iv) the criminal False Claims Act found at 42 U.S.C. §1320a-7b(a); (v) the Civil Monetary Penalties Law found at 42 U.S.C. §1320a-7a; or (vi) the federal anti-kickback statute found at 42 U.S.C. §1320a-7b(b), the Foreign Corrupt Practices Act of 1977, as amended, or any other Anti-Corruption Law or any other anti-bribery or

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analogous state, local or foreign fraud and abuse law; or (B) (i) the federal prohibitions on physician self-referrals found at 42 U.S.C. § 1395nn, and analogous state self-referral prohibitions; (ii) any of the provisions of 42 U.S.C. § 1320a-7, which are, as applicable, cause for mandatory or permissive exclusion from Medicare, Medicaid, or any other State health care program or federal health care program as defined in 42 U.S.C. § 1320a-7b(f); (iii) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, in each case as amended, and the regulations promulgated thereunder; (iv) the health care fraud provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), in each case as amended, and the regulations promulgated thereunder or (v) any other federal, state or local Requirement of Law or regulation of general applicability to health care fraud, governing or regulating pharmaceutical or device manufacturers or reimbursement for any Product, including but not limited to, all applicable Medicare and Medicaid statutes and regulations, or any analogous law of any other Governmental Authority (collectively, “Healthcare Laws”).
Section 5.7Investments. Neither Parent nor any of its Subsidiaries owns any Equity Interests except for Permitted Investments.
Section 5.8Tax; Pension Contributions.
(a)Parent and each of its Subsidiaries has timely filed all required U.S. federal income and other material tax returns and reports, and Parent and each of its Subsidiaries, has timely paid all U.S. federal income and other material foreign, state, provincial and local taxes, assessments, deposits and contributions owed by Parent and such Subsidiaries, in all jurisdictions in which Parent or any such Subsidiary is subject to taxes, including, without limitation, the United States, unless such taxes are being contested in good faith through appropriate proceedings.
(b)Except as disclosed in the Perfection Certificate, Parent is not aware of any claims or adjustments proposed for any of Parent’s or any Subsidiaries’ prior tax years which could result in material additional taxes becoming due and payable by Parent or any of its Subsidiaries.
(c)Under the law of each Obligors’ jurisdiction of organization or incorporation it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Note Documents or the transactions contemplated thereby other than immaterial fees required to be paid in connection with any filing required to perfect a security interest.
(d)Except as disclosed on Schedule 5.8, Parent and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Parent nor any of its Subsidiaries have withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in material liability of Parent or its Subsidiaries, including, without limitation, any liability to the Pension Benefit Guaranty Corporation (other than for any required PBGC premiums) or its successors or any other Governmental Authority.
Section 5.9[Reserved].
Section 5.10Shares. Each Obligor has full power and authority to create a first lien or charge on the Shares pledged or charged by it pursuant to the Note Documents and no disability or contractual obligation exists that would prohibit such Obligor from pledging the Shares pursuant to the Note Documents. To the knowledge of Parent, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and, to the extent applicable, non-assessable. To the knowledge of Parent, as of the Effective Date and the First Purchase Date, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and neither Parent nor any Subsidiary knows of any reasonable grounds for the institution of any such proceedings.
Section 5.11Intellectual Property.

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(a)Schedule 5.11(a) sets forth, as of the Effective Date and the First Purchase Date, an accurate, true and complete list of all (i) Patents, including the jurisdiction and patent number and indicating whether each such Patent is owned or in-licensed (and, if in-licensed, the owner of such Patent, and under which In-License such Patent was in-licensed), (ii) Trademarks, (iii) registered Copyrights or applications for registered Copyrights and (iv) domain name registrations and websites, in each case with respect to clauses (i), (ii), (iii) and (iv) above in this clause (a) that constitute Troriluzole Intellectual Property owned by or exclusively licensed to Parent or any of its Subsidiaries. Except as disclosed therein, (A) to the knowledge of Parent, each issued Patent and Trademark listed on Schedule 5.11(a) is valid, enforceable and subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, and (B) each pending Patent listed on Schedule 5.11(a) is subsisting and has not lapsed, expired, been cancelled or become abandoned, except in the ordinary course of business or where such lapse or abandonment could not reasonably be expected to result in a Material Adverse Change.
(b)To the knowledge of Parent, except for Troriluzole Intellectual Property owned by or licensed to Parent or any of its Subsidiaries and set forth on Schedule 5.11(a) (as updated to reflect any Troriluzole Intellectual Property internally developed by Parent and its Subsidiaries, any Permitted Acquisition, or any Transfer permitted pursuant to Section 7.1, of Troriluzole Intellectual Property from time to time after the First Purchase Date), no other Intellectual Property is necessary to use, Develop, Manufacture, import or Commercialize, and/or otherwise exploit Troriluzole. To the knowledge of Parent, the use, Development, Manufacture, import, Commercialization and/or other exploitation by Parent and its Subsidiaries of Troriluzole in the form it exists as of the Effective Date and the First Purchase Date for the treatment of spinocerebellar ataxia does not and will not infringe, misappropriate or violate any Intellectual Property that is owned by or exclusively licensed to a Third Party. To the knowledge of Parent as of the Effective Date and the First Purchase Date, there are no pending patent applications in the United States, or any other jurisdiction owned by or exclusively licensed to a Third Party that, if granted, would be infringed by the use, Development, Manufacture, import, Commercialization and/or other exploitation of Troriluzole in the form it exists as of the Effective Date and the First Purchase Date for the treatment of spinocerebellar ataxia.
(c)There are no unpaid maintenance, annuity or renewal fees currently overdue for any of the material Patents (which includes the Patents set forth on Schedule 5.11(a)) that constitute Troriluzole Intellectual Property and that are (i) owned by an Obligor or any of its Subsidiaries or (ii) exclusively licensed to an Obligor or any of its Subsidiaries (“Material Patents”). To the knowledge of Parent, none of the Obligors, nor any of their Subsidiaries nor any prior owner of such Patent, or any of their respective agents or representatives, has engaged in any conduct, or omitted to perform any necessary act (except, in each case, Transfers explicitly permitted by Section 7.1(j)) the result of which would invalidate or render unpatentable or unenforceable any claims of any Material Patents.
(d)Except as set forth on Schedule 5.11(d) or, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change, to the knowledge of Parent, there is no product of any Third Party that infringes a Material Patent or would infringe a Material Patent upon commercialization of Troriluzole. Except as set forth on Schedule 5.11(d) or, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change to the knowledge of Parent, there is no, nor has there been any, infringement or misappropriation by any Person of any of the Troriluzole Intellectual Property owned by or exclusively licensed to Parent or any of its Subsidiaries or any of the rights therein.
(e)Except as set forth on Schedule 5.11(e) or, other than on the Effective Date and the First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change, there is, and has been, no pending or threatened in writing, decided or settled opposition, interference proceeding, reexamination proceeding, cancellation proceeding, injunction, claim, lawsuit, declaratory judgment, administrative post-grant review proceeding, other administrative or judicial proceeding, hearing, investigation, complaint, arbitration, mediation, International Trade Commission investigation, decree, or any other filed claim (collectively referred to hereinafter as “Disputes”) related to any of the Material Patents, nor has any such Dispute been threatened in writing challenging the legality, validity, enforceability or ownership of any Material Patents. There are no Disputes by any Person or Third Party

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against Parent or its Subsidiaries or, to the knowledge of Parent, any of their respective licensors or Licensees of the Troriluzole Intellectual Property, and neither Parent nor any Subsidiary has received any written notice or claim of any such Dispute, in each case, that pertains to the Troriluzole Intellectual Property and which, other than on the Effective Date or First Purchase Date, could reasonably be expected to result in a Material Adverse Change.
(f)Except as set forth on Schedule 5.11(f), as of the Effective Date and First Purchase Date, to the knowledge of Parent, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations to which any Obligor or any Subsidiary of Obligor is party or by which Obligor or any Subsidiary of Obligor is bound that: (i) restrict the rights of any Obligor or any Subsidiary to use any Troriluzole Intellectual Property for the research, Development, Manufacture, production, use, Commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale, distribution or sale of Troriluzole, or (ii) permit any Third Parties to use any Troriluzole Intellectual Property to exploit Troriluzole, except for the benefit of Parent or its Subsidiaries.
(g)Parent and its Subsidiaries have taken commercially reasonable measures and precautions to protect and maintain (i) the confidentiality of all trade secrets within the Troriluzole Intellectual Property and (ii) the value of all Troriluzole Intellectual Property, except where such failure to take action, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. To the knowledge of Parent, no material trade secret owned by or exclusively licensed to Parent within the Troriluzole Intellectual Property has been published or disclosed to any Person except pursuant to a written agreement requiring such Person to keep such trade secret confidential.
(h)Except as could not reasonably be expected to result in a Material Adverse Change (i) the Material Patents owned by the Obligors or their Subsidiaries have all been assigned by the inventors thereof to the Obligors (either directly or through their Subsidiaries) (“Assigned Patents”), (ii) to the knowledge of Parent, the Material Patents exclusively licensed to the Obligors or their Subsidiaries have all been assigned by the inventors thereof to the applicable licensor listed on Schedule 5.11(a) (“Licensed Patents”); (iii) either Parent, or one of its Subsidiaries (in the case of an Assigned Patent), or, to the knowledge of Parent, the applicable licensor (in the case of a Licensed Patent) is currently recorded (for applications that have been filed at the United States Patent and Trademark Office), or will be recorded (for applications that are to be filed at the United States Patent and Trademark Office at National Phase entry) at the United States Patent and Trademark Office as the sole assignee of such Assigned Patents or Licensed Patents; (iv) to the knowledge of Parent, there are no currently asserted or unasserted claims of any persons disputing the inventorship or ownership of any of such Patents; and (v) there are no liens, security interests or encumbrances that have been filed against any of such Patents.
(i)With respect to the Material Patents, except as set forth on Schedule 5.11(i):
(i)except as could not reasonably be expected to result in a Material Adverse Change, all information and prior art material to such Patents was adequately disclosed, to the extent such disclosure is required, to the relevant patent office or considered by the respective patent offices during prosecution of such Patents;
(ii)subsequent to the issuance of such Patents, no Obligor nor any Subsidiary nor any of their respective predecessors-in-interest, has filed any disclaimer (except for terminal disclaimers filed in response to non-statutory double patenting rejections) or made or permitted any other voluntary reduction in the scope of the inventions claimed in such Patents;
(iii)subsequent to the issuance of such Patents, Parent is not aware of any prior art that would be material to patentability that was not cited to the USPTO during prosecution;
(iv)other than prior art disclosed to the relevant patent office, Parent is not aware of any facts that would form a reasonable basis for invalidation of such Patents;

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(v)Parent is not aware of any material deficiencies or inaccuracies on the experimental data that support the patentability of such Material Patents, and no Obligor nor any Subsidiary is aware of any facts that would form a reasonable basis for invalidation of such Material Patents;
(vi)except as could not reasonably be expected to result in a Material Adverse Change, no subject matter designated allowable or allowed by the U.S. Patent and Trademark Office of such Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any Third Party and have not been the subject of any interference, and such Patents are not and have not been the subject of any re-examination, opposition or any other post-grant proceedings, and Parent does not have knowledge of any basis for any such interference, re-examination, opposition, inter partes review, post grant review, or any other post-grant proceedings;
(vii)if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral;
(viii)neither any Obligor nor any Subsidiary has received an opinion from counsel, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any such Patents is more likely than not to succeed; and
(ix)(A) except as could not reasonably be expected to result in a Material Adverse Change, neither any Obligor nor any Subsidiary, nor any of their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent and (B) to the knowledge of Parent, no prior owner of any such Patent owned by any Obligor or any Subsidiary, nor any of such prior owner’s agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent.
Section 5.12Privacy
(a)Except as could not reasonably be expected to result in a Material Adverse Change, Parent and its Subsidiaries are and have been in compliance with Privacy Laws and with (i) Parent’s privacy policies and public written statements regarding Parent’s or any of its Subsidiaries privacy or data security practices, and (ii) the requirements of any contractual obligations regarding Processing of Personal Data by which Parent or any of its Subsidiaries is bound.
(b)Parent and its Subsidiaries maintain and have maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Data owned, stored, used, maintained or controlled by or on behalf of Parent and its Subsidiaries from and against unlawful, accidental or unauthorized acquisition, access, loss, compromise, destruction, damage, disclosure, encryption, corruption or alteration or misuse. Parent and its Subsidiaries are and have been in compliance in all material respects with all laws relating to data breach notification obligations. To the knowledge of Parent and except as could not reasonably be expected to result in a Material Adverse Change, there has been no occurrence of (i) unlawful, accidental or unauthorized acquisition, access, loss, compromise, destruction, damage, disclosure, encryption, corruption or alteration or misuse (by any means) of Personal Data owned, stored, used, maintained or controlled by or on behalf of Parent or any of its Subsidiaries such that Privacy Laws require or required Parent or any of its Subsidiaries to notify government authorities, affected individuals or other parties of such occurrence or (ii) unauthorized access to or disclosure of Parent’s or any of its Subsidiaries confidential information or trade secrets.
Section 5.13Regulatory Approvals.
(a)Parent has made available to Purchaser Agent any material written reports or other written communications received by Parent, its Subsidiaries and, to the knowledge of Parent, any licensors relating to Troriluzole and any Licensees, from a Governmental Authority that would indicate that any Regulatory Authority (i) is unlikely to grant, or may delay or condition its grant of, any pending

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Regulatory Approval with respect to Troriluzole, (ii) is likely to revise or revoke any current Regulatory Approval granted by any Regulatory Authority with respect to Troriluzole or (iii) is likely to pursue any material compliance actions against any Obligor. As of the Effective Date and the First Purchase Date, there have been no other material communications with the FDA or the EMA concerning Troriluzole or the Obligors’ applications for Regulatory Approval submitted to the FDA or the EMA for Troriluzole that have not been disclosed to Purchaser Agent.
(b)Parent and its Subsidiaries possess all material Regulatory Approvals issued or required by any Regulatory Authority, which Regulatory Approvals are necessary to conduct the business relating to Troriluzole as of the Effective Date and the First Purchase Date, including to conduct the current Clinical Trials relating to Troriluzole, and neither Parent nor any Subsidiary has received any notice of proceedings relating to, and, to the knowledge of Parent, there are no facts or circumstances that would reasonably be expected to lead to, the revocation, suspension, termination or material modification of any such Regulatory Approvals. Except as could not reasonably be expected to result in a Material Adverse Change, all applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Approval relating to Troriluzole from the FDA or other Regulatory Authority relating to Parent or any Subsidiary, their business operations and Troriluzole, when submitted to the FDA or other Regulatory Authority were true, complete and correct in all respects as of the date of submission or any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been submitted to the FDA or other Regulatory Authority. To the knowledge of Parent, none of the officers, directors, employees, agents or consultants of Parent or any Subsidiary has (i) made an untrue statement of material fact or fraudulent statement to any Regulatory Authority or failed to disclose a material fact required to be disclosed to a Regulatory Authority; or (ii) committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991).
(c)Except, other than with respect to clause (iii) below on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change: (i) nonclinical investigations and Clinical Trials conducted on behalf of Parent or any of its Subsidiaries or, to the knowledge of Parent, their respective licensors and licensees relating to Troriluzole were conducted in compliance with applicable laws, including Healthcare Laws, and in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, (ii) the descriptions and the results of such nonclinical investigations and Clinical Trials provided by Parent to Purchaser Agent are accurate and, if conducted by their respective licensors, are, to the knowledge of Parent, accurate and (iii) neither Parent, any Subsidiary nor, to the knowledge of Parent, their respective licensors and licensees relating to Troriluzole have received any written notices, correspondence or other written communication from any Regulatory Authority or comparable authority (including any independent data monitoring committee, institutional review board, ethics committee or similar oversight body) requiring or recommending the termination, suspension, material modification or partial or full clinical hold of any Clinical Trials conducted by or on behalf of such Persons with respect to Troriluzole.
(d)Neither Parent, any Subsidiary nor, to the knowledge of Parent, their respective licensors relating to Troriluzole nor their respective Licensees have received any notices from, or had any written or oral communications with, (i) any Governmental Authority or (ii) any pricing and reimbursement representative of any Person, in each case exercising authority with respect to pricing and reimbursement for Troriluzole, that have resulted in, or would reasonably be expected to result in, any non-coverage decision in respect of, material reduction in the expected pricing of, or material reduction in reimbursement or recoupment of reimbursement with respect to, Troriluzole.
(e)Except as could not reasonably be expected to result in a Material Adverse Change, all manufacturing operations conducted by or on behalf of Parent and its Subsidiaries and, to the knowledge of Parent, their respective licensors and licensees relating to Troriluzole have been and are being conducted in compliance in all respects with current good manufacturing practices set forth in 21 C.F.R. Parts 210, 211, EudraLex, The Rules Governing Medical Products in the European Union, Volume 4, EU Guidelines for Good Manufacturing Practice for Medicinal Products for Human and Veterinary

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Use, and any other applicable current good manufacturing practices. Without limiting the generality of the foregoing, with respect to Troriluzole being tested or manufactured by Parent and its Subsidiaries, neither Parent nor any Subsidiary has received any written notice from any applicable Governmental Authority (including the FDA) that such Governmental Authority is conducting an investigation or review of Parent and its Subsidiaries’ (or any third party contractors therefor) manufacturing facilities and processes for manufacturing Troriluzole or the marketing and sales of Troriluzole, in each case which have identified any material deficiencies or violations of any Requirement of Law or any permit related to the manufacture, marketing and/or sales of Troriluzole that, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change. In addition, as of the Effective Date and the First Purchase Date, no Governmental Authority has issued any order or recommendation stating that the development, testing or manufacturing of Troriluzole by Parent and its Subsidiaries should cease. Neither Parent nor any Subsidiary of Parent has experienced any significant failures in the manufacturing of any Product for commercial sale, except, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change. As of the Effective Date and the First Purchase Date, to the knowledge of Parent, (x) the Obligors or their suppliers expect to have sufficient manufacturing capacity to supply on an annual basis Troriluzole in a volume consistent with the Obligors’ projections delivered to the Purchasers prior to the Effective Date, and (y) there are no shortages of materials or component parts which would lead to a material delay in the supply of Troriluzole.
(f)Except, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change, neither Parent nor any Subsidiary has received from the FDA, a warning letter, Form FDA-483, untitled letter, or similar written correspondence or notice alleging, as of the Effective Date and the First Purchase Date, material violations of laws, and as of any other applicable date, violations of laws, enforced by the FDA with regard to Troriluzole or the manufacture, processing, packaging or holding thereof, the subject of which communication is unresolved.
(g) (i) On any applicable date other than the Effective Date and the First Purchase Date, there have been no field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other notices of action relating to an alleged lack of safety (collectively, “Safety Notices”) of Troriluzole, and to the knowledge of Parent, there are no unresolved product complaints with respect to Troriluzole, except, in each case, as could not reasonably be expected to result in a Material Adverse Change, and (ii) on the Effective Date and the First Purchase Date, there have been no material Safety Notices of Troriluzole, and to the knowledge of Parent, there are no material unresolved product complaints with respect to Troriluzole.
(h)The Obligors have made available to the Purchasers all Regulatory Approvals and all material correspondence with Governmental Authorities (including the FDA) with respect to such Regulatory Approvals, with respect to Troriluzole and all requested documents related to Troriluzole in each case in the possession and control of Parent or its Subsidiaries.
(i)(i) In the past three years, none of Parent, any Subsidiary, any of their employees, officers, directors (in their capacity as such), have been convicted of, or pled nolo contendere to, a Medicare, Medicaid or state health program related criminal offense or a material violation of federal or state law related to fraud, theft, embezzlement, bribery, breach of fiduciary responsibility, false claims for reimbursement, financial misconduct, or obstruction of an investigation of controlled substances, (ii) none of Parent, any Subsidiary nor, to the knowledge of Parent, any of Parent’s or any Subsidiary’s officers, directors, employees, are currently charged with or, to the knowledge of Parent, are currently being investigated for a Medicare, Medicaid or state health program related criminal offense or a violation of federal or state law related to fraud, theft, embezzlement, bribery, breach of fiduciary responsibility, false claims for reimbursement, financial misconduct, or obstruction of an investigation of controlled substances, and (iii) none of Parent, any Subsidiary, any of their respective officers, directors, or employees, or to the knowledge of Parent, agents have been (1) debarred, excluded, suspended or otherwise limited from participation in Medicare, Medicaid or any other state health care program or any federal health care program as defined in 42 U.S.C. § 1320a-7b(f), (2) convicted of any crime for which debarment is mandated by 21 U.S.C. 335a(a) or authorized by 21 U.S.C. 335a(b), or exclusion is required

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pursuant to 42 U.S.C. 1320a-7b and related regulations, nor, to the knowledge of Parent, is any such debarment or exclusion threatened or pending.
(j)Except, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change, (i) no Subsidiary nor, to the knowledge of Parent, any Person employed by or engaged by Parent or any Subsidiary has offered, made or received, or solicited or offered, on behalf of Parent, any Subsidiary or any Person affiliated with Parent or any Subsidiary, any material (provided that such materiality qualifier does not apply after the Effective Date and the First Purchase Date) illegal payment or contribution in cash or in kind, directly or indirectly, including material (provided that such materiality qualifier does not apply after the Effective Date and the First Purchase Date) kickbacks, bribes, rebates, payments, gifts or gratuities, to any Person (including any United States or foreign national or state or local government official, employee or agent or candidate therefor) and (ii) in the past three years, there have been no material (provided that such materiality qualifier does not apply after the Effective Date and the First Purchase Date) false or fictitious entries made in the Books of Parent or any Subsidiary relating to any payment prohibited by applicable law, and Parent and its Subsidiaries have not established or maintained any fund for use in making any such payments.
(k)Neither Parent nor any Subsidiary is subject to a “Deferred Prosecution Agreement”, a “Corporate Integrity Agreement”, “Certification of Compliance Agreement” or similar government-mandated consent agreement or compliance program with the U.S. Department of Justice or Office of Inspector General of the Department of Health and Human Services or other Governmental Authority, nor has any reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority.
(l) (i) Each of Parent and its Subsidiaries (other than any such Person that has no employees) has established, and maintains, a corporate compliance program that addresses applicable Requirements of Law and the material laws of each applicable Governmental Authority having jurisdiction of Parent’s and/or any of its Subsidiaries’ material business and operations and (ii) as of the Effective Date and the First Purchase Date, neither Parent nor any of its Subsidiaries, to the knowledge of Parent, have made any voluntary or involuntary self-disclosure to any Governmental Authority or representative thereof regarding any potential material non-compliance with any Requirement of Law applicable to Parent’s and/or any of its Subsidiaries’ business and operations.
(m)Except, other than on the Effective Date or First Purchase Date, as could not reasonably be expected to result in a Material Adverse Change, (i) Parent and each of its Subsidiaries has complied in all material respects on the Effective Date and the First Purchase Date, and in all respects on any other applicable date, with applicable Requirements of Law requiring transparency with respect to their financial relationships with health care providers, including without limitation the U.S. federal Physician Payments Sunshine Act and related implementing regulations, and (ii) Parent and each of its Subsidiaries has complied in all material respects on the Effective Date and the First Purchase Date, and in all respects on any other applicable date, with all other obligations under applicable Requirements of Law with respect to their interactions with health care providers, including without limitation, laws and regulations regarding corporate practice of health care professions, professional licensure, and fee-splitting.
(n)Each Obligor and Subsidiary has maintained records relating to any aspect of the research, development, testing, manufacture, recall, production, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export and sale of Products in compliance in all material respects with applicable Requirements of Law and submitted to the FDA (or foreign equivalents) and other Governmental Authorities in a timely manner all notices and annual or other reports required to be made, including adverse experience reports and annual reports required to be made for Products, except to the extent that could not reasonably be expected to result in a Material Adverse Change.
Section 5.14Material Agreements. Parent has made available to Purchasers true, correct and complete copies of all Material Agreements. Except as could not reasonably be expected to result in a Material Adverse Change or give rise to a right of termination as a result of a breach thereof in favor of a

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counterparty to any Material Agreement, neither Parent nor any of its Subsidiaries is in breach of any Material Agreement or in default under any Material Agreement. Schedule 5.14 sets forth, as of the Effective Date and the First Purchase Date, an accurate, true and complete list of all Material Agreements. As of the Effective Date and the First Purchase Date, there is no event or circumstance that with notice or lapse of time, or both, would reasonably be expected to (a) constitute a material breach or default by Parent or any of its Subsidiaries or (to the knowledge of Parent) any other party under any Material Agreement, (b) give any Person the right to accelerate the maturity or performance of any Material Agreement or (c) give any Person the right to cancel, terminate or modify any Material Agreement. Except as could not reasonably be expected to result in a Material Adverse Change, to the knowledge of Parent, nothing has occurred and no condition exists that would permit any other party thereto to terminate any Material Agreement. Except as could not reasonably be expected to result in a Material Adverse Change, neither Parent nor any of its Subsidiaries has received any notice or, to the knowledge of Parent, any threat of termination of any such Material Agreement. To the knowledge of Parent, no other party to a Material Agreement is in breach of or in default under such Material Agreement, which such breach or default could reasonably be expected to result in a Material Adverse Change. All Material Agreements are valid and binding on Parent, its Subsidiaries and, to the knowledge of Parent, on each other party thereto, and are in full force and effect. There exists no actual or, to the knowledge of Parent, threatened (in writing) termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, in either case, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
Section 5.15Broker Fees. There are no brokerage commissions payable by Parent or any of its Subsidiaries in connection with the financing described in this Agreement and the services of a broker have not been engaged by Parent or any of its Subsidiaries or any of their respective Affiliates in connection with the financing described in this Agreement.
Section 5.16Full Disclosure. No written representation, warranty or other statement of Parent or any of its Subsidiaries in any report filed by Parent under the Exchange Act or any certificate or written statement given to Purchaser Agent or any Purchaser, as of the date such representation, warranty, or other statement was made, taken together with all such reports, written certificates and written statements (and after giving effect to all supplements and updates thereto), in light of the circumstances in which they are made, given to Purchaser Agent or any Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by the Obligors in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). To the knowledge of Parent, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein, the Perfection Certificate or in such other documents, certificates and written statements furnished or made available to Purchaser Agent or any Purchaser for use in connection with the transactions contemplated hereby or in reports filed by Parent under the Exchange Act.
Section 5.17Insurance. All policies of insurance maintained by or on behalf of such Obligor and its Subsidiaries are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of such Obligor and its Subsidiaries. All policies of insurance maintained by Parent and its Subsidiaries are correctly set forth in the Perfection Certificate.
Section 5.18ERISA Compliance, Employee and Labor Matters; Pension Matters.
(a)Except as could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the

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trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of Parent, nothing has occurred that would be reasonably expected to prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of Parent, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Change.
(c)As of the Effective Date and the First Purchase Date, and during the preceding three years, no Pension Plan was sponsored, maintained or contributed to by, or required to be contributed by, any member of Parent and its Subsidiaries or any of their respective ERISA Affiliates.
(d)No ERISA Event has occurred, and Parent is not aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Change.
(e)Except as could not reasonably be expected to result in a Material Adverse Change, the present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits. Except as could not reasonably be expected to result in a Material Adverse Change, as of the most recent valuation date for each Multiemployer Plan, the potential liability of any Obligor or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
(f)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Change. Neither Parent nor any of its Subsidiaries has incurred or could reasonably be expected to incur any obligation in connection with the termination of or withdrawal from any Foreign Plan which could reasonably be expected to result in a Material Adverse Change. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of Parent or any of its Subsidiaries, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued, except as could not reasonably be expected to result in a Material Adverse Change.
(g)Except as could not reasonably be expected to result in a Material Adverse Change, neither Parent or any of its Subsidiaries has any liability under ERISA or the Code with respect to any citizen of the United States who performs services outside of the United States.
(h)As of the Effective Date and the First Purchase Date, and except as disclosed to Purchaser Agent in writing thereafter, there are no collective bargaining agreements covering employees of any Obligor or any of its Subsidiaries.
(i)Except as could not reasonably be expected to result in a Material Adverse Change, the pension funds of any Obligor are fully covered, i.e. there is no under-coverage.

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Section 5.19Environmental Matters.
(a)Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither such Obligor nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has knowledge of any basis for any Environmental Liability.
(b)The operations and property of each Obligor and its Subsidiaries comply with all applicable Environmental Laws, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Change.
Section 5.20Definition of “Knowledge.” For purposes of the Note Documents, whenever a representation or warranty is made as to Parent’s knowledge or awareness, to the “best of” Parent’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers or other officers of Parent or any Obligor with responsibilities equivalent to those of the foregoing officers, after reasonable investigation within Parent and its Subsidiaries.
ARTICLE VI
AFFIRMATIVE COVENANTS
Each Obligor shall, and shall cause each of its Subsidiaries, to do all of the following:
Section 6.1Government Compliance.
(a)Maintain its and all its Subsidiaries’ legal existence (except as permitted pursuant to the first proviso in Section 7.3) and, to the extent such concept is recognized in the applicable jurisdiction, good standing in their respective jurisdictions of organization or incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to result in a Material Adverse Change.
(b)Comply with all Requirements of Law, the noncompliance with which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
(c)Except as could not reasonably be expected to result in a Material Adverse Change, obtain and keep in full force and effect, all of the Governmental Approvals, including, without limitation, those from or by the FDA, the EMA, the MHRA or the PMDA, necessary for the performance by Parent and its Subsidiaries of their respective businesses and obligations under the Note Documents and the grant of a security interest to Purchaser Agent for the benefit of the Secured Parties, in all of the Collateral.
Section 6.2Financial Statements, Reports, Certificates.
(a)Deliver to Purchaser Agent and each Purchaser:
(i)as soon as available, but no later than 45 days after the last day of each of the first three calendar quarters of each fiscal year, a company prepared unaudited consolidated balance sheet, statement of operations and comprehensive income or loss and statement of cash flows covering the consolidated operations of Parent and its Subsidiaries for such quarter certified by a Responsible Officer of Parent, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes, together with a duly completed Compliance Certificate signed by a Responsible Officer of Parent;
(ii)as soon as available, but no later than 90 days after the last day of Parent’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with a report and opinion on the financial statements and on internal

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controls and procedures, if available, from Ernst & Young LLP, any other accounting firm of nationally recognized standing or any other independent certified public accounting firm acceptable to Purchaser Agent in its reasonable discretion (which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualification, emphasis of matter or statement as to “going concern” or scope of audit, except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP or any such exception, qualification or explanatory paragraph that is with respect to, or resulting from, any True-Up Payment Date more than 12 months after the date of such audit report or any upcoming maturity of the Notes, and required or approved by Parent’s independent certified public accountants), together with (A) a duly completed Compliance Certificate signed by a Responsible Officer of Parent and (B) updates to the Perfection Certificate to reflect any amendments, modifications and updates, if any, to the information in the Perfection Certificate since the Effective Date or the most recent update thereto (to the extent not covered in the Intellectual Property Update);
(iii)promptly following the end of each calendar quarter, but in any event, in each case, no later than 45 days after the last day of each of the first three calendar quarters of each fiscal year and 90 days after the last day of each fiscal year, as applicable, (a) a reasonably detailed quarterly report setting forth, with respect to such same period, the Intellectual Property Updates and, solely prior to Troriluzole Approval, the Regulatory Updates, (b) commencing with the fiscal quarter ending March 31, 2025, cash flow projections for the four quarter period following such fiscal quarter set forth in a quarter by quarter format, (c) a financial “DashBoard” report which shall include unrestricted Cash, marketable securities, revenue for the reporting quarter, and year-to-date revenue (provided that the Obligors shall also provide Purchaser Agent with such additional information regarding the updates included in each such quarterly report as Purchaser Agent may reasonably request from time to time), and (d) if any Obligor shall acquire a Commercial Tort Claim (as defined in the UCC) constituting Collateral and asserting, or reasonably likely to involve, damages in excess of $5,000,000, a writing signed by Issuer setting forth the general details thereof (and further details as may be reasonably required by Purchaser Agent) and, on or after the First Purchase Date, grant to Purchaser Agent, for the benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement. The Obligors shall prepare and maintain and shall cause their respective Affiliates and use commercially reasonable efforts to require their respective Licensees to prepare and maintain reasonably complete and accurate records of the information to be disclosed in each report delivered pursuant to this clause (iii);
(iv)as soon as available after approval thereof by Parent’s board of directors, but no later than 120 days after the last day of each of Parent’s fiscal years, beginning with the fiscal year ending December 31, 2025, Parent’s annual financial projections, business plan and budget for Parent and its Subsidiaries for the entire current fiscal year as approved by Parent’s board of directors, which such annual financial projections, business plan and budget shall be set forth in a quarter-by-quarter or month-by-month format (such annual financial projections, business plan and budget as originally delivered to Purchaser Agent are referred to herein as the “Annual Projections”); provided that any revisions of the Annual Projections approved by Parent’s board of directors shall be delivered promptly to Purchaser Agent and in any event no later than 10 Business Days after such approval;
(v)within 10 Business Days of delivery, copies of (I) all statements, reports and notices made available to Parent’s security holders, or required to be delivered to the holders (or their agent or trustee) of Permitted Convertible Notes or any other debt of Parent or any Subsidiary pursuant to the terms of any indenture, loan agreement, credit agreement or similar agreement, in each case, other than reports and notices of an immaterial or purely administrative nature and (II) any royalty, net sales or similar reports delivered to a counterparty to any Permitted Product Financing with respect to royalties or other fees paid or payable thereunder with respect to any Other Product;
(vi)promptly and in any event no later than 10 Business Days after each regularly-scheduled meeting of Parent’s board of directors, the board kit (or board pack) and other materials delivered to the directors in connection with any such meeting; provided that, if Parent, upon the advice of counsel, reasonably determines that any such information (x) constitutes attorney-client privileged information and the disclosure thereof would adversely impair the attorney-client privilege between Parent and such counsel with respect to such information or (y) specifically relates to a bona fide dispute with Purchaser Agent and the Purchasers or a refinancing of the Notes, or consists of the names of

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participants in, and specifics of bid information relating to, any auction or other competitive process for a Permitted Product Financing, or consists of the name(s) of any prospective counterparty or counterparties to any license agreement, acquisition, merger or other strategic transaction, Parent shall be entitled to withhold delivery of, or redact, any such information (and only such information) from Purchaser Agent and the Purchasers so long as it provides a reasonable description of such redacted information (except that, in the case of subclause (x), this proviso will not apply if Purchaser Agent and Purchasers have entered into a customary common interest agreement with respect to such information, it being understood that Parent shall enter into such an agreement unless it has determined in good faith upon the advice of outside counsel, that such common interest agreement would not provide sufficient protection) and Parent shall disclose that the information is being withheld on the foregoing basis.
(vii)without limiting the generality of the above clause (vi), promptly after any reasonable request by Purchaser Agent, copies of any detailed audit reports, management letters or recommendations submitted to Parent’s board of directors (or the audit committee thereof) by independent accountants in connection with the accounts or books of Parent or any Subsidiary, or any audit of any of them;
(viii)concurrently with the delivery of quarterly financial statements pursuant to Section 6.2(a)(i) and the annual audited financial statements pursuant to Section 6.2(a)(ii), (A) copies of any amendments of or other changes to the Operating Documents of Parent or any of its Subsidiaries, (B) copies of any new Material Agreement and any material amendment to any Material Agreement, and (C) if requested by Purchaser Agent, copies of any material agreement concerning any financing, any Permitted Acquisition or any license of any Other Product and any material amendment to any of the foregoing;
(ix)prompt notice (and in any event within 10 Business Days) following any serious adverse event in any Clinical Trial of Troriluzole that could have a material adverse effect on such Clinical Trial, or receipt of any material data read out with respect to a Clinical Trial of Troriluzole, and upon the request of Purchaser Agent, provide Purchaser Agent and Purchasers an opportunity to review the data or other relevant materials with respect to such Clinical Trial;
(x)prompt notice (and in any event within 10 Business Days) of (A) knowledge of Parent of any material infringement or misappropriation by any Third Party of any Troriluzole Intellectual Property, (B) receipt of any written notice from a Third Party alleging or claiming that the making, having made, using, importing, offering for sale, or selling of Troriluzole infringes or misappropriates any Intellectual Property of such Third Party (which notice shall include a copy of such notice received), and (C) to the extent permitted by Requirements of Law, receipt by any Obligor of any written notice, claim or demand challenging the legality, validity, enforceability or ownership of any Troriluzole Intellectual Property of such Obligor or pursuant to which any Third Party commences or threatens any action, suit or other proceeding against such Obligor or Affiliate and relating to Troriluzole (which notice shall furnish a copy of such notice, claim or demand, or if such notice, claim or demand is not in writing, a written summary describing in reasonable detail the contents thereof);
(xi)prompt notice (and in any event no later than 10 Business Days) of (A) the termination of any Material Agreement (provided that, such notice shall not be required if such Material Agreement is replaced substantially concurrently with the termination of such Material Agreement) and (B) the receipt by Parent or any of its Subsidiaries of any notice of a breach under any Material Agreement;
(xii)as soon as possible, and in any event within 10 Business Days after the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to result in liability of Parent and its Subsidiaries in an aggregate amount exceeding $10,000,000;
(xiii)as soon as possible, and in any event within 10 Business Days after receipt thereof, in each case to the extent related to Troriluzole, true and correct copies of all FDA Form 483s, notices of adverse finding, warning letters, untitled letters, “It Has Come to Our Attention” letters, Safety Notices, full or partial clinical holds, complete response letters, and other material written

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correspondence or written notices from the FDA, the EMA, the MHRA or the PMDA or any other Governmental Authority having jurisdiction over the facilities or business of Parent or any of its Subsidiaries or over Troriluzole;
(xiv)promptly (and in any event no later than 10 Business Days) following receipt thereof, copies of all non-privileged written environmental reports submitted to a Governmental Authority, whether prepared by personnel of any Obligor or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility that could be reasonably expected to result in a Material Adverse Change or with respect to any Environmental Claims that could be reasonably expected to result in a Material Adverse Change; and
(xv)other information as reasonably requested by Purchaser Agent or any Purchaser.
Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (A) Parent posts such documents, or provides a link thereto, on Parent’s website on the internet at Parent’s website address or (B) such documents are posted on Parent’s behalf on the internet or an intranet website, if any, to which Purchaser Agent and the Purchasers have access and, in each case ((A) and (B)), Issuer informs Purchaser Agent and the Purchasers in writing of the availability of such documents, including a detailed description of the location of such documents and which specific provision(s) and/or requirement(s) of this Agreement such documents relate. Any documents or other information required to be delivered pursuant to the terms of this Agreement may be redacted by Parent or any of its Subsidiaries to protect individually identifiable health information (as defined under HIPAA) or personal data (as defined under Privacy Laws).
(b)Concurrently with the delivery of the financial statements pursuant to Section 6.2(a)(i) (with respect to the first three fiscal quarters of each fiscal year) and Section 6.2(a)(ii) (with respect to the fourth fiscal quarter of each fiscal year), a Reconciliation Report for such quarter or year, as applicable, together with a certificate signed by the Chief Financial Officer of Parent, certifying that to the knowledge of the Obligors (i) such Reconciliation Report is a true and complete copy and (ii) any statements and any data and information therein prepared by the Obligors are true, correct and accurate in all material respects. Upon request by Purchaser Agent, the Obligors and Purchaser Agent shall meet in person or by teleconference to discuss each Reconciliation Report.
(c)After delivery of the financial statements pursuant to Section 6.2(a) at the request of Purchaser Agent, Parent shall cause its Chief Financial Officer to participate in one conference call with Purchaser Agent and the Purchasers to discuss, among other things, the financial condition of each Obligor, any financial or earnings reports and the other reports delivered pursuant to this Section 6.2; provided that such conference call shall be held during normal business hours upon reasonable advance notice and, so long as no Event of Default has occurred and is continuing, not more frequently than once per fiscal quarter.
(d)Keep proper books of record and account in accordance with GAAP in all material respects. Parent shall, and shall cause each of its Subsidiaries to (i) maintain effective disclosure controls and procedures, and (ii) maintain a system of internal accounting controls designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
(e)Allow, at the sole cost of the Obligors, Purchaser Agent, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts

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or copies from any of its Books, to conduct a collateral audit and analysis of its operations and the Collateral and to conduct an audit of Net Sales. Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing. All such visits and examinations pursuant to this Section 6.2(e) shall comply with Parent’s or its Subsidiaries’ policies and protocols for safety for visitors to its facilities, including visits to any manufacturing areas, as provided to Purchaser Agent prior to the Effective Date and updated from time to time as necessary to comply with applicable Requirements of Law. In addition, the Obligors shall include in all License Agreements they enter into after the First Purchase Date relating to the Commercialization of Troriluzole provisions permitting them to audit such Licensee, and each Obligor will exercise all applicable rights under such provisions, and share with Purchaser Agent the results of such inspections and audits, promptly upon written request from Purchaser Agent to do so.
(f)Purchaser Agent hereby notifies Parent and each of its Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws and Anti-Corruption Laws, and Purchaser Agent’s policies and practices, Purchaser Agent is required to obtain, verify and record certain information and documentation that identifies Parent and each of its Subsidiaries and their principals, which information includes the name and address of Parent and each of its Subsidiaries and their principals and such other information that will allow Purchaser Agent to identify such party in accordance with Anti-Terrorism Laws and/or Anti-Corruption Laws.
Section 6.3Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in each case of (a) and (b), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.
Section 6.4Taxes; Pensions. Timely file and require each of its Subsidiaries to timely file, all required U.S. federal income and other material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all material U.S. federal income and material foreign, state and local taxes, assessments, deposits and contributions owed by Parent or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.
Section 6.5Insurance.
(a)Keep Parent’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Parent’s and its Subsidiaries’ industry and location. Insurance policies shall be in form and with coverage amount customary and reasonable for companies in Issuer’s line of business (provided that coverage amounts shall in no event be less than are in effect on the Effective Date). All property policies shall have a lender’s loss payable endorsement showing Purchaser Agent as lender loss payee and waive subrogation against Purchaser Agent, and all liability policies shall show, or have endorsements showing, Purchaser Agent, as additional insured. Purchaser Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and Parent shall use commercially reasonable efforts to cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Purchaser Agent, that it will give Purchaser Agent 30 days prior written notice before any such policy or policies shall be materially altered or canceled; provided that, if any such provider does not agree to provide such notice, then Parent or the applicable Subsidiary shall not materially alter or cancel any such policy or policies without giving Purchaser Agent 30 days prior written notice. At Purchaser Agent’s written request, the Obligors shall deliver certified copies of policies and evidence of all premium payments.
(b)If Parent or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Purchaser Agent and/or any Purchaser may make, at Parent’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Purchaser Agent or such Purchaser deems prudent.

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Section 6.6Operating Accounts.
(a)Subject to the Agreed Security Principles, maintain all of Obligors’ Collateral Accounts in Controlled Accounts in accordance with the terms under this Agreement or other Note Documents.
(b)Provide Purchaser Agent five Business Days’ prior written notice before any Obligor establishes any Collateral Account at or with any Person other than the institutions identified to Purchaser Agent in the Perfection Certificate delivered by the Obligors as of the Effective Date. In addition, for each Collateral Account that an Obligor at any time establishes after the Effective Date, and for each Collateral Account of any Subsidiary that is acquired or created pursuant to Section 6.11, such Obligor or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account, to perfect, subject to the Agreed Security Principles, Purchaser Agent’s Lien in such Collateral Account in accordance with the terms hereunder within 60 days (or such longer period as Purchaser Agent may agree in its sole discretion) following the establishment of such Collateral Account (and in any event before any money is funded to such Collateral Account), which Control Agreement or other instrument, as applicable, may not be terminated without prior written consent of Purchaser Agent.
(c)Deliver such bank statements and other information relating to all Deposit Accounts, Securities Accounts, or Commodity Accounts, or any other bank account maintained by Parent or any Subsidiary at any time (including current balances of such accounts) as Purchaser Agent may request from time to time.
(d)For the avoidance of doubt, no Obligor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).
Section 6.7Regulatory Approvals; Protection of Intellectual Property Rights.
(a)Except as could not reasonably be expected to result in a Material Adverse Change, maintain, in full force and effect each Regulatory Approval required to conduct their respective businesses as conducted from time to time relating to the Commercialization, Development or Manufacture of Troriluzole.
(b)At its sole expense, use Commercially Reasonable Efforts (including taking legal action to specifically enforce the applicable terms of any In-License related to Troriluzole, to the extent consistent with Commercially Reasonable Efforts to do so) to (i) prepare, execute, deliver, file and have registered any and all agreements, documents or instruments which are necessary to diligently maintain the Material Patents and any material Trademarks within the Troriluzole Intellectual Property, (ii) timely pay all maintenance, annuity or renewal fees for the Material Patents and any material Trademarks within the Troriluzole Intellectual Property, in each case, for which Obligor or such Subsidiary is responsible, (iii) ensure that patent applications corresponding to the Material Patents are diligently prosecuted with the intent to protect Troriluzole, and (iv) diligently defend or assert all Troriluzole Intellectual Property owned by or exclusively licensed to Issuer or any Subsidiary against infringement or misappropriation by any other Persons with respect to any product that competes with Troriluzole, and against any claims of invalidity or unenforceability (including, without limitation, by bringing any legal action for infringement or defending any claim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-enforceability), in each case of (i) through (iv), except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Obligor shall, and each Obligor shall use its Commercially Reasonable Efforts to cause any Licensee not to, disclaim or abandon, or fail to take any action necessary to prevent the disclaimer or abandonment of, the Material Patents or any material Trademarks within the Troriluzole Intellectual Property, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

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(c)In the event that any Obligor or any Subsidiary becomes aware that the Development, use, Manufacture or Commercialization of Troriluzole in the form it is then being Developed, used, Manufactured or Commercialized infringes or misappropriates any Intellectual Property that is owned or controlled by a Third Party, use Commercially Reasonable Efforts to attempt to secure the right to use such Intellectual Property on behalf of itself and any affected Licensee, as applicable, or to make any modifications as reasonably necessary to avoid such infringement or misappropriation, except, in each case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
(d)Take any and all actions and prepare, execute, deliver and file any and all agreements, documents or instruments to secure and maintain, all applicable Regulatory Approvals relating to Troriluzole, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.
(e)In the event that any Obligor acquires Troriluzole Intellectual Property during the term of this Agreement, then the provisions of this Agreement shall automatically apply thereto and any such Troriluzole Intellectual Property shall automatically constitute part of the Collateral under this Agreement, without further action by any party, in each case from and after the date of such acquisition (except that any representations or warranties of any Obligor shall apply to any such Troriluzole Intellectual Property only from and after the date, if any, subsequent to such acquisition that such representations and warranties are brought down or made anew as provided herein). For the avoidance of doubt, this Section 6.7(e) shall not supersede or replace the Obligor’s obligation to provide Intellectual Property Updates pursuant to Section 6.2(a)(iii).
Section 6.8Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Purchaser Agent and the Purchasers, without expense to Purchaser Agent or the Purchasers, each Obligor and each of such Obligor’s officers, employees and agents and Books, to the extent that Purchaser Agent or any Purchaser may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Purchaser Agent or any Purchaser with respect to any Collateral or relating to Parent or any of its Subsidiaries.
Section 6.9Notices of Litigation and Default.
(a)    Provide (x) prompt written notice to Purchaser Agent of any litigation or governmental proceedings pending or threatened in writing against Parent or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Parent or any of its Subsidiaries of $10,000,000 or more or which could reasonably be expected to result in a Material Adverse Change, and (y) promptly upon obtaining knowledge thereof, notice of any ANDA filing with the FDA or the commencement of any ANDA litigation or any litigation concerning or relating to any ANDA filing, in each case of this clause (y) relating to Troriluzole.
(b)    Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three Business Days) upon any Obligor obtaining knowledge of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, provide written notice to Purchaser Agent and the Purchasers of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
Section 6.10Landlord Waivers; Bailee Waivers. Subject to the Agreed Security Principles, in the event that any Obligor, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the new location is the chief executive office of such Obligor, or the value of Collateral at any such new location

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is valued in excess of $5,000,000, at the request of Purchaser Agent, such Obligor shall use commercially reasonable efforts for the 180 day period following the addition of such new location to obtain a bailee waiver or landlord waiver, as applicable, from such bailee or landlord in form and substance reasonably satisfactory to Purchaser Agent.
Section 6.11Creation/Acquisition of Subsidiaries. In the event any Obligor, or any of its Subsidiaries creates or acquires any Subsidiary (other than an Excluded Subsidiary), provide prior written notice to Purchaser Agent and each Purchaser of the creation or acquisition of such new Subsidiary and promptly (and in any case within 30 days of such formation or acquisition (or within such later date as Purchaser Agent may consent to in its reasonable discretion)) take all such action as may be reasonably required by Purchaser Agent or any Purchaser to cause each such Subsidiary to guarantee the Obligations of such Obligor under the Note Documents (including, without limitation, the execution and delivery of a Guarantee Assumption Agreement, additional, or supplement(s) to, Foreign Collateral Documents, officer’s certificate and, if requested by Purchaser Agent, an opinion of counsel) and, in each case, subject to the Agreed Security Principles, grant a continuing pledge and security interest in and to any assets of such Subsidiary that constitute Collateral. In addition, each Obligor shall grant and pledge to Purchaser Agent, for the benefit of the Secured Parties, a perfected security interest in the Shares of each newly created or acquired Subsidiary owned by such Obligor (for the avoidance of doubt, whether or not an Excluded Subsidiary) within 30 days of such formation or acquisition (or within such later date as Purchaser Agent may consent to in its reasonable discretion). Any foreign guarantees (including any Guarantee Assumption Agreement by a Foreign Subsidiary), foreign security and pledge of foreign Shares required by this Section 6.11 shall be limited or not required as, and to the extent, set forth in the Agreed Security Principles.
Section 6.12Use of Proceeds. Use the proceeds of the Notes solely as working capital and for business purposes not in violation of the provisions of this Agreement, and not (i) for personal, family, household or agricultural purposes or (ii) directly or indirectly, for the purpose of purchasing or carrying Margin Stock. Any Notes issued on any Third Purchase Date shall be used by Issuer solely to fund Permitted Acquisitions and costs and expenses payable in connection therewith.
Section 6.13Further Assurances.
(a)Execute any further instruments and take further action as Purchaser Agent or any Purchaser reasonably requests to grant, perfect or continue Purchaser Agent’s Lien in the Collateral or to effect the purposes of this Agreement, subject to the Agreed Security Principles.
(b)If Issuer or any of its Subsidiaries is not now a Registered Organization but later becomes one, notify Purchaser Agent of such occurrence and provide Purchaser Agent with such Person’s organizational identification number within five Business Days of receiving such organizational or company identification number.
(c)The Obligors shall use Commercially Reasonable Efforts to obtain the Troriluzole Approval and Marketing Approval from the EMA, the MHRA and the PMDA for Troriluzole (provided that the Obligors will not be required to commence any new Clinical Trials to obtain Marketing Approval in any such jurisdiction) and, following the receipt of Marketing Approval for Troriluzole in any of U.S, the EU, the UK and/or Japan, to use Commercially Reasonable Efforts to Commercialize Troriluzole in such jurisdiction(s) for all approved indications. In furtherance of the foregoing, (i) the Obligors shall use Commercially Reasonable Efforts to prepare, execute, deliver and file any and all agreements, documents or instruments, or amendments or modifications to any existing agreements, documents or instruments, that are necessary or desirable to maintain any Marketing Approval that is necessary to Commercialize Troriluzole in the Covered Territory for all approved indications, and (ii) the Obligors shall not withdraw or abandon any obtained Marketing Approval for Troriluzole in the Covered Territory, except as required by applicable Requirements of Law or required or directed by a Regulatory Authority. In addition, the Obligors shall use Commercially Reasonable Efforts to ensure a continuous supply of Troriluzole sufficient to meet market demand in the Covered Territory.

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ARTICLE VII
NEGATIVE COVENANTS
Each Obligor shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Purchasers:
Section 7.1Transfers. Convey, sell, lease, license (including by way of covenants not to sue), transfer, assign, contribute or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its assets, business or property, or permit any of its Subsidiaries to issue any Equity Interests (other than to an Obligor), except for:
(a)Transfers of Inventory, including to end users (through wholesalers or other typical sales channels) or to distributors, in the ordinary course of business;
(b)Transfers of Equipment, Inventory and other goods that are worn out, obsolete or no longer useful in the operations of Parent and its Subsidiaries;
(c)(i) Transfers from an Obligor or a Subsidiary to an Obligor or a Subsidiary, provided that any Collateral so Transferred will continue to be subject to a first priority (subject to Permitted Priority Liens) security interest in favor of Purchaser Agent and no Transfers of Collateral (other than as provided in clause (ii) below) shall be permitted from any Obligor to Subsidiaries that are not Full Guarantors and (ii) the Transfer of Marketing Approval for any jurisdiction outside the United States to a Foreign Subsidiary that is an Excluded Foreign Subsidiary to the extent the Transfer of such Marketing Approval to such Foreign Subsidiary is required pursuant to applicable Requirements of Law for the Commercialization of Troriluzole in the applicable jurisdiction, as demonstrated to Purchaser Agent’s reasonable satisfaction on a country-by-country basis; provided that such Foreign Subsidiary cannot become a Full Guarantor and a Transfer to another Subsidiary that is, or could become, a Full Guarantor would not satisfy such Requirements of Law;
(d)Permitted Liens, Permitted Investments, Permitted Distributions, Permitted Licenses and transactions expressly permitted by Section 7.3;
(e)leases or subleases of real or personal property (other than Intellectual Property) or non-exclusive leases, subleases, licenses or sublicenses of personal property (other than Intellectual Property) to third parties;
(f)exchanges of existing equipment for new equipment that is substantially similar to the equipment being exchanged and that has a value equal to or greater than the equipment being exchanged;
(g)dispositions of equipment to the extent that (A) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (B) the proceeds (determined on an after-tax basis) of such disposition are applied to the purchase price of such replacement;
(h)Transfers to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;
(i)Transfers of receivables in connection with the collection, settlement or compromise thereof, and the forgiveness, release or compromise of any amount owed to Parent or any Subsidiary in the ordinary course of business;
(j)dispositions in the ordinary course of business consisting of the abandonment of Intellectual Property (other than Material Patents) which, in the reasonable good faith determination of Parent, are immaterial to the conduct of its business or Troriluzole;
(k)subject to compliance with Section 2.2(d)(iv), any Involuntary Disposition;

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(l)Transfers and other uses of Cash in transactions permitted hereunder;
(m)the termination of any lease, sublease, license, sublicense, concession or other agreements in accordance with the terms thereof (provided that any termination of a Material Agreement shall comply with Section 7.11); and
(n)any Transfer of Intellectual Property, Regulatory Filings, Regulatory Approvals and other assets relating solely and specifically to Other Products, or of Equity Interests in Subsidiaries that hold only the foregoing assets; provided that, in the case of any Transfer pursuant to this clause (n), to a Third Party, (i) the Obligor or the applicable Subsidiary receives the consideration for such Transfer equal to the Fair Market Value of the assets or Equity Interests subject to such Transfer, (ii) (x) in the case of a Transfer by an Obligor, Cash consideration in respect of such Transfer is paid to a Controlled Account and (y) and in the case of a Transfer by a Subsidiary that is not an Obligor, such Transfer was not effected through such Subsidiary to avoid the requirements for the preceding subclause (x), (iii) no Collateral is Transferred, except Cash to the extent permitted pursuant to Section 7.1(l) and Equity Interests in Subsidiaries to the extent expressly permitted pursuant to this Section 7.1(n), and (iv) if such Transfer, in whole or in part, constitutes a Development and Commercialization Financing or Royalty Monetization, such Transfer must qualify as a Permitted Product Financing; and
(o)other Transfers of assets (other than Troriluzole Intellectual Property) for fair market value in an amount not to exceed $2,500,000 in the aggregate during any calendar year and $5,000,000 in the aggregate.
Section 7.2Changes in Business, Management, Ownership, or Business Locations.
(a)Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Parent and such Subsidiary, as applicable, as of the Effective Date (which, for the avoidance of doubt, is engaging generally in the biopharmaceutical industry) or other activities reasonably related, ancillary or incidental thereto; or (b) liquidate or dissolve (other than as permitted by Section 7.3).
(b)Without at least 10 days’ prior written notice to Purchaser Agent: (A) change its chief executive office location, (B) change its jurisdiction of organization or incorporation, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational or company number (if any) assigned by its jurisdiction of organization or incorporation.
(c)Add any new office or location where Collateral with book value in excess of $5,000,000 is located, including any warehouse, unless written notice of such new office or other location is provided to Purchaser Agent no later than 10 Business Days after such Collateral is first located there.
(d)Hold or maintain Collateral with a book value in excess of $5,000,000 in any jurisdiction outside the United States where Purchaser Agent does not have a perfected security interest satisfactory to Purchaser Agent in its reasonable discretion in such Collateral.
(e)Allow Parent to cease to directly hold 100% of the Equity Interests of Issuer.
Section 7.3Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person; provided that (a) nothing herein shall prohibit any Obligor from effecting such a transaction to the extent it qualifies as a “Permitted Acquisition”, and (b) an Obligor or a Subsidiary of an Obligor may merge, consolidate, liquidate or dissolve into another Obligor or Subsidiary of an Obligor (provided that (x) if any such Obligor is Issuer, Issuer is the surviving legal entity, (y) if such Subsidiary is an Obligor, the surviving Subsidiary shall be an Obligor, and (z) if such Subsidiary is a Full Guarantor, the surviving Subsidiary shall be a Full Guarantor), in each case so long as no Event of Default is occurring prior thereto or arises as a result therefrom.

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Section 7.4Indebtedness. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
Section 7.5Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Priority Liens or to the extent provided in the Agreed Security Principles), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Purchaser Agent, for the benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Parent, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Collateral in favor of Purchaser Agent, for the benefit of the Purchasers, except for Permitted Negative Pledges and as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.
Section 7.6Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.
Section 7.7Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in Equity Interests of Parent) or make any distribution or payment in respect of or redeem, retire or purchase any Equity Interests, in each case other than Permitted Distributions, or (b) directly or indirectly make any Investment other than Permitted Investments.
Section 7.8Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction or series of related transactions with or for the benefit of any Affiliate of Parent or any of its Subsidiaries with an aggregate value in excess of $500,000, except for (a) transactions existing on the Effective Date and disclosed on Schedule 7.8 (and any amendment thereto or replacement thereof to the extent such an amendment or replacement is not adverse to Parent and its Subsidiaries or Purchasers in any material respect), (b) transactions between or among Obligors and Subsidiaries; provided that, except for Permitted Investments pursuant to clause (e)(iii) of the definition thereof, any transactions with Subsidiaries that are not Obligors are in the ordinary course of Parent’s and the applicable Subsidiary’s (or Subsidiaries’) business, upon fair, customary and reasonable terms, (c) customary compensation, benefit and indemnification of, and other employment arrangements with, employees, directors and officers and consultants of Parent and its Subsidiaries, and reimbursements of expenses of current or former employees, directors and officers and consultants, in each case, approved by the board of directors of Parent (or an independent compensation committee thereof), (d) the issuance of Equity Interests of Parent to Affiliates in exchange for cash; provided that the terms of such transaction are no less favorable to Parent than those that would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (e) services, supply, license, collaboration and other agreements with Affiliates not involving Troriluzole and entered into on fair, customary and reasonable terms; provided that the terms of such transaction are no less favorable to the Obligors than those that would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, and (f) any transaction permitted by clause (f) of the definition of “Permitted Investments” and clauses (a), (c) and (e) of the definition of “Permitted Distributions”.
Section 7.9Permitted Convertible Notes; Permitted Product Financing.
(a)Repurchase or redeem (or call for redemption), exchange or otherwise prepay any Permitted Convertible Notes, or settle any conversions of any Permitted Convertible Notes in cash (other than cash in lieu of fractional shares); provided, that Parent may exchange, repurchase or induce the conversion of any Permitted Convertible Notes for (i) Equity Interests of Parent (other than Disqualified Equity Interests), together with cash in lieu of fractional shares and cash in respect of accrued and unpaid interest, (ii) new Permitted Convertible Notes, together with cash in respect of accrued and unpaid interest, (iii) after the earlier of the True-Up Payment Date and the date the Test Date Condition is satisfied, cash in an amount not to exceed the net proceeds received by Parent from an offering of Equity Interests of Parent that are not Disqualified Equity Interests (other than an “at the market” offering) within six months thereof where such use of proceeds was specifically disclosed to the investors in such offering, and/or (iv) cash in an amount not to exceed the proceeds received by Parent from the substantially concurrent issuance of new Permitted Convertible Notes and/or the concurrent

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settlement or unwind of any Permitted Bond Hedge Transaction that was purchased in connection with such exchanged or repurchased Permitted Convertible Notes.
(b)Amend any provision in any document relating to the Permitted Convertible Notes which would accelerate the principal or other payment in respect thereof to a date earlier than 181 days after the True-Up Payment Date or increase the interest rate or premiums payable thereon on any date earlier than 181 days after the True-Up Payment Date.
(c)Make or permit payments in respect of any Permitted Product Financing (other than Permitted Product Financing Payments in compliance with the terms of any applicable Permitted Intercreditor Agreement).
(d)Enter into any Permitted Product Financing that includes any financial maintenance covenant, minimum cash requirement or similar covenant unless, prior to or substantially concurrently therewith, the Note Documents are amended to Purchaser Agent’s and the Purchasers’ satisfaction in their reasonable discretion to add all such covenants (or covenants consistent therewith and at least as favorable to Purchaser Agent and the Purchasers as such covenants are to the counterparty or counterparties to the applicable Permitted Product Financing) to this Agreement and/or the other Note Documents (it being understood that if there is a minimum cash requirement but no “no going concern” qualification with respect to audited financial statements, then Purchaser Agent will be entitled to have one or the other, but not both).
Section 7.10Compliance with Laws.
(a)Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its activities extending credit to purchase or carry Margin Stock, or use the proceeds of any issuance of Notes directly or indirectly for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Parent or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
(b)Cause or allow to exist (a) any event that could result in the imposition of a Lien with respect to any Pension Plan or Multiemployer Plan or (b) any other ERISA Event that, in the aggregate, could reasonably be expected to result in a Material Adverse Change.
(c)(i) Use, or permit any of their Subsidiaries, Affiliates, employees or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement to use, any proceeds of the Notes for the purposes of financing the activities of or involving any Person who is debarred, excluded, suspended or otherwise limited from participation in U.S. state or federal health care program, or (ii) directly or indirectly, knowingly enter into any documents, instruments, agreements, contracts with, or otherwise employ a Person who is debarred, excluded, suspended or otherwise limited from participation in U.S. state or federal health care program. Issuer and each of its Subsidiaries shall immediately notify Purchaser Agent if Issuer or such Subsidiary has knowledge that Issuer, or any Subsidiary or Affiliate of Issuer, or any of their respective officers, directors, employees, agents, vendors or independent contractors has been debarred. excluded. suspended or otherwise limited from participation in Medicare, Medicaid or any other state health care program or any federal health care program as defined in 42 U.S.C. § 1320a-7b(f), or convicted of any crime for which debarment is mandated by 21 U.S.C. 335a(a) or authorized by 21 U.S.C. 335a(b), or exclusion is required pursuant to 42 U.S.C. 1320a-7b and related regulations.
(d)(i) After reasonable investigation, knowingly use, or permit any of their Subsidiaries to use any proceeds of the Notes for the purposes of financing the activities of or involving

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any Person who is debarred, excluded, suspended or otherwise limited from participation in U.S. state or federal health care program, or (ii) directly and knowingly enter into any documents, instruments, agreements, contracts with, or otherwise employ a Person who is debarred, excluded, suspended or otherwise limited from participation in U.S. state or federal health care program. Issuer and each of its Subsidiaries shall immediately notify Purchaser Agent if Issuer or such Subsidiary has knowledge that Issuer, or any Subsidiary or Affiliate of Issuer, or any of their respective officers, directors, employees, agents, vendors or independent contractors has been debarred, excluded, suspended or otherwise limited from participation in Medicare, Medicaid or any other state health care program or any federal health care program as defined in 42 U.S.C. § 1320a-7b(f), or convicted of any crime for which debarment is mandated by 21 U.S.C. 335a(a) or authorized by 21 U.S.C. 335a(b), or exclusion is required pursuant to 42 U.S.C. 1320a-7 and related regulations.
(e)Fail to comply, and to cause all other Persons, if any, on or occupying any Facilities to comply, with all Environmental Laws, in each case except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Change.
(f)Use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Material, except in compliance with all applicable Environmental Laws or where the failure to comply could not reasonably be expected to result in a Material Adverse Change.
(g)Other than a customary 401(k) plan, sponsor, establish, maintain, participate in or incur any liability in respect of any “employee pension benefit plan” as defined in Section 3(2) of ERISA.
Section 7.11Material Agreements.
(a)Except as could not reasonably be expected to result in a Material Adverse Change, fail to comply with any term or condition of, or fail to fulfill any obligation under, any Material Agreement, or take or fail to take any action that, in either case, would be reasonably likely to result in a right of any counterparty to a Material Agreement to terminate such Material Agreement.
(b)Except as could not reasonably be expected to result in a Material Adverse Change, upon the occurrence of a material breach of any Material Agreements by any other party thereto, fail to enforce any and all rights and remedies available to Parent and its Subsidiaries thereunder.
(c)Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, enter into any amendment or waiver to or modification of any Material Agreement, or grant any consent thereunder, or terminate any Material Agreement, or agree to do any of the foregoing.
(d)Enter into any Restricted License.
Section 7.12Accounting Changes. Change (a) its accounting policies or reporting practices to a standard other than GAAP, or (b) its fiscal year.
Section 7.13Parent Holding Company; Cash Hoarding.
(a)Solely with respect to Parent, engage in any business activities or own any property other than (a) ownership of the Equity Interests of its Subsidiaries, including Issuer, (b) activities and contractual rights incidental to maintenance of its organizational existence and its status as a holding company with publicly traded Equity Interests, (c) activities relating to the performance of obligations under the Note Documents, (d) the issuance of Equity Interests and Permitted Convertible Notes and the purchase of Permitted Bond Hedge Transactions to the extent expressly permitted by this Agreement, (e) maintenance and administration of stock option and stock ownership plans, (f) the receipt and making of Distributions as permitted by Section 7.7, (g) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies, (h) providing indemnification to officers and directors, and (i) activities incidental to the activities described in the foregoing clauses (a) – (h).

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(b)Solely with respect to each Subsidiary that is not an Obligor and each Limited Guarantor, at any time hold Cash beyond the amount reasonably necessary to fund business operations of such non-Obligor Subsidiary or Limited Guarantor, as applicable, and not incur adverse tax consequences in connection with the movement of cash.
ARTICLE VIII
EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
Section 8.1Payment Default.
(a)Issuer fails to pay the True-Up Payment or the Repayment Amount when due; or
(b)Issuer fails to pay any other Obligations within three Business Days after such Obligations are due and payable;
(c)provided that, with respect to the preceding clause (b), no more than five times prior to Payment in Full, such failure shall not constitute an Event of Default, so long as Issuer makes such payment within six Business Days after such Obligations are due and payable.
Section 8.2Covenant Default.
(a)Parent or any of its Subsidiaries fails or neglects to perform any obligations in Sections 3.6, 6.1(a) (solely as to the existence of the Obligors), 6.2 (other than Sections 6.2(a)(i) and (ii)), 6.6, 6.9, 6.11, 6.12, or 6.13 or violates any covenant in Article VII; or
(b)Parent, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Note Documents, and as to any Default (other than those specified in this Article VIII) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the Default within 10 Business Days after the occurrence thereof; provided that if the Default cannot by its nature be cured within the 10 Business Day period or cannot after diligent attempts by the Obligors be cured within such 10 Business Day period, and such Default is likely to be cured within a reasonable time, then the Obligors shall have an additional period (which shall not in any case exceed 10 days or such longer period as Purchaser Agent may agree in its sole discretion) to attempt to cure such Default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Notes shall be purchased during such cure period). Grace periods provided under this Section 8.2(b) shall not apply, among other things, to financial covenants or any other covenants set forth in Section 8.2(a) above.
Section 8.3[Reserved].
Section 8.4Attachment; Levy; Restraint on Business. (i) Any material portion of Parent’s or any of its Subsidiaries’ assets is attached, expropriated, sequestrated, seized, levied on, or comes into possession of a trustee or receiver or any analogous process in any jurisdiction, or (ii) any non-appealable court order enjoins, restrains, or prevents Parent or any of its Subsidiaries from conducting any material part of its business.
Section 8.5Insolvency. (a) Parent or any of its Subsidiaries is or becomes Insolvent; (b) Parent or any of its Subsidiaries begins an Insolvency Proceeding; (c) an Insolvency Proceeding is begun against Parent or any of its Subsidiaries and not dismissed or stayed within 45 days; or (d) a moratorium is declared in respect of any Indebtedness of any Obligor and for the avoidance of doubt, if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

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Section 8.6Other Agreements. (a) There is a default in any agreement to which Parent or any of its Subsidiaries is a party with a third party or parties (i) that could entitle or permit such third party or parties, after the giving of notice or the expiration of any applicable grace periods, to accelerate the maturity of any Indebtedness in an aggregate amount in excess of $20,000,000 (even if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or other similar agreement) or (ii) that could reasonably be expected to result in a Material Adverse Change, (b) there occurs a “fundamental change”, change of control or other similar provision, as defined in any agreement or instrument evidencing any Permitted Product Financing or any Indebtedness in an aggregate amount in excess of $20,000,000, in each case, triggering a default, a mandatory prepayment or other obligation to repurchase, redeem or repay such Indebtedness or to make an offer to repurchase, redeem or repay such Indebtedness, (c) there occurs under any Permitted Bond Hedge Transaction or Permitted Warrant Transaction an “early termination date” (or similar event) resulting from any event of default or termination event thereunder as to which Parent or any Subsidiary is the “defaulting party” (or similar term) or the “affected party” (or similar term) and the termination value owed by Parent or such Subsidiary as a result thereof, taken together, is greater than $20,000,000, and such termination value is required to be paid in cash and may not be settled by the delivery of shares of Parent, or (d) there occurs any acceleration event, put option event or similar event in any Permitted Product Financing in an aggregate amount in excess of $20,000,000 (i) that could entitle or permit the counterparty thereto, after the giving of notice or the expiration of any applicable grace periods, to terminate such Permitted Product Financing, demand repayment with respect to such Permitted Product Financing or accelerate any payments under such Permitted Product Financing or (ii) that could reasonably be expected to result in a Material Adverse Change.
Section 8.7Judgments. One or more judgments, orders, decrees or awards (or any settlement of any claim or proceeding) for the payment of money in an amount, individually or in the aggregate, of at least $40,000,000 (not covered by independent third-party insurance (other than customary deductibles) as to which liability has not been denied by such insurance carrier) shall be rendered or approved by a court or Regulatory Authority of competent jurisdiction against Parent or any of its Subsidiaries and, in the case of any judgment, order, decree or award shall remain unvacated or unstayed for a period of 45 days after the entry or filing of such judgment, order, decree or award or after expiration of such stay.
Section 8.8Misrepresentations. Any representation, warranty or statement made or deemed made by or on behalf of any Obligor in any Note Document or in any report, certificate or other document furnished to or in connection with any Note Document shall prove to have been incorrect in any material respect when made or deemed made.
Section 8.9Permitted Convertible Notes. A default, breach, “event of default”, “fundamental change” or other event occurs under the terms of any Permitted Convertible Notes that gives the holders thereof the right to require the repurchase of, or to accelerate, such Permitted Convertible Notes or that could otherwise trigger any mandatory repurchases or redemptions of such Permitted Convertible Notes, whether or not or the holders or the trustee (on behalf of the holders) has required the issuer thereof to repurchase or redeem such Permitted Convertible Notes pursuant to such event.
Section 8.10Guaranty. Any Guaranty terminates or ceases for any reason to be in full force and effect (other than a release thereof in accordance with the Note Documents).
Section 8.11Governmental Approvals. After the FDA Approval Date, Marketing Approval from the FDA for Troriluzole shall have been revoked, rescinded, suspended for more than 180 days, or modified in an adverse manner, and such revocation, rescission, suspension, or modification has resulted in or could reasonably be expected to result in a Material Adverse Change; provided that if no Second Purchase has been made, the foregoing shall not apply to a revocation or modification of any Marketing Approval for Troriluzole arising as a result of any safety concerns relating to Troriluzole.
Section 8.12Lien Perfection. Subject to the satisfaction of all of the post-closing obligations set forth in Section 3.6, any Lien created hereunder or by any other Note Document shall at any time fail

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to constitute a valid and perfected Lien on any material portion of the Collateral purported to be secured thereby.
Section 8.13Intercreditor Agreement. Any Obligor breaches any Permitted Intercreditor Agreement in any material respect.
Section 8.14 Adverse Regulatory Event; Medicare/Medicaid Reimbursement, Etc.. (i) Solely after a Second Purchase Date has occurred, an Adverse Regulatory Event occurs that has had or would be reasonably be expected to result in a Material Adverse Change, or (ii) (A) Parent or any Subsidiary is debarred, excluded, suspended, or otherwise limited from participation in any United States federal health care program or (B) Parent or any Subsidiary is debarred, excluded, suspended for more than 180 days, or otherwise limited in a manner that has a material and adverse impact on the revenues of Parent and its Subsidiaries, from participation in any United States state health care program (it being understood and agreed that failure to be included on a formulary shall not constitute an exclusion or limitation from participation for purposes of this Section 8.14).
Section 8.15Delisting. The common shares of Parent are delisted from the New York Stock Exchange because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such common shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the New York Stock Exchange.
Section 8.16Key Man. At any time prior to the 24 month anniversary of the First Purchase Date, Vlad Coric ceases to be the Chief Executive Officer of Parent (other than due to death or mental or physical incapacity), and is not replaced by a Person satisfactory to Purchaser Agent in its sole discretion within 30 days of any such event.
For the avoidance of doubt, a Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly set forth in this Article VIII; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Purchasers.
ARTICLE IX
RIGHTS AND REMEDIES
Section 9.1Rights and Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default, Purchaser Agent may, and at the written direction of Required Purchasers shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Issuer, (ii) by notice to Issuer declare the Repayment Amount and all other Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs, the Repayment Amount and all other Obligations shall be immediately due and payable without any action by Purchaser Agent or the Purchasers) or (iii) by notice to Issuer suspend or terminate the Commitments (but if an Event of Default described in Section 8.5 occurs all Commitments shall be immediately terminated without any action by Purchaser Agent or the Purchasers).
(b)Without limiting the rights of Purchaser Agent and the Purchasers set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Purchaser Agent shall have the right at the written direction of the Required Purchasers, without notice or demand, to do any or all of the following:
(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

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(ii)apply to the Obligations any (a) balances and deposits of the Obligors that Purchaser Agent or any Purchaser holds or controls, or (b) any amount held or controlled by Purchaser Agent or any Purchaser owing to or for the credit or the account of Issuer;
(iii)commence and prosecute an Insolvency Proceeding or consent to any Obligor commencing any Insolvency Proceeding; and/or
(iv)exercise all of its rights and remedies as provided in the Foreign Collateral Documents or other Note Documents.
(c)Without limiting the rights of Purchaser Agent and the Purchasers set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Purchaser Agent shall have the right, without notice or demand, to do any or all of the following:
(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Purchaser Agent considers advisable, notify any Person owing Issuer money of Purchaser Agent’s security interest in such funds, and verify the amount of such account;
(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Each Obligor shall assemble the Collateral if Purchaser Agent requests and make it available in a location as Purchaser Agent reasonably designates. Purchaser Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Obligor grants Purchaser Agent a license to enter and occupy any of its premises, without charge, to exercise any of Purchaser Agent’s rights or remedies. In addition, upon the occurrence and during the continuance of an Event of Default, the Obligors hereby agree to permit Purchaser Agent and any of its agents, representatives, or designees, to enter upon and have access to any real property owned by the Obligors, without interference or hindrance, for the purpose of exercising any and all of Purchaser Agent’s rights and remedies under this Agreement or applicable law, including, without limitation, inspection, possession, operation, maintenance, marketing, or sale of such property. The Obligors shall cooperate fully with Purchaser Agent in connection with such access and shall not take any action to delay, obstruct, or condition such access;
(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Purchaser Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Obligor and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Purchaser Agent’s exercise of its rights under this Section 9.1, each Obligor’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Purchaser Agent, for the benefit of the Secured Parties;
(iv)place a “hold” on any account maintained with Purchaser Agent or the Purchasers and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v)demand and receive possession of any Obligor’s Books;
(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Parent or any of its Subsidiaries; and
(vii)subject to Sections 9.1(a) and (b), exercise all rights and remedies available to Purchaser Agent and each Purchaser under the Note Documents or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof).

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Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence and during the continuance of any Event of Default, Purchaser Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Purchasers following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” is any event or circumstance that, in the reasonable judgment of Purchaser Agent, imminently threatens the ability of Purchaser Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Parent or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Purchaser Agent, could reasonably be expected to result in a material diminution in value of the Collateral.
For the avoidance of doubt the Repayment Amount shall be due and payable at any time the Obligations become due and payable or are otherwise accelerated hereunder for any reason, whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately, upon the giving of notice to Issuer in accordance with Section 9.1(a), or automatically, in accordance with the parenthetical to Section 9.1(a)(ii)), by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right or power, whether in any plan of reorganization or otherwise, results or would result in a payment, discharge, modification or other treatment of the Notes or Note Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of the Purchasers in receiving the full benefit of their bargained-for Repayment Amount). The Obligors acknowledge and agree that none of the Repayment Amount shall constitute unmatured interest, whether under Section 502(b)(2) of the United States Bankruptcy Code or otherwise, but instead is reasonably calculated to ensure that the Purchasers receive the benefit of their bargain under the terms of this Agreement. In the event the Obligations are reinstated in connection with or following any applicable triggering event (whether pursuant to Section 1124 of the United States Bankruptcy Code or otherwise), it is understood and agreed that the Obligations shall include any Repayment Amount payable in accordance with the Note Documents. The Obligors acknowledge and agree that the Purchasers shall be entitled to recover the full amount of the Repayment Amount in each and every circumstance such amount is due pursuant to or in connection with this Agreement, including in the case of any Insolvency Proceeding affecting Parent or any of its Subsidiaries, so that the Purchasers shall receive the benefit of their bargain hereunder and otherwise receive full recovery as agreed under every possible circumstance. EACH OBLIGOR HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY PORTION OF THE FULL REPAYMENT AMOUNT AND ANY DEFENSE TO PAYMENT OF THE FULL REPAYMENT AMOUNT, WHETHER SUCH DEFENSE MAY BE BASED IN PUBLIC POLICY, AMBIGUITY, OR OTHERWISE. The Obligors further acknowledge and agree, and waive any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Purchasers may suffer or incur resulting from or arising in connection with any breach hereof or thereof by any Obligor shall constitute Obligations owing to the Purchasers.
Section 9.2Power of Attorney. Each Obligor hereby irrevocably appoints Purchaser Agent by way of security as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Obligor’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign such Obligor’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Purchaser Agent determines reasonable; (d) make, settle, and adjust all claims under any Obligor’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Purchaser Agent or a third party as the

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UCC or any applicable law permits. Each Obligor hereby appoints Purchaser Agent as its lawful attorney-in-fact to sign such Obligor’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Purchaser Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until Payment in Full. Purchaser Agent’s foregoing appointment as each Obligor’s or any of its Subsidiaries’ attorney in fact, and all of Purchaser Agent’s rights and powers, coupled with an interest, are irrevocable until Payment in Full.
Section 9.3Protective Payments. Solely while an Event of Default has occurred and is continuing, if Parent or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Parent or any of its Subsidiaries is obligated to pay under any agreement to which it is bound, Purchaser Agent may obtain such insurance or make such payment, and all amounts so paid by Purchaser Agent are Reimbursable Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Purchaser Agent will make reasonable efforts to provide Issuer with notice of Purchaser Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Purchaser Agent are deemed an agreement to make similar payments in the future or Purchaser Agent’s waiver of any Event of Default.
Section 9.4Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Obligor irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Purchaser Agent from or on behalf of any Obligor or any of its Subsidiaries of all or any part of the Obligations, and, as between the Obligors on the one hand and Purchaser Agent and Purchasers on the other, Purchaser Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Purchaser Agent may deem advisable notwithstanding any previous application by Purchaser Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Reimbursable Expenses; second, to the Repayment Amount (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); and third, to any other indebtedness or obligations of the Obligors owing to Purchaser Agent or any Purchaser under the Note Documents. Any balance remaining shall be delivered to applicable Obligor or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Purchasers of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Purchaser Agent, or if applicable, each Purchaser, shall promptly remit to the other Purchasers such sums as may be necessary to ensure the ratable repayment of each Purchaser’s portion of the Repayment Amount and the ratable distribution of fees and reimbursements paid or made by any Obligor. Notwithstanding the foregoing, a Purchaser receiving a scheduled payment shall not be responsible for determining whether the other Purchasers also received their scheduled payment on such date; provided that, if it is later determined that a Purchaser received more than its ratable share of scheduled payments made on any date or dates, then such Purchaser shall remit to Purchaser Agent or other Purchasers such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Purchaser Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Purchaser in excess of its ratable share, then the portion of such payment or distribution in excess of such Purchaser’s ratable share shall be received by such Purchaser in trust for and shall be promptly paid over to the other Purchaser for application to the payments of amounts due on the other Purchasers’ claims. To the extent any payment for the account of an Obligor is required to be returned as a voidable transfer or otherwise, the Purchasers shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Purchaser shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Purchaser Agent and other Purchasers for purposes of perfecting Purchaser Agent’s security interest therein.
Section 9.5Liability for Collateral. So long as Purchaser Agent and the Purchasers comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under

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the control of Purchaser Agent and the Purchasers, Purchaser Agent and the Purchasers shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. The Obligors bear all risk of loss, damage or destruction of the Collateral, other than as a result of Purchaser Agent’s or any Purchaser’s gross negligence or willful misconduct.
Section 9.6Licenses Related to Troriluzole. For the purpose of enabling Purchaser Agent and Purchasers to exercise rights and remedies under this Article 9 and the other Note Documents (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Obligor hereby grants to Purchaser Agent an irrevocable, non-exclusive, assignable, sublicensable, royalty-free license (which license may be exercised only upon the occurrence and during the continuance of an Event of Default and for the purposes of, or in connection with, the exercise of remedies under this Article 9 and the other Note Documents), without payment of royalty, return on net sales, revenue share or other compensation to Parent or any of its Subsidiaries or Affiliates, including the right to practice, use, sublicense or otherwise exploit, solely in connection with Troriluzole or other items in the Collateral, any Intellectual Property owned or controlled by such Person, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, solely to the extent that (A) such Obligor has the right to grant such license on the terms set forth herein, without violating the terms of any applicable In-License, License Agreement or other Third Party agreement with respect thereto or granting to any Third Party any right of acceleration, modification, termination or cancellation with respect to any applicable In-License, License Agreement or other Third Party agreement, (B) with respect to any Troriluzole Intellectual Property that is subject to an In-License, Purchaser Agent agrees to comply, and to require any sublicensees of Purchaser Agent to comply, with all terms of such In-License applicable to Purchaser Agent as a sublicensee thereunder, and (C) such non-exclusive license is not prohibited by any applicable law. Any license, sublicense or other transaction entered into by Purchaser Agent in accordance with the provisions of this Section 9.6 will be binding upon any applicable Obligor, notwithstanding any subsequent cure of an Event of Default.
Section 9.7No Waiver; Remedies Cumulative. Failure by Purchaser Agent or any Purchaser, at any time or times, to require strict performance by the Obligors of any provision of this Agreement or any other Note Document shall not waive, affect, or diminish any right of Purchaser Agent or any Purchaser thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Purchaser Agent and the Required Purchasers and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Purchaser Agent and the Purchasers under this Agreement and the other Note Documents are cumulative. Purchaser Agent and the Purchasers have all rights and remedies provided under the UCC, any applicable law, by law, or in equity. The exercise by Purchaser Agent or any Purchaser of one right or remedy is not an election, and Purchaser Agent’s or any Purchaser’s waiver of any Event of Default is not a continuing waiver. Purchaser Agent’s or any Purchaser’s delay in exercising any remedy is not a waiver, election, or acquiescence.
Section 9.8Demand Waiver. Each Obligor waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of Accounts, Documents, instruments, chattel paper, and guarantees held by Purchaser Agent or any Purchaser on which Parent or any Subsidiary is liable.
ARTICLE X
NOTICES; SERVICE OF PROCESS
All notices, consents, requests, approvals, demands or other communication (collectively, “Communication”) by any party to this Agreement or any other Note Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by email transmission as

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evidenced by a transmission confirmation sheet or server delivery confirmation notice, as applicable; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Any of Purchaser Agent, the Purchasers or Issuer may change its mailing address or email address by giving the other party written notice thereof in accordance with the terms of this Article X.

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If to any Obligor:
Biohaven Therapeutics Ltd
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, CT 06510
Attn: Matthew Buten
Telephone: (203) 404-0410
E-mail: matt.buten@biohavenpharma.com and legalnotices@biohavenpharma.com with a copy (which shall not constitute notice) to:
Biohaven Therapeutics Ltd
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, CT 06510
Attn: Matthew Buten
Telephone: (203) 404-0410
E-mail: matt.buten@biohavenpharma.com and legalnotices@biohavenpharma.com

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attn: Peter Schwartz and Jennifer Uren
E-mail: pschwartz@cov.com and juren@cov.com

If to Purchaser Agent:	Beetlejuice SA LLC c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019 Attn: Kristian Wiggert Telephone: (212) 257-5863 E-mail: kwiggert@oberlandcapital.com

with a copy (which shall not constitute notice) to:	Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004 Attention: Mischi a Marca Email: gmamarca@cooley.com

If to any Purchaser	As specified on the applicable signature page hereto.

Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Note Document, in the manner provided for notices in this Article X. Nothing in this Agreement or any other Note Document will affect the right of any party hereto to serve process in any other manner permitted by applicable laws. Parent and each other Foreign Obligor hereby irrevocably appoints Issuer as its agent for service of process with respect to all of the Note Documents and all other

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related agreements to which it is a party (the “Process Agent”) and Issuer hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to Parent or such other Foreign Obligors, as applicable, all legal process addressed to Parent or such other Foreign Obligor, as applicable, received by the Process Agent.
ARTICLE XI
CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
This Agreement and the other Note Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Note Document (except as may be expressly otherwise provided in any Note Document) shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
Each Obligor, Purchaser Agent and each Purchaser each submit to the exclusive jurisdiction of the courts of the State of New York sitting in the City and County of New York and of the United States District Court of the Southern District of New York and any appellate court thereof and agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court; provided that the foregoing shall not preclude Purchaser Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE XI.
ARTICLE XII
GUARANTY
Section 12.1The Guaranty. Each Guarantor hereby jointly and severally with each other Guarantor guarantees to Purchaser Agent and the Purchasers, and their successors and assigns, (i) the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all amounts, obligations, liabilities, covenants and duties of every type and description owing by Issuer and each other Guarantor to Purchaser Agent or any Purchaser, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Note Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (x) all Revenue Payments and Milestone Payments, any True-Up Payment and the Repayment Amount, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any

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such proceeding and (y) all other documented out-of-pocket fees, expenses (including documented out-of-pocket fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Note Document and (ii) the full and prompt performance and observance by Issuer and the other Guarantors of each and all of the covenants, liabilities, obligations and agreements required to be performed or observed by such Obligors under the Notes, this Agreement or any other Note Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Each Guarantor hereby further jointly and severally with each other Guarantor agrees that if Issuer or any other Obligor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
Section 12.2Obligations Unconditional. The Guaranteed Obligations are absolute and unconditional, joint and several, independent and irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Issuer under the Notes, this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to the Guarantors, the manner, place, time for any payment, performance of or compliance with any of the Guaranteed Obligations shall be extended, amended, modified or waived;
(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted or any failure, lack of diligence, omission or delay on the part of Purchaser Agent or any Purchaser to enforce, assert or exercise any right, power or remedy conferred on it thereunder;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
(d)any Lien or security interest granted to, or in favor of, Purchaser Agent as security for any of the Guaranteed Obligations shall fail to be perfected or any manner of sale, disposition or application of proceeds of any collateral or other assets to all or part of the Guaranteed Obligations;
(e)any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, examinership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to any Obligor or any other guarantor of the Guaranteed Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;
(f)any merger or consolidation of any Obligor into or with any entity, or any sale, lease or transfer of any of the assets of any Obligor or any other guarantor of the Guaranteed Obligations to any other person or entity;

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(g)any change in the ownership of any Obligor or any change in the relationship between any Obligor or any other guarantor of the Guaranteed Obligations, or any termination of any such relationship;
(h)the existence of any claim, set-off or other right which any Guarantor may have at any time against any Obligor, Purchaser Agent, any Purchaser or any other Person;
(i)any failure by Purchaser Agent or any Purchaser to disclose to the Guarantors any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Obligor now or hereafter known to Purchaser Agent or any Purchaser;
(j)any obligations or liabilities the Obligors or any other guarantor of the Guaranteed Obligations owed to any Guarantor;
(k)the acceptance or the availability of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;
(l)any default, act or omission to act or delay of any kind (willful or otherwise) by any Obligor, Purchaser Agent, any Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Guarantors’ obligations hereunder (except that the Guarantors may assert the defense of payment in full of the Guaranteed Obligations); or
(m)any notice of any sale, transfer or other disposition of any right, title or interest of Purchaser Agent or any Purchasers under the Notes, this Agreement or any other Note Document.
The Guarantors hereby expressly waive diligence, presentment, demand of payment, notice of acceptance, notice of non-performance, nonpayment, default, acceleration, dishonor, protest and any other notices whatsoever, which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantors with respect to or under the Notes, this Agreement or any other Note Document or any failure on the part of any Obligor, Guarantors or any other guarantor of the Guaranteed Obligations to perform or comply with any covenant, agreement, term or condition of the Notes, this Agreement or any other Note Document. The Guarantors further expressly waive any requirement that Purchaser Agent or any Purchaser exhaust any right, power or remedy or proceed against Issuer under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or against or exhaust any security or collateral for, any of the Guaranteed Obligations.
Section 12.3Reinstatement. The obligations of the Guarantors under this Article XII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify Purchaser Agent and the Purchasers on demand for all documented out-of-pocket costs and expenses (including fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
Section 12.4Subrogation. The Guarantors hereby jointly and severally agree that, until Payment in Full, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.1, whether by subrogation or otherwise, against Issuer or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
Section 12.5Remedies. The Guarantors jointly and severally agree that, as between the Guarantors, on one hand, and Purchaser Agent and the Purchasers, on the other hand, the obligations of

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Issuer under the Notes, this Agreement and under the other Note Documents may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.1) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Issuer and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Issuer) shall forthwith become due and payable by the Guarantors for purposes of Section 12.1.
Section 12.6Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article XII constitutes an instrument for the payment of money, and consents and agrees that Purchaser Agent and the Purchasers, at their sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
Section 12.7Continuing Guarantee. The guarantee in this Article XII is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
Section 12.8Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor’s Fair Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 12.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article XII and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 12.8, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Fair Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Fair Share of such Guaranteed Obligations and (iii) “Fair Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Issuer and the Guarantors hereunder and under the other Note Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.
Section 12.9General Limitation on Guarantee Obligations. In any action or proceeding involving any provincial, territorial or state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise, taking into account the provisions of Section 12.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, Purchaser Agent, any Purchaser or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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ARTICLE XIII
GENERAL PROVISIONS
Section 13.1Successors and Assigns.
(a)This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Issuer may not transfer, pledge or assign this Agreement or any rights or obligations under it without Purchaser Agent’s and each Purchaser’s prior written consent (which may be granted or withheld in Purchaser Agent’s and each Purchaser’s sole discretion, subject to Section 13.6). The Purchasers have the right, without the consent of or notice to Issuer, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation or grant of a participation, a “Purchaser Transfer”) all or any part of, or any interest in, the Notes and the Purchasers’ obligations, rights, and benefits under this Agreement and the other Note Documents; provided that any such Purchaser Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Note Documents shall require the prior written consent of the Required Purchasers (such approved assignee, an “Approved Purchaser”). Issuer and Purchaser Agent shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned until Purchaser Agent shall have received and accepted an effective assignment or transfer agreement in form satisfactory to Purchaser Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Purchaser as Purchaser Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Default or Event of Default has occurred and is continuing, no Purchaser Transfer (other than a Purchaser Transfer in connection with (x) assignments by a Purchaser due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Purchaser’s own financing or securitization transactions) shall be permitted, without Issuer’s consent, to any Person that is not an Eligible Assignee, or to any Person to the extent such Purchaser Transfer would result in Affiliates of Oberland Capital Management LLC ceasing to constitute the Required Purchasers.
(b)Purchaser Agent, acting solely for this purpose as a non-fiduciary agent of Issuer, shall maintain at its office referred to in Article X a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the commitments of, and amount of the Obligations owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Issuer, Purchaser Agent and each Purchaser shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of the Note Documents. The Register shall be available for inspection by Issuer and each Purchaser, at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, (i) each Note issued pursuant to this Agreement is a registered obligation, (ii) the right, title and interest of each Purchaser and its assignees in and to such Notes shall be transferable only upon notation of such transfer in the Register and (iii) no assignment thereof or participation therein shall be effective until recorded therein. This Section 13.1(b) shall be construed so that each Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the United States Treasury Regulations.
Section 13.2Indemnification. Each Obligor agrees to indemnify, defend and hold Purchaser Agent and the Purchasers and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Purchaser Agent or the Purchasers (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party (including Parent or any of its Subsidiaries) in connection with, related to, following, or arising from, out of or under, (i) the transactions contemplated by the Note Documents, (ii) any Notes or the use or proposed use of the proceeds therefrom or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or any Environmental Liability related in any way to any Obligor or any of its Subsidiaries; and (b) all losses or Reimbursable Expenses incurred, or paid by Indemnified Person in connection with, related to, following, or arising from, out of or under, the transactions contemplated by the Note Documents between Purchaser Agent, and/or the Purchasers and Issuer (including documented attorneys’ fees and expenses of outside counsel), except for Claims and/or losses are determined by a court of

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competent jurisdiction by final and nonappealable judgment to have directly resulted from such Indemnified Person’s gross negligence or willful misconduct or the breach by such Indemnified Person of its obligation under the Note Documents to make Purchases. Issuer hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, documented out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the documented fees and disbursements of outside counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Parent or any of its Subsidiaries, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Purchaser Agent or Purchasers) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the Notes except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct or the breach by such Indemnified Person of its obligation under the Note Documents to make Purchases. For the avoidance of doubt this Section 13.2 shall not apply to Tax matters subject to Article XIV. All amounts due under this Section 13.2 shall be payable not later than five Business Days after demand therefor together with an invoice with respect thereto.
Section 13.3[Reserved].
Section 13.4Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
Section 13.5[Reserved].
Section 13.6Amendments in Writing; Integration.
(a)No amendment, modification, termination or waiver of any provision of this Agreement or any other Note Document, no approval or consent thereunder, or any consent to any departure by Parent or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Parent, Issuer, Purchaser Agent and the Required Purchasers, provided that:
(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Purchaser’s Commitment or Commitment Percentage shall be effective as to such Purchaser without such Purchaser’s written consent;
(ii)no such amendment, waiver or modification that would affect the rights and duties of Purchaser Agent shall be effective without Purchaser Agent’s written consent or signature; and
(iii)no such amendment, waiver or other modification shall, unless signed by all the Purchasers directly affected thereby, (A) reduce the applicable Repayment Amount, Cap Amount or Revenue Payment Percentage or forgive any principal, interest (other than Default Interest) or fees (other than late charges) with respect to any Note; (B) postpone the date fixed for, or waive or reduce, any Revenue Payment, payment of the Repayment Amount or other payment of principal of any Note or of interest on any Note (other than Default Interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Purchasers” or the percentage of Purchasers which shall be required for the Purchasers to take any action hereunder; (D) release all or substantially all of the Collateral, authorize the Obligors to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Note Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 13.6 or the definitions of the terms used in this Section 13.6 insofar as the

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definitions affect the substance of this Section 13.6; (F) consent to the assignment, delegation or other transfer by Issuer of any of its rights and obligations under any Note Document or release Issuer of its payment obligations under any Note Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Commitment, Commitment Percentage or that provide for the Purchasers to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder, or amend the last sentence of Section 2.3(a); (H) subordinate the Liens granted in favor of Purchaser Agent securing the Obligations; or (I) amend any of the provisions of Section 13.10.
(b)Other than as expressly provided for in Sections 13.6(a)(i), (ii) and (iii), Purchaser Agent may, if requested by the Required Purchasers, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Issuer.
(c)This Agreement and the Note Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Note Documents merge into this Agreement and the Note Documents.
Section 13.7Counterparts; Effectiveness; Electronic Signature. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original. The words ‘execution’, ‘signed’, ‘signature’, ‘delivery’ and words of like import in or relating to any document to be signed in connection with this Agreement or any other Note Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar State laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require any Person to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, the parties hereto hereby (a) agree that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Purchasers and the Obligors, electronic images of this Agreement or any other Note Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (b) waive any argument, defense or right to contest the validity or enforceability of the Note Documents based solely on the lack of paper original copies of any Note Documents, including with respect to any signature pages thereto.
Section 13.8Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until Payment in Full. The obligation of the Obligors in Section 13.2 to indemnify each Purchaser and Purchaser Agent, as well as the confidentiality provisions in Section 13.9 and the obligations under Section 2.5 and under Article XIV, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
Section 13.9Confidentiality.
(a)In handling any Confidential Information of (i) the Obligors, in the case of Purchaser Agent and the Purchasers and (ii) Purchaser Agent and the Purchasers, in the case of the Obligors (in either case, as applicable, the party receiving Confidential Information, the “Receiving Party” and, the party disclosing such Confidential Information, the “Disclosing Party”) shall, in each case, exercise the same degree of care that they exercise for their own proprietary information (but in no event less than a reasonable standard of care). The Receiving Party agrees to: (x) hold any Confidential Information received in confidence; (y) use or permit the use of the Confidential Information solely in connection with preparing, amending, executing, negotiating, administering, defending and enforcing the

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Note Documents (the “Permitted Purpose”); and (z) except as otherwise permitted herein, not disclose the Confidential Information to any Person not a party to this Agreement.
(b)Subject to the terms and conditions of this Agreement: (i) either Receiving Party may disclose such Confidential Information (A) to its Affiliates and to the Receiving Party’s and its Affiliates’ directors, officers (including managing members or partners), limited partners, employees, accountants, attorneys, financial advisors or consultants (together, “Representatives”) who (1) have a need to know the Confidential Information for the Permitted Purpose, (2) are apprised of the confidential nature of the Confidential Information and (3) are under written or professional obligations of confidentiality, non-disclosure and non-use in respect of Confidential Information at least as stringent as those contained herein or (B) as required by law, regulation, subpoena or court order or otherwise in connection with a judicial, administrative or governmental proceeding, provided that, in the event that the Receiving Party is required or requested to make such disclosure, the Receiving Party shall, to the extent legally permissible, give reasonable notice to the Disclosing Party in advance of the disclosure so as to allow the Disclosing Party an opportunity to seek (at the Disclosing Party’s sole expense) a protective order or other appropriate remedy; provided, further, that such notice and opportunity shall not be required in respect of (x) disclosures required pursuant to the Securities Act, the Exchange Act, or the listing rules of the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the New York Stock Exchange (or any nationally recognized securities exchange that is a successor to any of the foregoing) on which Parent’s common shares are listed or (y) disclosures to any regulatory or self-regulatory authority as required by applicable law in connection with an examination, audit, inspection, inquiry, request or general supervisory oversight, and (ii) Purchaser Agent and the Purchasers may disclose such Confidential Information (A) so long as any Persons receiving Confidential Information pursuant to this clause (A) are subject to customary confidentiality obligations, in connection with a Purchaser’s own financing or securitization transactions and a default, event of default or similar occurrence has occurred with respect to such financing or securitization transaction, (B) to prospective transferees (other than those identified in the immediately preceding clause (A)) or purchasers of any interest in the Notes (provided that the Purchasers and Purchaser Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms), (C) as Purchaser Agent reasonably considers appropriate in exercising remedies under the Note Documents or (D) to any actual or potential investors, co-investors, members, and partners (including limited partners) of Purchaser Agent or any Purchaser or any of their Affiliates so long as such Persons are subject to customary confidentiality obligations. The Receiving Party shall be responsible for any breaches of this Section by its Representatives. For the avoidance of doubt, any disclosure of Confidential Information in compliance with this clause (b) shall not alter the confidential nature of such Confidential Information, or the confidentiality, non-disclosure and non-use obligations applicable thereto, for all other purposes.
(c)Notwithstanding the foregoing, the prohibitions on disclosure in this Section shall not apply to information that the Receiving Party can demonstrate by competent evidence: (i) was in the public domain prior to disclosure to the Receiving Party by the Disclosing Party, or becomes part of the public domain after such, in each case through no act or failure to act by the Receiving Party or its Representatives; (ii) was in the Receiving Party’s rightful non-confidential possession prior to disclosure to the Receiving Party by the Disclosing Party; or (iii) is disclosed to the Receiving Party by a third party on a non-confidential basis who is known by Receiving Party to be in rightful non-confidential possession thereof and not prohibited from disclosing the information.
(d)Notwithstanding anything herein to the contrary, (i) the Purchasers and Purchaser Agent may use (but not disclose) Confidential Information for the development of client databases, reporting purposes and market analysis, (ii) after the First Purchase Date, Purchaser Agent and any Purchaser may disclose the transaction contemplated by the Note Documents on its or its investment manager’s website and in its or its investment manager’s marketing materials (which may include use of names and logos of one or more of the Obligors) and (iii) on the First Purchase Date, the Obligors shall issue the Press Release. Except as otherwise provided in this Section, a party may not use the name, likeness or trademarks of the other party or its Representatives for any purpose, including without limitation, to express or imply any relationship or affiliation between the parties, or any endorsement of any product or service, without the other party’s prior written consent.

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(e)The agreements provided under this Section supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section. For the avoidance of doubt the parties’ obligations with respect to Confidential Information received prior to the Effective Date shall continue to be defined by the terms of any prior agreements with respect thereto, but effective as of the Effective Date, obligations in respect of all Confidential Information will be governed by this Section.
Section 13.10Right of Set Off. Each Obligor hereby grants to Purchaser Agent and to each Purchaser, a lien, security interest and right of set off as security for all Obligations to Purchaser Agent and each Purchaser hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Purchaser Agent or the Purchasers or any entity under the control of Purchaser Agent or the Purchasers (including a Purchaser Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Purchaser Agent or the Purchasers may set off the same or any part thereof and apply the same to any liability or obligation of Issuer even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE PURCHASER AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY OBLIGOR ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
Section 13.11Cooperation of the Obligors. If necessary, each Obligor agrees to execute any documents (including new Notes) reasonably required to effectuate and acknowledge each assignment of a Commitment or Note to an assignee in accordance with Section 13.1. Subject to the provisions of Section 13.9, each Obligor authorizes each Purchaser to disclose to any prospective participant or assignee of a Commitment, any and all information in such Purchaser’s possession concerning Parent and its Subsidiaries and their financial affairs which has been delivered to such Purchaser by or on behalf of any Obligor pursuant to this Agreement, or which has been delivered to such Purchaser by or on behalf of such Obligor in connection with such Purchaser’s credit evaluation of such Obligor prior to entering into this Agreement.
Section 13.12Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to Issuer as of the date such Person becomes a Purchaser and as of each Purchase Date, that:
(a)Each of the Notes to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, except pursuant to sales registered or exempted under the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Notes in compliance with applicable federal and state securities laws.
(b)Such Purchaser can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
(c)Such Purchaser has had an opportunity to receive, review and understand all information related to Issuer requested by it and to ask questions of and receive answers from Issuer regarding Issuer, its Subsidiaries, its business and the terms and conditions of the offering of the Notes, and has conducted and completed its own independent due diligence.
(d)Based on the information such Purchaser has deemed appropriate, it has independently made its own analysis and decision to enter into the Note Documents.
(e)Such Purchaser understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Issuer in a

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transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of Issuer or the purchase of the Notes.
(f)Such Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
(g)Such Purchaser did not learn of the investment in the Notes as a result of any general solicitation or general advertising.
(h)Such Purchaser has sufficient cash on hand or binding and enforceable commitments from credit-worthy third parties to provide it with funds sufficient to satisfy its obligations to make the Purchases.
Section 13.13Agency.
(a)Each Purchaser hereby irrevocably appoints Purchaser Agent to act on its behalf as Purchaser Agent hereunder and under the other Note Documents and authorizes Purchaser Agent to take such actions on its behalf, to exercise such powers as are delegated to Purchaser Agent by the terms hereof or thereof and to act as agent of such Purchaser for purposes of acquiring, holding, enforcing and perfecting all Liens granted by the Obligors on the Collateral to secure any of the Obligations, in each case together with such actions and powers as are reasonably incidental thereto.
(b)Each Purchaser agrees to indemnify Purchaser Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), according to its respective Pro Rata Share (in effect on the date on which indemnification is sought under this Section 13.13), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Purchaser Agent in any way relating to or arising out of, the Notes, this Agreement, any of the other Note Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Purchaser Agent under or in connection with any of the foregoing. The agreements in this Section 13.13 shall survive the payment of the Repayment Amount and all other amounts payable hereunder.
(c)The Person serving as Purchaser Agent hereunder shall have the same rights and powers in its capacity as Purchaser as any other Purchaser and may exercise the same as though it were not Purchaser Agent and the term “Purchaser” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Purchaser Agent hereunder in its individual capacity.
(d)Purchaser Agent shall have no duties or obligations except those expressly set forth herein and in the other Note Documents. Without limiting the generality of the foregoing, Purchaser Agent shall not:
(i)be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(ii)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that Purchaser Agent is required to exercise as directed in writing by any Purchaser; provided that Purchaser Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Purchaser Agent to liability or that is contrary to any Note Document or applicable law; and

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(iii)except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and Purchaser Agent shall not be liable for the failure to disclose, any information relating to Issuer or any of its Affiliates that is communicated to or obtained by any Person serving as Purchaser Agent or any of its Affiliates in any capacity.
(e)Purchaser Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers or as Purchaser Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(f)Purchaser Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Purchaser Agent.
(g)Purchaser Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Purchaser Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Purchaser Agent and conforming to the requirements of this Agreement or any of the other Note Documents. Purchaser Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Purchaser Agent hereunder or under any Note Documents in accordance therewith. Purchaser Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Purchaser Agent shall not be under any obligation to exercise any of the rights or powers granted to Purchaser Agent by this Agreement and the other Note Documents at the request or direction of the Required Purchasers unless Purchaser Agent shall have been provided by the Purchasers with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(h)Purchaser Agent may resign at any time by delivering notice of such resignation to the Purchasers and Issuer, effective on the date set forth in such notice or, if no such date is set forth therein, upon the thirtieth (30th) day following the date such notice is delivered. If Purchaser Agent delivers any such notice, or if Purchaser Agent becomes insolvent or bankrupt, the Required Purchasers shall have the right to appoint a successor Purchaser Agent. If, within 30 days after the retiring Purchaser Agent having given notice of resignation, no successor Purchaser Agent has been appointed by the Required Purchasers that has accepted such appointment, then the retiring Purchaser Agent may, on behalf of the Purchasers, appoint a successor Purchaser Agent from among the Purchasers. Each appointment under this Section 13.13(h) shall be subject to the prior consent of Issuer, which may not be unreasonably withheld, delayed or conditioned but shall not be required during the continuance of an Event of Default. Effective immediately upon its resignation, (i) the retiring Purchaser Agent shall be discharged from its duties and obligations under the Note Documents, (ii) the Purchasers shall assume and perform all of the duties of Purchaser Agent until a successor Purchaser Agent shall have accepted a valid appointment hereunder, (iii) the retiring Purchaser Agent shall no longer have the benefit of any provision of any Note Document other than with respect to any actions taken or omitted to be taken while such retiring Purchaser Agent was, or because such Purchaser Agent had been, validly acting as Purchaser Agent under the Note Documents and (iv) subject to its rights under Section 13.13, the retiring Purchaser Agent shall take such action as may be reasonably necessary to assign to the successor Purchaser Agent its rights as Purchaser Agent under the Note Documents. Effective immediately upon its acceptance of a valid appointment as Purchaser Agent, a successor Purchaser Agent shall succeed to, and become vested

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with, all the rights, powers, privileges and duties of the retiring Purchaser Agent under the Note Documents.
(i)The Purchasers irrevocably authorize Purchaser Agent, at its option and in its discretion,
(i)to release any Lien on any Collateral granted to or held by Purchaser Agent under any Note Document (i) upon Payment in Full, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Transfer permitted hereunder, or (iii) as approved in accordance with Section 13.6;
(ii)to subordinate or release any Lien on any property granted to or held by Purchaser Agent under any Note Document to the holder of any Lien on such property that is permitted by clause (d) of the definition of “Permitted Liens”;
(iii)to enter into an intercreditor agreement as provided in the definition of Permitted Product Financing or otherwise in connection with any Permitted Product Financing in form and substance satisfactory to Purchaser Agent (such an intercreditor agreement, a “Permitted Intercreditor Agreement”), and each Purchaser agrees to be bound by the terms of the Permitted Intercreditor Agreement and such other intercreditor agreement or subordination agreement and directs Purchaser Agent to enter into the Permitted Intercreditor Agreement and such other intercreditor agreement or subordination agreement, in each case, on behalf of the Purchasers and agrees that Purchaser Agent may take such actions on its behalf as is contemplated by the terms of the Permitted Intercreditor Agreement and such other intercreditor agreement or subordination agreement;
(iv)in connection with any license of Intellectual Property by any Obligor permitted hereunder, if reasonably requested by Issuer, to enter into a Non-Disturbance Agreement; and
(v)to release any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Note Documents or (ii) upon Payment in Full.
Section 13.14Original Issue Discount. Issuer (i) acknowledges that the Purchasers intend to treat the Notes as indebtedness that are treated as contingent payment debt instruments issued for money within the meaning of Treasury Regulation Section 1.1275-4(b) for U.S. federal income tax purposes, (ii) shall upon written request from Purchaser Agent to the Chief Financial Officer of Parent, promptly make available to the Purchasers the issue price, the issue date, the comparable yield and projected payment schedule for each Note issued that is treated as a separate “issue” for tax purposes in accordance with the requirements set forth in Treasury Regulation Section 1.1275-3(b) (provided that Issuer shall consult with the Purchasers in the determination thereof and such determinations shall be reasonably acceptable to the Purchasers) and (iii) shall not take any position inconsistent with such treatment of the Notes in any communication or agreement with any taxing authority unless required by a final “determination” within the meaning of Section 1313(a) of the Code.
Section 13.15Tax Treatment. Purchasers and Issuer agree that the Notes shall be treated as debt for United States federal income tax purposes and shall not take any position inconsistent with such tax treatment of the Notes in any communication or agreement with any taxing authority unless required by a final “determination” within the meaning of Section 1313 of the Code.
ARTICLE XIV
TAX
Section 14.1Withholding and Gross-Up. Notwithstanding anything to the contrary in this Agreement, if any Governmental Authority and /or Requirements of Law requires any Obligor to deduct or withhold any amount from, or any Purchaser to pay any present or future Tax, assessment, or other governmental charge on, any payment to any Purchaser (“Withholding Payment”), the Obligors will, in addition to paying the applicable Purchaser such reduced payment, simultaneously pay such Purchaser such additional amounts such that such Purchaser receives the full contractual amount of the applicable

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payment from the Obligors as if no such Withholding Payment had occurred; provided that, the Obligors shall not be required to pay such additional amounts to a particular Purchaser with respect to any Withholding Payment that is attributable to any Excluded Taxes for the Purchaser. The parties shall discuss and cooperate regarding applicable mechanisms for minimizing such Taxes to the extent possible in compliance with Requirement of Law. The Obligors shall deliver to such Purchaser the original or a certified copy of a receipt issued by any Governmental Authority or other document reasonably evidencing the payment of any withholding Tax on such Purchaser’s behalf.
Section 14.2Reporting and Documentation. If any Purchaser is entitled to an exemption from or reduction of a Withholding Payment with respect to payments made under this Agreement, it shall deliver to Issuer, at the time or times reasonably requested by Issuer, such properly completed and executed documentation reasonably requested by Issuer as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in such Purchaser’s reasonable judgment such completion, execution or submission would subject the Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser and, for clarity, such Purchaser shall be deemed to have complied with its obligations under this Section 14.2 if it has so exercised its reasonable judgment. In addition, each Purchaser, if reasonably requested by Issuer, shall deliver such other documentation prescribed by Requirement of Law as will enable the Obligors to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or notify Issuer in writing of its legal inability to do so, in either case within a reasonable amount of time following Issuer’s request for an update.
ARTICLE XV
DEFINITIONS
Section 15.1Definitions. As used in this Agreement, the following terms have the following meanings:
“Account” means any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to any Obligor.
“Account Debtor” means any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.
“Acquisition” means (a) any transaction, or any series of related transactions, by which any Person directly or indirectly, by means of a take-over bid, tender offer, amalgamation, merger, purchase of assets or shares or similar transaction having the same effect as any of the foregoing, (i) acquires any business, product, business line or product line, division or unit of operation of any Person, or all or substantially all of the assets of any business, product, business line or product line, division or other unit of operation of any Person, (ii) acquires control of securities of a Person representing more than 50% of the ordinary voting power for the election of directors or other governing body of such Person if the business affairs of such Person are managed by a board of directors or other governing body or (iii) acquires control of more than 50% of the ownership interest in any Person that is not managed by a board of directors or other governing body and (b) any exclusive In-License.
“Acquisition Cost” means all consideration paid or payable for an Acquisition (including all milestone, maintenance and/or similar payments, earnouts (whether earned or contingent), deferred purchase price and any other contractual commitment, whether fixed or contingent,), but excluding (i) royalties on sales calculated on an arm’s-length basis, (ii) future sales-based milestones, (iii) any consideration paid out of proceeds of any concurrent or prior sale of Equity Interests (other than

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Disqualified Equity Interests) of Parent where such use of proceeds was specifically disclosed to the investors in such offering and (iv) milestones and other contingent payments with respect to any Product that is being acquired pursuant to such Acquisition, provided that such milestones are payable solely at or following receipt of FDA or EMA Marketing Approval for such Product.
“Adverse Regulatory Event” means Issuer or any Subsidiary has received written notice of any of the following events or circumstances, in each case after Troriluzole Approval: (a) any United States Regulatory Authority has commenced an enforcement action or investigation (other than routine or periodic regulatory inspections or inquiries), or has issued a warning letter, untitled letter, or, solely after any Second Purchase has been made, Safety Notice, with respect to Troriluzole or any Commercialization, Development or Manufacturing activities with respect thereto, which written notice results in a halt or discontinuance in the manufacture or sale of Troriluzole in excess of 180 days; (b) any Regulatory Authority commences any criminal, injunctive, seizure, detention, civil penalty or other enforcement action against Parent or any of its Subsidiaries; (c) Parent or any of its Subsidiaries enters into any consent decree, plea agreement or other settlement with any Regulatory Authority with respect to Troriluzole or any Commercialization, Development or Manufacturing activity with respect to Troriluzole; or (d) solely after any Second Purchase has been made, Parent or any Subsidiary halts or discontinues the marketing or sale of Troriluzole in the United States for a period of 180 consecutive days or longer (except to the extent required by the FDA due to safety concerns raised by the FDA).
“Affiliate” of any Person means another Person that owns or Controls directly or indirectly such Person, any Person that Controls or is Controlled by or is under common Control with such Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controls”, “Controlling” and “Controlled” have meanings correlative thereto.
“Agreed Security Principles” means the agreed security principles set forth on Exhibit A-2.
“Agreement” is defined in the preamble hereof.
“ALS Biopharma Agreement” means that certain Agreement, by and among ALS Biopharma, LLC, Fox Chase Chemical Diversity Center Inc., and Biohaven Pharmaceutical Holding Company, Ltd., dated as of August 7, 2015, as amended and assigned to Issuer pursuant to that certain Amendment and Assignment Agreement by and among ALS Biopharma, LLC, Fox Chase Chemical Diversity Center Inc., Biohaven Pharmaceutical Holding Company, Ltd. and Issuer, dated as of May 29, 2019.
“ANDA” means an Abbreviated New Drug Application for marketing approval of a generic drug product pursuant to 21 U.S.C. 355(j).  For the purposes of this agreement only, references to ANDA also include Biosimilar or Interchangeable Biologics License Applications as defined in 42 U.S.C. 262(k).
“Annual Projections” is defined in Section 6.2(a)(iv).
“Anti-Corruption Laws” means all laws of any jurisdiction applicable to Parent or any of its Subsidiaries from time to time prohibiting bribery or corruption, including without limitation: (a) legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, 1997; (b) the United Kingdom Bribery Act 2010; (c) the United States Foreign Corrupt Practices Act of 1977, as amended; and (d) other similar laws, rules and regulations in other jurisdictions.

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“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including, without limitation, (i) the Money Laundering Control Act of 1986 (e.g., 18 U.S.C. §§ 1956 and 1957), (ii) the Bank Secrecy Act of 1970 (e.g., 31 U.S.C. §§ 5311 – 5330), as amended by the USA PATRIOT Act, (iii) the laws, regulations and executive orders administered by OFAC, (iv) the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 and implementing regulations by the United States Department of the Treasury, (v) any law prohibiting or directed against terrorist activities or the financing of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), (vi) any legislation or regulations applicable to any party to the Note Documents and relating to the fight against money laundering for capital arising from drug-trafficking and the activities of criminal organizations and counter-terrorist financing, or (vii) any similar laws enacted in the United States, British Virgin Islands, Cayman Islands, United Kingdom, European Union or any other jurisdictions in which the parties to this agreement operate, and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war.
“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Purchaser or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Purchaser.
“Approved Purchaser” is defined in Section 13.1(a).
“Books” means Parent’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Parent’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Business Day” means any day of the year on which banks are open for business in New York, New York and the British Virgin Islands.
“BVI” means British Virgin Islands.
“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.
“BVI Collateral Documents” means (i) the BVI law governed equitable share mortgage in respect of shares of Biohaven Therapeutics Ltd, Biohaven Specialty Pharma Ltd., Biohaven CGRP IP Ltd and Pharmahaven Ltd. between Parent as mortgagor, Biohaven Therapeutics Limited, Biohaven Specialty Pharma Ltd., Biohaven CGRP IP Ltd and Pharmahaven Ltd. as the companies and Purchaser Agent as mortgagee; and (ii) the BVI law governed equitable share mortgage in respect of shares of Biohaven Therapeutics IP Ltd between Issuer as mortgagor, Biohaven IP Therapeutics Ltd as the company and Purchaser Agent as mortgagee.
“BVI Obligor” means any Obligor incorporated or organized and existing in the British Virgin Islands.

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“Cap Adjustment Condition” means, as of the Test Date, the Total Payments (excluding any Revenue Payments made pursuant to Section 2.2(d)(iv)) equal or exceed 50% of the aggregate Funded Amount of all Notes.
“Cap Amount” means, as of any date of determination and with respect to any Notes, the amount equal to the Cap Multiplier for such Notes multiplied by the Funded Amount for such Notes as of such date.
“Cap Multiplier” means:
(a)on or prior to the earlier of the Test Date and the date the Test Date Condition is satisfied, (A) 1.65 with respect to the Second Notes, and (B) 1.95 with respect to the Other Notes; and
(b)after the earlier of the Test Date and the date the Test Date Condition is satisfied,
(i)if the Test Date Condition is satisfied on or prior to the Test Date, (A) 1.40 with respect to the Second Notes, and (B) 1.60 with respect to the Other Notes,
(ii)with respect to the Second Notes, if the preceding clause (i) does not apply, then (x) if the Cap Adjustment Condition is satisfied, 1.65, and (y) if the Cap Adjustment Condition is not satisfied, 1.75, and
(iii)with respect to the Other Notes:
(1)if both (x) the preceding clause (i) does not apply, and (y) as of the Test Date, the Total Payments (excluding any Revenue Payments made pursuant to Section 2.2(d)(iv), and without giving effect to any True-Up Payment) are equal to or greater than 90% of the aggregate Funded Amount of all Notes, 1.80; and
(2)if the preceding clauses (i) and (iii)(1) do not apply, (X) if the Cap Adjustment Condition is satisfied, 1.95, and (Y) if the Cap Adjustment Condition is not satisfied, (A) on or prior to the eighth anniversary of the First Purchase Date, 2.10 and (B) after the eighth anniversary of the First Purchase Date, 2.25.
“Capital Lease” means any lease or similar arrangement which is of a nature that payment obligations of the lessee or obligor thereunder at the time are or should be capitalized and shown as liabilities (other than current liabilities) upon a balance sheet of such lessee or obligor prepared in accordance with GAAP.
“Capital Lease Obligations” means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet of such lessee with respect to such Capital Lease.
“Cash” means all cash (including foreign currency) and Cash Equivalents.
“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 360 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-2 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc., or F-2 or better by Fitch Investor Services, (iii) time deposits and certificates of deposit maturing within one year from the date of issuance and issued by a bank or trust

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company organized under the laws of the United States of America (or any state thereof) (A) that has combined capital and surplus of at least $500,000,000 or (B) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc. or A or better by Fitch Investor Services, (iv) money market funds that are SEC registered 2a-7 eligible only, have assets in excess of $1,000,000,000, offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that, the Obligors will invest only in ‘no-load’ funds which have a constant $1.00 net asset value target; and (v) in the case of any Foreign Subsidiary, (i) money market funds that have a minimum daily liquid asset requirement of 25% and minimum weekly liquid asset requirement of 50% of its assets, have a credit rating of AAAm by Standard & Poor’s Rating Services or Aaa-mf by Moody’s Investor Service, Inc. or AAAmmf by Fitch Investor Services, have assets in excess of $1,000,000,000, offer a daily purchase/redemption feature and seek to maintain a constant share price; provided that, the Obligors will invest only in ‘no-load’ funds which have a constant $1.00 net asset value target and (ii) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by an agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one from the date of acquisition, so long as the indebtedness of such sovereign nation has not less than two of the following ratings: A-1 or higher from Standard & Poor’s, A2 or higher from Moody’s and A or higher from Fitch or carries an equivalent rating from a comparable foreign rating agency.
“Cayman Share Mortgage” means the Cayman Islands law governed equitable share mortgage in respect of shares of BioShin Limited between Issuer as mortgagor, BioShin Limited as the company and Purchaser Agent as mortgagee.
“Change of Control” means:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of Parent or its Subsidiaries (and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Equity Interests of Parent entitled to vote for members of its board of directors on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)a merger or consolidation of Parent with any Person in which the shareholders of Parent immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation at least 51% of the aggregate ordinary voting power entitled to vote for the election of directors of Parent represented by the issued and outstanding Equity Interests of the entity surviving or resulting from such consolidation; or
(c)the Transfer in one or a series of transactions (whether or not related) of all or substantially all of the consolidated assets of Parent and its Subsidiaries to Persons that are not Full Guarantors.
“Claims” are defined in Section 13.2.
“Clinical Trial” means any clinical or pre-clinical trial or study of a Product conducted by or on behalf of Parent or any of its Subsidiaries.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor federal tax code.

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“Collateral” means any and all properties, rights and assets of Obligors described on Exhibit A-1.
“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by any Obligor at any time (other than any Excluded Account).
“Commercialization” means any and all activities, other than manufacturing, directed to the preparation for sale of, or sale of any Product, including activities related to marketing, promoting, distributing, and importing such Product, and obtaining relevant approvals (including pricing and reimbursement approvals) from, and interacting with, any Regulatory Authority regarding any of the foregoing. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization, and “Commercialized” has a corresponding meaning.
“Commercially Reasonable Efforts” means the level of efforts and resources (measured as of the time that such efforts and resources are required to be used under this Agreement) that are commonly used by a commercial-stage public biopharmaceutical company of similar size, capitalization and resources to the Obligors, to Develop, Manufacture or Commercialize, as the case may be, one of its primary products, but without regard to Issuer’s financial obligations under the Note Documents; provided that in the case of the Commercialization of Troriluzole in any jurisdiction within the European Union, the United Kingdom or Japan, “Commercially Reasonable Efforts” shall take into account the pricing, reimbursement status and patent protection and defense achieved or likely to be achieved in such jurisdiction.
“Commitment” means, for any Purchaser, the obligation of such Purchaser to purchase Notes, up to the principal amount shown on Schedule 1.1. “Commitments” means the aggregate amount of such commitments of all Purchasers.
“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.
“Commitment Termination Date” means the earliest of (i) (a) with respect to the First Purchase, two Business Days after the Effective Date and (b) with respect to any Second Purchase, (x) 12 Business Days after July 30, 2026 or (y) if the FDA Approval Date does not occur on or before June 30, 2026, June 30, 2026, (ii) the occurrence of a Change of Control, (iii) the payment to the Purchasers of the Repayment Amount, (iv) the Maturity Date, (v) the termination of the Commitments pursuant to Section 9.1, and (vi) the termination of the Revenue Payment Period.
“Commodity Account” means any “commodity account” as defined in the UCC with such additions to such term as may hereafter be made.
“Communication” is defined in Article X.
“Competitor” means, at any time of determination, any operating company (and each Affiliate of such Person where (x) such Affiliate is readily identifiable by name, (y) either (i) such Affiliate is a Subsidiary of such Person or (ii) such Person is a Subsidiary of such Affiliate, and (z) such Affiliate is also an operating company) that is engaged in the same, substantially the same, or similar line of business as Parent and its Subsidiaries as of such time (which, for the avoidance of doubt, shall include the business of manufacturing and/or selling pharmaceutical products).
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit C.

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“Confidential Information” means (a) all information disclosed, directly or indirectly, through any means of communication or observation, by or on behalf of the Disclosing Party to the Receiving Party on or after the date hereof, that relates to or is derived from the Disclosing Party’s business, strategic, marketing or technological affairs, or to any other matter that the Receiving Party is advised or has reason to know is the confidential or proprietary information of the Disclosing Party (including Personal Data), (b) the Note Documents, any amendments or modifications thereto or waivers thereof, and any term sheets, transaction structures, draft agreements, discussions or negotiations relating thereto and (c) all notes, analyses, reports, compilations, forecasts, memoranda, studies or other documents or writings (including emails, text or other instant messages and handwritten documents) based on, containing or relating to any of the foregoing which may be prepared or created by, for or on behalf of the Receiving Party or its Representatives.
“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” does not include endorsements of instruments for deposit or collection in the ordinary course of business, typical contractual indemnities provided in the ordinary course of business or any product warranties. The amount of any Contingent Obligation is deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Control Agreement” means any control agreement (or other appropriate instrument), in form and substance reasonably satisfactory to Purchaser Agent, entered into among the depository institution at which any Obligor maintains a Deposit Account or the securities intermediary or commodity intermediary at which any Obligor maintains a Securities Account or a Commodity Account, such Obligor, and Purchaser Agent pursuant to which Purchaser Agent obtains “control” (within the meaning of the UCC or any other perfection regime) for the benefit of the Secured Parties over such Deposit Account, Securities Account, or Commodity Account.
“Controlled Account” means a Collateral Account that is subject to a Control Agreement or another instrument in favor of Purchaser Agent, in each case satisfactory to Purchaser Agent in its reasonable discretion, that provides Purchaser Agent with a first priority (subject only to Permitted Liens identified in clause (b), (h) and (n) of the definition thereof) perfected Lien in such Collateral Account.

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“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.
“Corporate Benefit Limitations” means, with respect to any Guaranty or the grant or perfection of any security interest by any Foreign Obligor, any limitations on such Guaranty or such grant or perfection imposed pursuant to the Agreed Security Principles (other than limitations that do not impair the rights and remedies of the Secured Parties more than analogous restrictions imposed under the laws of the United States as reasonably determined by Purchaser Agent).
“Covered Territory” means the entire world.
“Default” means any event that upon the giving of notice, the passage of time or both, would constitute an Event of Default.
“Default Interest” is defined in Section 2.3(b).
“Default Rate” is defined in Section 2.3(b).
“Deposit Account” means any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.
“Development” means all activities related to discovery, research and development of a product, including creation and prosecution of Intellectual Property, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, Clinical Trials, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of applications for Regulatory Approval, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval for such product. When used as a verb, “Develop” means to engage in Development.
“Development and Commercialization Financing” means (i) any financing transaction by an Obligor for the purpose of the Development or Commercialization of any Other Product or Other Product platform, (ii) any sale of a synthetic royalty or revenue interest (which may include a guaranteed return for the investor) with respect to any Other Product or Other Product platform; provided that with respect to this clause (ii), the primary Other Product subject to such Development and Commercialization Financing has received Marketing Approval from the FDA and (iii) any Royalty Monetization that does not qualify as a Permitted Product Financing pursuant to clause (a) thereof. For purposes of this definition, each of the following is an Other Product platform: Myostatin, Ion Channel, Molecular Degraders of Extracellular Proteins, Tyk2/Jak1 and ADC Oncology.
“Disclosing Party” is defined in Section 13.9(a)
“Disputes” is defined in Section 5.11(e).
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the

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option of the holder thereof, in whole or in part, on or prior to 91 days after the Maturity Date (other than solely for (x) Equity Interests that are not Disqualified Equity Interests and (y) cash in lieu of fractional shares), (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to this definition, in each case at any time on or prior to 91 days after the Maturity Date, or (c) contains any repurchase obligation or provides for mandatory distributions which may come into effect prior to Payment in Full; provided, however, that if such Equity Interests are issued pursuant to any plan for the benefit of any employee, director, manager or consultant of Issuer or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interests shall not constitute Disqualified Equity Interests because they may be required to be repurchased by Issuer or its Subsidiaries (x) to the extent permitted by clause (c) of the definition of Permitted Distributions, in order to satisfy applicable statutory or regulatory obligations or (y) to the extent permitted by clause (a) of the definition of Permitted Distributions, as a result of the termination, death or disability of such employee, director, manager or consultant.
“Dollars,” “dollars” and “$” each are lawful money of the United States.
“Effective Date” is defined in the preamble of this Agreement.
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (i) a Purchaser, (ii) an Affiliate of a Purchaser, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case of this clause (iv), which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Purchaser or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, any Competitor.
“EMA” means the European Medicines Agency or any successor agency thereto.
“Environmental Claims” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment, arising out of a violation of Environmental Law or any Hazardous Material Activity.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) to the extent related to Hazardous Material Activity, occupational safety and health,

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industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Parent or any of its Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Obligor or any of its Subsidiaries directly or indirectly resulting from or based upon (i) violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
“Equity Interest” means, with respect to any Person, any and all shares (including any American Depository Shares, each representing one or more of such shares), interests, partnership interests (whether general or limited), membership interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such Person; provided that Equity Interest shall not include any Permitted Convertible Notes.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) under common control with Issuer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(b), (c), (m) and (o) of the Code for purposes of Section 4001(b) of ERISA).
“ERISA Event” means (a) a “reportable event” (as defined in ERISA) with respect to a Pension Plan; (b) the failure by an Obligor or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by an Obligor or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by an Obligor or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA or with respect to the funding and payment of any benefits under any such plan, upon any Obligor or any ERISA Affiliate; (j) the engagement by any Obligor or any ERISA Affiliate in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon any Obligor pursuant to Section 430(k) of the

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Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.
“Event of Default” is defined in Article VIII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” means, collectively, (a) any Deposit Account of any Obligor that is used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Parent’s or any of its Subsidiaries’ employees, (b) any escrow accounts, Deposit Accounts and trust accounts that are pledged or otherwise encumbered pursuant to Permitted Liens (provided that the aggregate amount of funds in the accounts described in this clause (b) shall not exceed $25,000,000), (c) any collection or other segregated account required by a Permitted Product Financing that is funded solely with proceeds of net sales of the applicable Other Product(s) or amounts received under the applicable Permitted License(s) to which such Permitted Product Financing relates; provided that the balance of such account may not at any time exceed the accrued amounts based on such net sales or other amounts payable to the counterparty under such Permitted Product Financing (unless any such excess amounts are swept to a Controlled Account on at least a quarterly basis), (d) “zero balance” accounts, and (e) other accounts, the cash balance of which such accounts, in the case of this clause (e), does not exceed $2,500,000 individually or $5,000,000 in the aggregate at any time.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary that: (a) does not hold right, title or interest in any material Troriluzole Intellectual Property (other than with respect to a jurisdiction outside of the United States), (b) does not hold or maintain any material Regulatory Approvals with respect to Troriluzole, whether now in effect or hereafter issued by any Regulatory Authority (other than with respect to a jurisdiction outside of the United States), (c) as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.2(a)(i) or Section 6.2(a)(ii), for the period of four consecutive fiscal quarters then ended contributed less than 2.5% individually or, together with all other Excluded Foreign Subsidiaries, 5.0% (which amount shall increase to 7.5% following the satisfaction of the Test Date Condition or payment of the True-Up Payment), of the consolidated net revenue of Parent and its Subsidiaries for such period, and (d) as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.2(a)(i) or Section 6.2(a)(ii), for the period of four consecutive fiscal quarters then ended contributed less than 2.5% individually or, together with all other Excluded Foreign Subsidiaries, 5.0% (which amount shall increase to 7.5% following the satisfaction of the Test Date Condition or payment of the True-Up Payment), of the consolidated total assets of Parent and its Subsidiaries at such time.
“Excluded Subsidiary” means (a) any Excluded Foreign Subsidiary, and (b) any Subsidiary that is prohibited by any Requirement of Law or by any contractual obligation existing on the Effective Date (or, if later, the date of acquisition or formation of such Subsidiary) (provided that such contractual obligation was not entered into in contemplation thereof) from guaranteeing the Obligations or any Subsidiary that would require any Governmental Approval in order to guarantee the Obligations unless such Governmental Approval has been received or can be obtained by the Subsidiary through the use of commercially reasonable efforts.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Purchaser or required to be withheld or deducted from a payment to any Purchaser: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of the Purchaser being organized under the laws of, or having its principal

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office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) Taxes imposed on amounts payable to or for the account of the Purchaser with respect to an applicable interest in the Notes to the extent they are imposed pursuant to a law in effect on the date on which (A) the Purchaser acquires such interest in the Notes or (B) the Purchaser changes its applicable lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to the Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Purchaser immediately before it changed its applicable lending office; (c) Taxes attributable to such Purchaser’s failure to comply with Section 14.2; (d) Taxes resulting directly from such Purchaser changing its jurisdiction of domicile or form of legal entity; and (e) any withholding Taxes imposed under FATCA.  For the purposes of the definition of “Excluded Taxes,” the term “Purchaser” includes its successors and assigns pursuant to Section 13.1.

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Obligor or any of its Subsidiaries.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the board of directors of Parent.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FDA” means the United States Food and Drug Administration and any successor agency thereto.
“FDA Approval Date” means the date on which the FDA has granted Marketing Approval, without any “boxed warnings”, for Troriluzole for the treatment of all spinocerebellar ataxia genotypes.
“First Notes” means all Notes issued pursuant to the First Purchase.
“First Purchase” is defined in Section 2.1(a).
“First Purchase Date” means the Purchase Date in respect of the First Purchase.
“Foreign Collateral Documents” means the BVI Collateral Documents, the Cayman Share Mortgage, and any other documents governed by the laws of a jurisdiction other than the United States or any territory thereof.
“Foreign Obligor” means Parent and any Foreign Subsidiary that is an Obligor.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by Parent or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Foreign Subsidiary” means any Subsidiary of Parent that is not an entity organized under the laws of the United States or any state or territory thereof.

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“Full Guarantor” means any Guarantor that is not a Limited Guarantor.
“Funded Amount” means, as of any date of determination and with respect to any Notes, the aggregate purchase price paid by the Purchasers for such Notes during the life of this Agreement.
“GAAP” means generally accepted accounting principles as in effect in the United States of America on the Effective Date (except as expressly provided in the first paragraph of Article I).
“GDPR” is defined in the definition of “Privacy Laws.”
“General Intangibles” means all “general intangibles” as defined in the UCC in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
“Governmental Approval” means any consent, authorization, approval, clearance, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority (including, without limitation, the FDA, the EMA, the MHRA, the PMDA and any similar state or foreign Governmental Authority).
“Governmental Authority” means any government, court, regulatory or administrative agency, body or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, national, state or other political subdivision, local or supranational (domestic or foreign), or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any central bank, securities exchange or self-regulatory organization.
“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit F by a Person that, pursuant to Section 6.11, is required to become a “Guarantor” hereunder; provided that any Guarantee Assumption Agreement by a Foreign Subsidiary shall be subject to the Agreed Security Principles.
“Guaranteed Obligations” is defined in Section 12.1.
“Guarantor” means each Person that is a guarantor of the Obligations under a Guaranty, including, without limitation, a Person that becomes a guarantor pursuant to a Guarantee Assumption Agreement. As of the Effective Date, the Guarantors are Parent, Issuer, Biohaven Pharmaceuticals, Inc., Kleo Pharmaceuticals, Inc. and Pyramid Biosciences, Inc.
“Guaranty” means the guaranty set forth in Article XII and/or any guarantee of all or any part of the Obligations in form and substance satisfactory to Purchaser Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

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“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or would reasonably be expected to pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Healthcare Laws” is defined in Section 5.6(f).
“HIPAA” is defined in Section 5.6(f).
“In-License” means any license or other agreement between Parent or any of its Subsidiaries and any Third Party pursuant to which Parent or such Subsidiary obtains a license or sublicense of, covenant not to sue under, or other similar rights to, any Intellectual Property of such Third Party (other than off-the-shelf software licenses and non-exclusive licenses of Intellectual Property that does not constitute Troriluzole Intellectual Property).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the Fair Market Value of such property; (f) all Capital Lease Obligations and synthetic lease obligations of such person; (g) all liability or obligations of such Person in respect of hedging agreements and other derivative contracts (for the net amount owed by such Person thereunder), (h) all Contingent Obligations of such Person; (i) all liability and obligations of such Person under guaranteed minimum purchase, take or pay or similar performance requirement contracts, (j) all liability and obligations under receivables factoring, receivable sales or similar transactions or arising under revenue interest agreements, royalty financing agreements or similar financings, (k) all liability and obligations for milestone payments, royalty payments, license payments and similar payments pursuant to any license agreement, research and development agreement, collaboration or development agreement or merger or acquisition agreement (other than obligations to make royalty and sales-based and other customary milestone payments, and to pay license fees, pursuant to non-exclusive in-licenses in the ordinary course), and (l) Disqualified Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) (X), in the case of Parent or any Subsidiary, the Fair Market Value of the property encumbered thereby, and (Y) in the case of any other

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Person, the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything herein to the contrary, Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) endorsements of instruments for collection in the ordinary course of business, (iii) obligations in respect of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, and (iv) deferred compensation and severance, pension, health and welfare retirement and equivalent benefits or any deferred obligations incurred under ERISA.
“Insolvency Proceeding” means:
(a)any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief; and
(b)without limitation of the preceding clause (a), with respect to any Obligor or any Subsidiary incorporated or organized in BVI, any proceeding by or against such Person under the Insolvency Act, 2003, of the British Virgin Islands or such Person has failed to comply with the requirements of a statutory demand, other than a statutory demand that is either frivolous or vexatious, that has not been set aside under Section 157 of the Insolvency Act, 2003 of the British Virgin Islands (or its equivalent in other jurisdictions).
“Insolvent” means not Solvent.
“Intellectual Property” means all intellectual property and other proprietary rights of any kind or nature, whether registered or unregistered and whether registrable or not, protected, created or arising under any law, including any and all rights in: proprietary information; technical data; laboratory notebooks; clinical data; priority rights; trade secrets; know-how; confidential information; inventions (whether patentable or unpatentable and whether or not reduced to practice or claimed in a pending patent application); Patents; Trademarks, trade names, service marks, trade dress, logos, slogans, including all goodwill associated therewith; domain names; Copyrights and all applications thereof; and all rights in works of authorship of any type, in all forms or media, designs rights, registered designs, database rights and rights in compilations of data.
“Intellectual Property Updates” means a summary of any new Patents, trademarks or copyrights issued or patent, trademark or copyright applications filed, amended or supplemented, by Parent or any Subsidiary, in each case constituting Troriluzole Intellectual Property (in form sufficient to allow Purchaser Agent to prepare appropriate filings in respect thereof to protect its Liens thereon), together with a summary of any material information or developments with respect to the Material Patents.
“Intercompany Subordination Agreement” means the intercompany subordination agreement substantially in the form of Exhibit E.
“Inventory” means all “inventory” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests or other securities), (b) any loan, advance, extension of credit, capital contribution or similar

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payment to any Person, (c) the incurrence of any Contingent Obligation or the assumption of any liabilities of any other Person, (d) any Acquisition, (e) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, and (f) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, less the amount of Cash or the Fair Market Value of any other property received, returned or repaid as a result of dispositions, distributions or liquidations of all or a portion of such Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.
“Involuntary Disposition” means, with respect to any property or assets of the Obligors or their Subsidiaries, any of the following: (a) any loss, destruction or damage of such property or assets or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property or assets, or confiscation of such property or assets or the requisition of the use of such property or assets.
“IRS” means the United States Internal Revenue Service.
“Issuer” is defined in the preamble hereof.
“License Agreement” means any existing or future license, commercialization, co-promotion, collaboration, distribution, manufacturing, marketing or partnering agreement entered into before or during the term of this Agreement by Parent or any of its Subsidiaries that grants a license, covenants not to sue, or other similar rights with respect to any Troriluzole Intellectual Property.
“Licensees” means, collectively, the licensees and any sublicensees under any License Agreement; each a “Licensee”.
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
“Limited Guarantor” means any Guarantor whose Guaranteed Obligations, or the grant or perfection of a security interest in whose assets, are limited by Corporate Benefit Limitations. The parties agree that as of the Effective Date, Obligors organized under the laws of Ireland, the British Virgin Islands and the United Kingdom (as such laws are in effect as of the Effective Date) are not Limited Guarantors.
“Manufacture” and “Manufacturing” means all activities related to the supply, production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of any product, or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U, or X of the Board of Governors of the Federal Reserve System.
“Market Capitalization” means, as at any date of determination, the product of (x) the number of issued and outstanding shares of Parent’s shares on such date multiplied by (y) the closing price per

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share of such shares on such date on the principal stock exchange on which such shares are then listed, traded and quoted.
“Marketing Approval” means, with respect to any Product in any country or region, approval from the applicable Regulatory Authority sufficient for the promotion and sale of such Product in such jurisdiction in accordance with applicable law, including, without limitation, the approval by the FDA of a U.S. New Drug Application or Biologics License Application for such Product.
“Material Adverse Change” means (a) a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, (b) a material adverse effect on the validity or enforceability of any of the Note Documents, (c) material adverse effect on the ability of Issuer or any Obligor to perform any of its material obligations under the Note Documents, (d) material adverse effect on the rights or remedies of Purchaser Agent or any Purchaser under any of the Note Documents, (e) an adverse effect in any material respect on (x) Troriluzole (taking into account the effect on the timing, amount and duration of net sales thereof) or the Troriluzole Intellectual Property, (y) the Obligors’ rights in respect of Troriluzole or the Troriluzole Intellectual Property, or (z) the ability of any Obligor or a Person acting on behalf of such Obligor to Develop, Commercialize or Manufacture Troriluzole, or (f) an adverse effect in any material respect on the validity, perfection (except to the extent permitted under this Agreement) or priority of Liens in favor of Purchaser Agent for the benefit of the Secured Parties (except to the extent resulting solely from any actions or inactions on the part of Purchaser Agent and the Purchasers despite timely receipt of information regarding Parent and its Subsidiaries as required by this Agreement).
“Material Agreement” means: (a) any In-License or any License Agreement, in each case relating and material to the Development, Commercialization or Manufacturing of Troriluzole; (b) any other agreement of Parent or its Subsidiaries relating to any Material Patent or Troriluzole for which breach non-performance or failure to renew by Parent or its Subsidiaries or the respective counterparty could reasonably be expected to result in a Material Adverse Change. For the avoidance of doubt, the following agreements are Material Agreements as of the date of this Agreement: the ALS Biopharma Agreement, the Yale Agreement and the Rutgers Agreement.
“Material Patents” is defined in Section 5.11(c).
“Maturity Date” means (i) if no Products have received Marketing Approval from the FDA or EMA on or before the Test Date, the eighth anniversary of the Effective Date and (ii) if any Product has received Marketing Approval from the FDA or EMA on or before the Test Date, the 10th anniversary of the Effective Date.
“MHRA” means the Medicines and Healthcare products Regulatory Agency in the United Kingdom or any successor agency thereto.
“Milestone” means the occurrence of the first Marketing Approval by the FDA or EMA of any Product (including any Product that is subject to a Permitted License described in clause (a)(II) of the definition thereof or that was previously Transferred in compliance with Section 7.1(n) or (o)).
“Milestone Payment” is defined in Section 2.2(e).
“Milestone Payment Amount” means, as of the date of the first Marketing Approval by the FDA or EMA of any Product, a payment equal to 35% of the aggregate Funded Amount of all Notes.

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“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Plan with respect to which any Obligor or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Sales” means, for any relevant fiscal period, the aggregate gross invoiced sales prices from sale or disposition of Troriluzole by Parent, Issuer, any Affiliate and any Licensee to Third Parties, less the following deductions without duplication, but solely to the extent included in the gross amount invoiced with respect to such sale or disposition of Troriluzole and to the extent such deductions are in accordance with GAAP:
(a)trade, quantity and cash discounts, credits or allowances actually given;
(b)allowances for returns or rejections (due to spoilage, damage, expiration of useful life or otherwise);
(c)freight and insurance, if separately identified on the invoice;
(d)mandatory discounts or rebates imposed by any Governmental Authority against Parent, Issuer, any Affiliate or any Licensee, as applicable, including any claw-backs or similar pharmaceutical taxes directly related to Troriluzole and paid directly by Parent, Issuer, such Affiliate or such Licensee, as applicable, or, in the case of claw-backs related to aggregate sales of Parent, Issuer, such Affiliate or such Licensee, as applicable, such portion of the claw-back as shall be reasonably determined by Parent, Issuer, such Affiliate or such Licensee, as applicable, based on the proportion between the share of Net Sales hereunder and aggregate sales of Parent, Issuer, such Affiliate or such Licensee, as applicable;
(e)Third Party rebates, chargebacks, hospital buying group/group purchasing organization administration fees or managed care organization rebates actually given;
(f)rebates and similar payments made with respect to sales paid for by any Governmental Authority or Regulatory Authority such as federal or state Medicaid, Medicare or similar state program;
(g)value-added tax, sales, use or turnover taxes, excise taxes and customs duties assessed by Governmental Authorities on the sale of Troriluzole; and
(h)retroactive price reductions or billing corrections.
For purposes of this definition:
(i)    In the case of any sale or other disposal for value, such as barter or counter-trade, of Troriluzole, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of Troriluzole in the country of sale or disposal, as determined in accordance with GAAP;
(ii)    Sales of Troriluzole between Parent, Issuer, any Affiliate and/or any Licensee for resale shall be excluded from the computation of Net Sales, provided that the subsequent resales of Troriluzole to a Third Party are included in the computation of Net Sales;

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(iii)    The Transfer, disposal or use of Troriluzole, without consideration, for marketing, regulatory, development or charitable purposes, such as clinical trials, compassionate use, named patient use, or indigent patient programs shall not be deemed a sale hereunder; and
(iv)    In no event shall Net Sales for any period be less than worldwide net revenue for Troriluzole for such period as reported in Parent’s financial statements.
“Non-Disturbance Agreement” is defined in Section 4.1.
“Note Documents” means, collectively, this Agreement, the Notes, the Foreign Collateral Documents, any mortgages, deeds of trust or deeds to secure debt that encumbers real property, each Guaranty, the Intercompany Subordination Agreement, the Perfection Certificate, each Compliance Certificate, each Purchase Notice, any Permitted Intercreditor Agreement and any subordination agreements, notes or guaranties executed by Issuer or any other Obligor and any other present or future agreement entered into by Issuer, any Guarantor or any other Person, in each case, for the benefit of the Secured Parties in connection with this Agreement; all as amended, restated, or otherwise modified.
“Note Record” means a record maintained by each Purchaser with respect to the outstanding Obligations owed by Issuer to Purchaser and credits made thereto.
“Notes” means the senior secured notes issued from time to time pursuant to this Agreement, which entitle the Purchasers to receive Revenue Payments, Milestone Payments, the True-Up Payment, and the Repayment Amount pursuant to this Agreement.
“Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to Purchaser Agent or any Purchaser, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Note Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (i) all Revenue Payments, all Milestone Payments, any True-Up Payment and the Repayment Amount, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding and (ii) all other documented out-of-pocket fees, expenses (including documented fees, charges and disbursement of outside counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Obligor under any Note Document. Unless the context otherwise requires, all references herein to Obligations refers to the Obligations of all of the Obligors.
“Obligors” means, collectively, Issuer and the Guarantors.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
“Operating Documents” means, for any Person, such Person’s formation documents, and, (a) if such Person is a corporation, its constitutional documents or bylaws in current form, (b) if such Person is a limited liability company, its certificate of incorporation, memorandum and articles of association, limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

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“Other Connection Taxes” means, with respect to any Purchaser, Taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such Tax (other than connections arising from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced this Agreement).
“Other Notes” means the First Notes and Third Notes.
“Other Product” means any Product other than Troriluzole.
“Other Product Assets” means, with respect to any Other Product, assets that (i) do not constitute Collateral, and (ii) are used or reasonably useful for, or otherwise material to, the Development, Commercialization, and/or Manufacture, or other exploitation, of such Other Product.
“Parent” is defined in the preamble hereof.
“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, revisions, extensions and continuations-in-part of the same and including all foreign equivalents.
“Payment Date” means each March 31, June 30, September 30 and December 31, commencing on the first such date to occur following the First Purchase Date.
“Payment in Full” means (i) the termination of the Revenue Payment Period, (ii) all Obligations of the Obligors (other than inchoate indemnity or reimbursement obligations for which no claim has been made) have been fully and indefeasibly repaid in cash, and (iii) all Commitments have been terminated.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by any Obligor or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” is defined in Section 5.1.
“Permitted Acquisition” means an Acquisition to the extent that each of the following conditions shall have been satisfied:
(a)immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

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(b)all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable law;
(c)in the case of the purchase or other acquisition of Equity Interests, all Persons whose Equity Interests are being acquired shall become Obligors unless such Person satisfies the requirements to be an Excluded Subsidiary;
(d)any assets acquired by Obligors pursuant to such Permitted Acquisition that constitute Collateral shall be subject to the security interest granted to Purchaser Agent under the Note Documents and the security interest in such assets shall be perfected in accordance with the requirements set forth in this Agreement and other Note Documents;
(e)such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors, if necessary;
(f)No Change of Control shall result from such Permitted Acquisition;
(g)the Person whose Equity Interests or business are being acquired shall be engaged in, or the asset acquired shall be used to engage in, or any In-License shall be in relation to, the same line of business as Parent or a business reasonably related, incidental or ancillary thereto, as determined by the reasonable judgment of the Required Purchasers;
(h)the aggregate Acquisition Cost for such Permitted Acquisition (together with all other Permitted Acquisitions entered into during the term of this Agreement) that is or may become payable in connection with such Acquisition, either at or before the closing thereof or any time thereafter, excluding any Acquisition Cost paid in Equity Interests (other than Disqualified Equity Interests) of Parent, shall not exceed an amount not to exceed (I) 15% of Parent’s Market Capitalization if the Milestone has not occurred and (II) 20% of Parent’s Market Capitalization if the Milestone has occurred (in each case ((I) and (II)), determined with respect to any particular Permitted Acquisition, as of the trading day immediately preceding the execution of the definitive documentation relating to such Permitted Acquisition); provided that this clause (h) shall no longer apply after the satisfaction of the Test Date Condition or payment of the True-Up Payment.
(i)substantially concurrently with the execution of the definitive documentation relating to such Acquisition, Purchaser Agent, on behalf of the Purchasers, shall have received fully executed acquisition agreements and other material agreements with all attachments and schedules; and
(j)on or prior to the date of such Permitted Acquisition, Purchaser Agent and Purchasers shall have received, in form and substance reasonably satisfactory to Purchaser Agent and Purchasers, a certificate of the Chief Financial Officer of Parent certifying compliance with the requirements contained in this definition of “Permitted Acquisition” and with the other terms of the Note Documents (before and after giving effect to such Permitted Acquisition).
“Permitted Bond Hedge Transaction” means any call option or capped call option (or substantively equivalent derivative transaction) relating to Parent’s shares (or other securities or property following a merger event, reclassification or other similar fundamental change of Parent, or adjustment with respect to the shares of Parent) that is (A) purchased or otherwise entered into by Parent in connection with the issuance of any Permitted Convertible Notes (including any concurrent entry into a Permitted Warrant Transaction), (B) settled in shares of Parent (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Parent’s shares or such other securities or property), and cash in lieu of fractional shares of Parent and (C) on terms and conditions customary for bond hedge transactions in respect of transactions related to public market convertible indebtedness (pursuant to a public offering or an offering under Rule 144A or Regulation S of the Securities Act) as reasonably determined by Parent; provided that, (x) the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent from the sale of any related

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Permitted Warrant Transaction, does not exceed 15% of the gross proceeds to Parent from such issuance of Permitted Convertible Notes, and (y) no cash payments by Parent or any Subsidiary shall be required in connection with the exercise, unwinding, settlement or termination of such Permitted Bond Hedge Transaction.
“Permitted Convertible Notes” means senior unsecured notes issued by Parent that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of common shares of Parent (or other securities or property following a merger event or other change of the common shares of Parent, but for the avoidance of doubt excluding Disqualified Equity Interests); provided that, (a) no Subsidiary shall guarantee such Permitted Convertible Notes, (b) such Permitted Convertible Notes shall not mature, and no scheduled or mandatory principal payments, repayments, prepayments, cash settlements, repurchases, redemptions or sinking fund or like payments (but excluding, for the avoidance of doubt, regularly scheduled cash interest payments and customary obligations to repurchase upon a “change of control” or “fundamental change”), of such Permitted Convertible Notes shall be required at any time on or prior to the date that is the later of (A) 181 days after the True-Up Payment Date and (B) five years after the issue date of such Permitted Convertible Notes (or, solely with respect to new Permitted Convertible Notes exchanged for existing Permitted Convertible Notes pursuant to Section 7.9(a), subject to the preceding clause (A), the stated maturity date of such existing Permitted Convertible Notes), (c) such Permitted Convertible Notes shall (i) not include any financial maintenance or negative covenants, (ii) have other terms, conditions, covenants and defaults that are, taken as a whole, not more restrictive to Parent and its Subsidiaries than the covenants and defaults set forth in the Note Documents and that are customary for public market convertible indebtedness (pursuant to a public offering or an offering under Rule 144A of the Securities Act) and (iii) have a cash interest rate of less than the greater of (x) 10.0% per annum and (y) such cash interest rate as Purchaser Agent, in its sole discretion, shall approve in writing after the Effective Date, upon the request of Parent in light of changes to market interest rates for similar convertible notes, (d) such Permitted Convertible Notes shall include conversion, redemption and fundamental change provisions that are customary for convertible notes issued by public companies in registered or Rule 144A Offerings, (e) no Default or Event of Default shall have occurred and be continuing at the time of incurrence of such Permitted Convertible Notes or could result therefrom, and (f) Parent shall have delivered to Purchaser Agent a certificate of a Responsible Officer of Parent certifying as to the foregoing.
“Permitted Distributions” means:
(a)repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided that such repurchases do not exceed $5,000,000 in the aggregate in any fiscal year;
(b)repurchases of Equity Interests deemed to occur upon the cash-less or net exercise of stock options, warrants or other convertible or exchangeable securities;
(c)repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such person upon such grant or award (or upon vesting or exercise thereof);
(d)dividends or distributions by any wholly-owned (other than qualifying directors’ shares and similar interests mandated by applicable Requirements of Law) Subsidiary to its shareholders, on a pro rata basis;

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(e)payments to Affiliates of Parent (other than dividends, distributions or payments in respect of any Equity Interests) pursuant to transactions expressly permitted pursuant to Section 7.8 of this Agreement;
(f)payment of cash in lieu of the issuance of fractional shares;
(g)any payment in connection with a Permitted Warrant Transaction by (i) delivery of shares of Parent upon net share settlement thereof or (ii) set-off and/or payment of an early termination payment or similar payment thereunder, in each case, in shares of Parent upon any early termination thereof; and
(h)any payment of premium to a counterparty under a Permitted Bond Hedge Transaction in accordance with the definition thereof.
“Permitted Indebtedness” means:
(a)the Obligors’ Indebtedness to the Purchasers and Purchaser Agent under this Agreement and the other Note Documents;
(b)Indebtedness existing on the Effective Date and set forth in Schedule 7.4;
(c)any Permitted Product Financing; provided that no Permitted Product Financing may be incurred while any Default has occurred and is continuing;
(d)Indebtedness consisting of Capital Lease Obligations and purchase money Indebtedness, in each case incurred by Parent or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person; and Indebtedness secured solely by real property and improvements thereto;
(e)Contingent Obligations of Parent and its Subsidiaries in respect of Indebtedness otherwise permitted hereunder of Parent and any Subsidiary;
(f)Indebtedness incurred by Parent or its Subsidiaries to finance the payment of insurance premiums;
(g)Contingent Obligations (or liabilities as a surety, endorser, accommodation endorser or otherwise) in respect of performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business but excluding guaranties with respect to any obligations for borrowed money;
(h)Indebtedness comprising Investments permitted by clause (e) of Permitted Investments; provided that any obligations of an Obligor owing pursuant to this clause (h) that is owed to a Subsidiary of such Obligor, that is owed to a non-Obligor shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement;
(i)(i) Indebtedness incurred in respect of credit card processing services, debit cards, stored value cards (including so-called “procurement cards” or “P cards”), or (ii) any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements, in each case, incurred in the ordinary course of business;
(j)Indebtedness consisting of (i) obligations in respect of (A) purchase price adjustments in connection with the disposition of assets or acquisition of assets permitted hereunder or (B) any royalty payments, performance or milestone-based consideration, including earnouts, indemnification obligations, and non-compete payments and consulting payments, constituting

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consideration payable for any Acquisition permitted under this Agreement, or (ii) contingent obligations to make any Investment permitted to be made pursuant to clause (n) of the definition thereof;
(k)reimbursement obligations in connection with letters of credit, banker’s acceptances or similar instruments that are unsecured or secured by Cash or Cash Equivalents;
(l)Indebtedness consisting of hedging obligations incurred in the ordinary course of business for the purpose of directly mitigating bona fide risks associated with interest rates or foreign exchange rates and not for speculative purposes;
(m)Indebtedness of a Person that is acquired by Parent or any Subsidiary or merged into, amalgamated or consolidated with Issuer or a Subsidiary in connection with a Permitted Acquisition; provided that (i) such Indebtedness is not incurred or assumed by such acquired Person in contemplation of or in connection with such Permitted Acquisition or such Person becoming an Obligor, (ii) such Indebtedness is not guaranteed or assumed by any Obligor or Subsidiary other than such acquired Person, and (iii) such Indebtedness is not secured by any assets beyond assets of such acquired Person that secured such Indebtedness prior to the Permitted Acquisition;
(n)other unsecured Indebtedness in an aggregate outstanding amount not to exceed $10,000,000 at any time outstanding;
(o)Permitted Convertible Notes;
(p)payments to contract manufacturing organizations and contract development manufacturing organizations in the ordinary course of business;
(q)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;
(r)Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to Parent or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person; and
(s)unsecured Indebtedness arising as a result of judgments, orders, awards or decrees, in each case which do not constitute an Event of Default.
“Permitted Intercreditor Agreement” is defined in Section 13.13(i)(iii).
“Permitted Investments” means:
(a)Investments (and commitments to make Investments) existing on the Effective Date and set forth in Schedule 7.7(b), and Investments consisting of an extension, modification, replacement or renewal of such Investments; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Effective Date;
(b)Investments consisting of Cash;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(d)Investments in connection with Transfers permitted by Section 7.1;
(e)Investments (i) by Obligors in other Obligors; provided that no Investments of Collateral shall be permitted by Full Guarantors in any Limited Guarantor other than Investments of Cash in an amount not to exceed (a) on or prior to the earlier of the satisfaction of the Test Date Condition or payment of the True-Up Payment, $10,000,000 and (b) after the earlier of the satisfaction of the Test Date

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Condition or payment of the True-Up Payment, $20,000,000 at any time outstanding; (ii) by Subsidiaries that are not Obligors in other such Subsidiaries; and (iii) by Obligors in Subsidiaries that are not Obligors; provided that no Investments of Collateral shall be permitted in Subsidiaries that are not Obligors other than Investments of Cash in an amount not to exceed (a) on or prior to the earlier of the satisfaction of the Test Date Condition or payment of the True-Up Payment, $10,000,000 and (b) after the earlier of the satisfaction of the Test Date Condition or payment of the True-Up Payment, $20,000,000 at any time outstanding;
(f)(A) Investments not to exceed $10,000,000 in the aggregate outstanding at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, (ii) loans to employees, officers or directors relating to the purchase of equity securities of Parent or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent’s board of directors, and (iii) advances in connection with indemnification agreements in the ordinary course of business and (B) Investments consisting of non-cash loans to employees, officers or directors relating to the purchase of Equity Interests of Parent or its Subsidiaries;
(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)Investments consisting of notes receivable or prepaid royalties and other credit extensions in the ordinary course of business;
(i)Permitted Acquisitions;
(j)Investments consisting of trade credit extended in the ordinary course of business;
(k)Investments consisting of hedging agreements entered into in the ordinary course of business for the purpose of directly mitigating bona fide risks associated with interest rates or foreign exchange rates and not for speculative purposes;
(l)Investments consisting of security deposits with utilities, landlords and other like Persons made in the ordinary course of business, in each case which constitute Permitted Liens;
(m)to the extent constituting Investments, Investments in the form of Permitted Bond Hedge Transactions and Permitted Warrant Transactions, in each case, entered into in connection with Permitted Convertible Notes;
(n)Investments not to exceed $50,000,000 in the aggregate outstanding at any time prior to the FDA Approval Date and $100,000,000 in the aggregate outstanding at any time after the FDA Approval Date (which Investments shall not consist of Collateral, except for Cash) in joint ventures and strategic alliances;
(o)Investments of a Subsidiary acquired after the Effective Date or of an entity merged into or amalgamated or consolidated with a Subsidiary in a Permitted Acquisition after the Effective Date to the extent that such Investments were not made in contemplation of such Permitted Acquisition;
(p)Investments held by any Person acquired in any Permitted Acquisition at the time of such Permitted Acquisition (and not acquired in contemplation of the Permitted Acquisition); and
(q)other Investments in an aggregate amount at any time not to exceed $10,000,000.
“Permitted Licenses” means (a) any License Agreement for the Development, Manufacture and/or Commercialization of (I) Troriluzole solely outside of the United States and (II) all other Products, anywhere in the world; provided that, with respect to clause (I), such License Agreement is not a

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Restricted License; provided, further, that with respect to both clauses (I) and (II), such License Agreement constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property, and (x) in the case of a License Agreement entered into by an Obligor, all upfront payments, royalties, milestone payments or other proceeds arising from the License Agreement that are payable to Parent or any Subsidiary are paid to a Controlled Account and (y) in the case of a License Agreement entered into by a Subsidiary that is not an Obligor, such License Agreement was not effected through such Subsidiary to avoid the requirement in the preceding subclause (x); (b) any License Agreement relating to any Products acquired in a Permitted Acquisition; provided that such License Agreement existed at the time of such Permitted Acquisition and was not entered into in connection with or anticipation of such Permitted Acquisition; (c) any license granted to any Third Party for the Manufacture of any product or otherwise granted to a vendor or service provider (including Third Party distributors) in order to provide services for the benefit of Parent or its Affiliates but granting no rights to sell, offer to sell, have sold or otherwise Commercialize any Product; (d) any sponsored research or similar agreement providing for the Development of any product that does not grant the counterparty any right to sell, offer to sell, have sold or otherwise Commercialize any Product; (e) intercompany non-exclusive licenses or grants of rights for Development, Manufacture, production, Commercialization (including commercial sales to end users), marketing, sale, research, co-promotion, or distribution among Parent and its Subsidiaries; and (f) any License Agreement existing on the Effective Date and set forth in Schedule 7.5(b).
“Permitted Liens” means:
(a)Liens existing on the Effective Date and set forth in Schedule 7.5(a) or arising under this Agreement and the other Note Documents;
(b)Liens on assets that do not constitute Collateral to secure any Permitted Product Financing;
(c)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Parent or the applicable Subsidiary maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Code;
(d)Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within 180 days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(e)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;
(f)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(g)leases or subleases of real property granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Troriluzole Intellectual Property) granted in the ordinary course of Issuer’s business (or, if referring to another Person, in the

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ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Purchaser Agent or any Purchaser a security interest therein;
(h)(i) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Obligors’ Deposit Accounts or Securities Accounts held at such institutions, provided that such accounts are maintained in compliance with Section 6.6 hereof; (ii) customary Liens incurred in the ordinary course of business to secure obligations in respect of payment processing services, netting services, overdrafts and similar obligations arising from treasury, depositary and cash management services; and (iii) contractual Liens in favor of the applicable depository bank solely to the extent the applicable deposit account is an Excluded Account or subject to a valid Control Agreement;
(i)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(j)Permitted Licenses;
(k)easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;
(l)Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted under this Agreement;
(m)Liens that secure Indebtedness existing on any property acquired after the Effective Date pursuant to a Permitted Acquisition and existing prior to such Permitted Acquisition or existing on any property of any Person that becomes an Obligor after the Effective Date, provided that such lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person becoming an Obligor and such Lien shall secure only those obligations which it secured on the date of such Permitted Acquisition or that such Person becomes an Obligor;
(n)Liens on Cash securing Indebtedness permitted pursuant to clauses (i), (k), (l) or (t) of the definition of “Permitted Indebtedness”; provided that the amount of such Cash in respect of any letter of credit does not exceed 105% of the face amount thereof;
(o)with respect to any real property, (a) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (b) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to applicable laws; and (c) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable laws, which, in the aggregate for (a), (b) and (c), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of Parent and its Subsidiaries;
(p)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and incurred in the ordinary course of business;
(q)other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $10,000,000;
(r)deposits to secure the performance of bids, tenders, trade contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds, or as security for the payment of rent, and other obligations of a like nature incurred in the ordinary course of business;

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(s)(i) Liens solely on any cash earnest deposits made by Parent or its Subsidiaries in connection with any letter of intent or other agreement in respect of any Permitted Acquisition and (ii) on the escrowed cash portion of any earnest moneys paid or the purchase price received in connection with any Permitted Acquisition or Transfer permitted by this Agreement to secure guarantees, indemnities or obligations thereunder, in each case, to the extent such funds are on deposit in accounts described in clause (b) of the definition of “Excluded Accounts”; and
(t)to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition.
“Permitted Negative Pledges” means any (a) restrictions on specific property encumbered to secure payment of particular Indebtedness permitted under the Note Documents or to be sold pursuant to an executed agreement in connection with a Transfer permitted under the Note Documents; (b) customary restrictions on assignment, subletting, or other transfers contained in leases, licenses, and other agreements to the extent otherwise permitted hereunder; (c) restrictions imposed by Requirements of Law; and (d) restrictions already on any assets acquired pursuant to a Permitted Acquisition to the extent that such restrictions were not imposed in contemplation of such Permitted Acquisition and do not extend to any other assets of Parent and its Subsidiaries.
“Permitted Priority Liens” means Permitted Liens identified in clauses (a), (c), (d), (e), (f), (g), (h), (k), (l), (m), (n), (o), (p), (r), (s) and (t) of the definition thereof and solely with respect to Foreign Obligors, Permitted Liens that have statutory priority to properly perfected security interests under applicable Requirements of Law.
“Permitted Product Financing” means any transaction consisting of (a) a Royalty Monetization; provided that (i) such Royalty Monetization is limited to a sale of royalties or post-approval milestones and is structured as a true-sale of all or a portion of the applicable royalties (with a return that may or may not be capped) or post-approval milestones whereby recourse of the purchaser thereof (other than for customary obligations relating to late payments, wrong pockets, audit rights and indemnities and similar matters customary for “true sales” of royalties) is limited to the royalties so sold and any assets subject to a security interest permitted under clause (ii) below, and (ii) any Liens to secure such Royalty Monetization are limited to customary back-up security interest in the royalties, milestones or other payments sold and on the Intellectual Property (other than any Collateral) that is being licensed pursuant to the applicable Permitted License, or (b) a Development and Commercialization Financing (provided that, with respect to this clause (b), (x) prior to the FDA Approval Date (and, if requested by the applicable counterparty, after the FDA Approval Date), such transaction is subject to a customary intercreditor agreement for split collateral situations between the counterparty to such transaction and Purchaser Agent in form and substance reasonably satisfactory to Purchaser Agent, and (y) to the extent secured, such transaction is secured only by the Other Product Assets relating to the Other Product subject to such transaction); provided further, in the case of either a Royalty Monetization or a Development and Commercialization Financing, (A) the economic terms of such transaction are reasonable and customary for similar transactions (as determined by Issuer in good faith), (B) such transaction does not (1) require any payments, or involve the sale of any payment rights, by Parent or any Subsidiary, in each case other than Permitted Product Financing Payments, (2) require the payment of any royalties, milestones or amounts based on the Development or Commercialization of Troriluzole, or (3) require any Cash to be deposited or held in any collection, lockbox, segregated or similar account except for Excluded Accounts described in clause (c) of the definition thereof, and (C) at least 10 Business Days prior to the execution of a definitive agreement for such transaction (or such shorter period as may be specified by Purchaser Agent in its sole discretion), the Obligors shall deliver to Purchaser Agent drafts of the definitive documentation in respect of such transaction and thereafter shall promptly deliver to Purchaser Agent, any other information reasonably requested by Purchaser Agent about such transaction.

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“Permitted Product Financing Payments” means, with respect to any Permitted Product Financing, (a) success based milestone payments, sales-based royalty or revenue interest payments and interest payments, in each case following receipt of Marketing Approval from the FDA of the applicable Other Product; provided that the aggregate amount of such payments (other than royalty payments tied to net sales of the applicable Other Product(s) at a royalty rate equal to or less than 10%) prior to the date that is 181 days after the earlier of the True-Up Payment Date and the date the Test Date Condition is satisfied, shall not exceed an amount greater than (x) the aggregate amount actually funded to and received by the Obligors pursuant to such Permitted Product Financing multiplied by (y) 0.75, (b) solely with respect to a Permitted Product Financing described in clause (a) of the definition thereof, royalty payments under the applicable Permitted License(s), (c) other payments payable solely after the date that is 181 days after the earlier of the True-Up Payment Date and the date the Test Date Condition is satisfied, (d) any acceleration, put or similar payments upon a change of control, event of default or similar event, so long as such change of control, event of default or similar event also constitutes a Change of Control or Event of Default (including under Section 8.6) and (e) payment of customary indemnity obligations.
“Permitted Purpose” is defined in Section 13.9(a).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Parent’s shares (or other securities or property following a merger event, reclassification or other change of the shares of Parent) sold by Parent, substantially concurrently with any purchase by Parent of a Permitted Bond Hedge Transaction and settled in shares of Parent, cash or a combination thereof (such amount of cash determined by reference to the price of Parent’s shares or such other securities or property), and cash in lieu of fractional shares of Parent, with a strike price higher than the strike price of the Permitted Bond Hedge Transaction; provided that no cash payments by Parent or any Subsidiary shall be required in connection with the exercise, unwinding, settlement or termination of such Permitted Warrant Transaction.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Personal Data” means any information or data that either (a) relates to an identified or identifiable natural person, or that is reasonably capable of being used to identify, contact, or precisely locate a natural person, household, or a particular computing system or device, including without limitation, a natural person’s name, street address, telephone number, email address, financial account number, government-issued identifier, social security number or tax identification number, biometric identifier or biometric information, banking information relating to any natural person, or passport number, client or account identifier, or credit card number, or any Internet protocol address or any other unique identifier, device or machine identifier, photograph, or credentials for accessing any accounts; or (b) is defined as “personally identifiable information,” “personal information,” “personal data,” or other similar terms, by any applicable Privacy Laws.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Parent or any of its Subsidiaries, or any such plan to which Parent or any of its Subsidiaries required to contribute on behalf of any of its employees or with respect to which Parent or such Subsidiary has any liability.

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“PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan or any successor agency thereto.
“Press Release” means a press release mutually agreed upon by the Obligors and Purchaser Agent in respect of the transactions contemplated by the Note Documents.
“Prime Rate” means, for any day, the per annum rate of interest in effect for such day quoted by the Wall Street Journal as the “prime rate”.
“Privacy Laws” shall mean (A) each Requirement of Law concerning the privacy, secrecy, security, protection, disposal, international transfer or other Processing of Personal Data, and incident reporting and security incident notification requirements regarding Personal Data, including without limitation, and to the extent applicable, (i) the EU General Data Protection Regulation 2016/679 and EU Member State laws and regulations implementing the same (the “GDPR”), the GDPR as it forms part of United Kingdom law by virtue of section 3 of the European Union (Withdrawal) Act 2018, the EU e-Privacy Directive 2002/58/EC as amended by Directive 2009/136/EC or further amended or replaced from time to time, and any relevant national implementing legislation, and any substantially similar local legislation, including the recommendations and deliberations of the relevant privacy commissioners and other privacy agencies, Personal Data protection, and data protection authorities, the California Consumer Privacy Act of 2018 and any regulations promulgated thereunder, the British Virgin Islands Data Protection Act (As Revised), the Cayman Islands Data Protection Act (As Revised), and the California Privacy Rights Act of 2020; (ii) Laws applicable to direct marketing, e-mails, communication by text messages or initiation, transmission, monitoring, recording, or receipt of communications (in any format, including voice, video, email, phone, text messaging, or otherwise); and (iii) state consumer protection Laws, Health Insurance Portability and Accountability Act of 1996, as amended by HIPAA, the Payment Card Industry Data Security Standard and programs, the Federal Trade Commission Act, Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, (B) guidance issued by a Governmental Authority that pertains to one of the laws, rules or standards outlined in clause (A), or (C) industry self-regulatory principles relating to the protection or Processing of Personal Data, direct marketing, emails, text messages or telemarketing.
“Pro Rata Share” means, as of any date of determination, with respect to each Purchaser, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the portion of the Funded Amount represented by Notes held by such Purchaser by the aggregate Funded Amount of all Notes; provided that after repayment of the Notes, each Purchaser’s Pro Rata Share shall be calculated based on the outstanding Notes immediately prior to the repayment hereof.
“Process” or “Processing” means the receipt, access, acquisition, collection, compilation, use, storage, disposal, safeguarding, security, destruction, disclosure by transmission, or transfer of Personal Data.
“Process Agent” is defined in Article X.
“Products” means (a) Troriluzole, and (b) all other compounds, chemical entities or pharmaceutical products being designed, Developed, licensed, Manufactured or Commercialized by Parent or any Subsidiary from time to time.
“Purchase” is defined in Section 2.1(c).

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“Purchase Date” means any date on which a purchase of Notes is made by the Purchasers, which date shall be a Business Day.
“Purchase Notice” is that certain form attached hereto as Exhibit B.
“Purchaser” means any one of the Purchasers.
“Purchaser Agent” means Beetlejuice SA LLC (or any successor thereto pursuant to Section 13.13(h)), not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Purchasers.
“Purchaser Transfer” is defined in Section 13.1(a).
“Purchasers” means the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement or that acquires a Note pursuant to Section 13.1.
“Receiving Party” is defined in Section 13.9(a).
“Reconciliation Report” means, with respect to the relevant calendar quarter or calendar year, (a) a report showing Net Sales for Troriluzole for such calendar period, reconciled, in each case, to the most applicable line item in Parent’s statements of operations for the applicable calendar period and (b) a reconciliation of all payments made by Issuer to the Purchasers pursuant to this Agreement during such calendar period. The Reconciliation Report for a calendar year shall also include the foregoing information with respect to the fourth quarter of such calendar year.
“Register” is defined in Section 13.1(b).
“Register of Charges” means the register of charges maintained in accordance with section 162 of the BVI Act.
“Registered Organization” means any “registered organization” as defined in the UCC with such additions to such term as may hereafter be made.
“Registrar of Corporate Affairs” means the Registrar of Corporate Affairs of the British Virgin Islands appointed under the BVI Act.
“Regulatory Approval” means any Governmental Approval, whether U.S. or non-U.S., relating to any Product or the Commercialization, Development or Manufacture of such Product.
“Regulatory Authority” means a Governmental Authority (including the FDA, the EMA, the MHRA and the PMDA) with responsibility for the approval of the marketing and sale of pharmaceuticals, biologics or medical devices (including software).
“Regulatory Filings” means all applications, filings, dossiers and the like submitted to a Regulatory Authority for the purpose of obtaining Regulatory Approval from that Regulatory Authority.
“Regulatory Updates” means material information and developments with respect to any Regulatory Filing relating to Troriluzole.

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“Reimbursable Expenses” means all audit fees and expenses, costs, and expenses (including attorneys’ fees and expenses of outside counsel, as well as appraisal fees, consulting fees, advisory fees, fees incurred on account of lien searches, inspection fees, filing fees and fees for registration of security interests in any applicable jurisdiction) for preparing, amending, negotiating, executing, administering, defending and enforcing the Note Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Purchaser Agent and/or the Purchasers in connection with the Note Documents.
“Repayment Amount” means, as of any date of Payment in Full:
(a)with respect to the Second Notes:
(i)if the Repayment Amount is paid from and after the first Second Purchase Date and on or prior to the first anniversary of such Second Purchase Date, an amount equal to 120% of the Funded Amount for such Notes;
(ii)if the Repayment Amount is paid from and after the first anniversary of the first Second Purchase Date and on or prior to the second anniversary of such Second Purchase Date, an amount equal to 135% of the Funded Amount for such Notes; and
(iii)if the Repayment Amount is paid after the second anniversary of the first Second Purchase Date, an amount equal to 165% of the Funded Amount for such Notes; provided that if the Cap Adjustment Condition is not satisfied, then from and after the Test Date such amount shall increase to 175% of the Funded Amount for such Notes; and
(b)with respect to the Other Notes:
(i)if the Repayment Amount is paid from and after the First Purchase Date and on or prior to the first anniversary of the First Purchase Date upon the Purchasers’ exercise of their right to accelerate the payment of the Obligations (other than as a result of a Change of Control or a Troriluzole Transfer Transaction), an amount equal to 120% of the Funded Amount for such Notes;
(ii)if the Repayment Amount is paid from and after the First Purchase Date and (x) on or prior to the date that is 18 months after of the First Purchase Date pursuant to Section 2.2(b) or Section 2.2(f) upon the consummation of a Change of Control or (y) on or prior to September 30, 2025 pursuant to Section 2.2(b) if a definitive agreement for a Troriluzole Transfer Transaction has been signed by August 10, 2025, and provided in each case ((x) and (y)) that no Default or Event of Default has occurred and is continuing immediately prior to the time such Change of Control is consummated or such definitive agreement for a Troriluzole Transfer Transaction is entered into, an amount equal to 135% of the Funded Amount for such Notes;
(iii)if the preceding clauses (i) and (ii) do not apply and the Repayment Amount is paid from and after the First Purchase Date and on or prior to the date that is 18 months after the First Purchase Date, an amount equal to 150% of the Funded Amount for such Notes;
(iv)if the Repayment Amount is paid from and after the date that is 18 months after First Purchase Date and on or prior to the third anniversary of the First Purchase Date, an amount equal to 175% of the Funded Amount for such Notes; and
(v)if the Repayment Amount is paid after the third anniversary of the First Purchase Date, an amount equal to 195% of the Funded Amount for such Notes; provided that if the Cap Adjustment Condition is not satisfied, then from and after the Test Date such amount shall increase to (A) on or prior to the eighth anniversary of the First Purchase Date, an amount equal to 210% of the Funded Amount for such Notes and (B) after the eighth anniversary of the First Purchase Date, an amount equal to 225% of the Funded Amount for such Notes;

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minus, in each case, the sum, without duplication, of the Total Payments and any True-Up Payment indefeasibly paid in cash by Issuer and actually received by the Purchasers in respect of such Notes prior to such date; provided that the Repayment Amount shall not be less than zero.
“Representatives” is defined in Section 13.9(b).
“Required Purchasers” means, at any time, (i) prior to the expiration of the Commitments, the Purchasers holding Notes representing at least 50% of the aggregate Funded Amount of all Notes and unused or unexpired Commitments, and (ii) thereafter, the Purchasers holding Notes representing at least fifty percent (50%) of the aggregate Funded Amount of all Notes.
“Requirement of Law” or “Requirements of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means, (a) with respect to Parent, any of the Chairperson of the board of directors, President, Chief Executive Officer, Chief Financial Officer or Chief Medical Officer of Parent acting alone and (b) with respect to Issuer, any of the President, Chief Executive Officer, Chief Financial Officer, Chief Medical Officer or persons or officers performing similar functions of any of the foregoing positions of Issuer acting alone.
“Restricted License” means any Material Agreement (i) that contains provisions that restrict or penalize the granting of a security interest in or Lien on such Material Agreement (in each case after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC, to the extent applicable, and other applicable law), (ii) that contains provisions that restrict or penalize the granting of a security interest in or Lien on any Troriluzole Intellectual Property (in each case after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC, to the extent applicable, and other applicable law), (iii) that restricts the assignment of such Material Agreement upon the sale or other disposition of all or substantially all of the assets to which such Material Agreement relates (other than customary provisions requiring the assumption by the applicable purchaser of all obligations under such Material Agreement), or (iv) that does not permit the disclosure of information to be provided thereunder to Purchaser Agent and the Purchasers, to any purchaser or prospective purchaser in a foreclosure or other Transfer of all or any portion of the Collateral (subject to customary confidentiality obligations).
“Revenue Payment Percentage” means, initially, 6.25%, which amount shall increase pro rata immediately upon the making of any Second Purchase. For example, if $300,000,000 in aggregate principal amount of Notes has been purchased pursuant to this Agreement, the Revenue Payment Percentage will be 7.50%, and if $400,000,000 in aggregate principal amount of Notes has been purchased pursuant to this Agreement, the Revenue Payment Percentage will be 10.00%. In addition:
a)If the Test Date Condition is satisfied as of the Test Date, the then-applicable Revenue Payment Percentage will automatically decrease by 60% from and after the Test Date. For example, if the Revenue Payment Percentage is 6.25% as of the Test Date, and the Test Date Condition is satisfied, then the Revenue Payment Percentage from and after January 1, 2031 will be 2.50%.
b)If the Test Date Condition is not satisfied as of the Test Date, the then-applicable Revenue Payment Percentage will automatically increase from and after the Test Date to the lesser of (i) a rate that, had such increased rate applied during the period from the First Purchase Date through and including the Test Date, would have provided the Purchasers with Total Payments (excluding

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any Revenue Payments made pursuant to Section 2.2(d)(iv)) equal to the aggregate Funded Amount of all Notes as of the Test Date and (ii) 80%.
For the avoidance of doubt, each increase and decrease to the Revenue Payment Percentage is permanent and irreversible.
“Revenue Payment Period” means the period from and including the First Purchase Date through and including the date on which the Purchasers have received Total Payments, together with any True-Up Payment indefeasibly paid by Issuer and received by the Purchasers, equal to the aggregate applicable Cap Amount for all outstanding Notes as of such date, unless earlier terminated upon the indefeasible payment to the Purchasers of the Repayment Amount (i) pursuant to the Purchasers’ exercise, or deemed automatic exercise, of its right to accelerate payment of the Obligations pursuant to Section 2.2(f), Section 9.1(a)(ii) or otherwise, (ii) pursuant to Issuer’s repurchase of the Notes in accordance with Section 2.2(b) or (iii) upon the Maturity Date.
“Revenue Payments” means, with respect to each calendar quarter during the Revenue Payment Period, the amount payable by Issuer to the Purchasers equal to the Net Sales of Troriluzole in the Covered Territory during such calendar quarter multiplied by the Revenue Payment Percentage, subject to the terms and conditions set forth in this Agreement; provided, that with respect to any calendar quarter, the Total Payments, together with any True-Up Payment indefeasibly paid by Issuer and received by the Purchasers, will not exceed the Repayment Amount applicable at such time.
“Royalty Monetization” means, with respect to any Permitted License (other than any License Agreement for Troriluzole), the sale, disposition, monetization or financing of royalties, milestones and/or other rights to receive payments with respect to any Other Product under such Permitted License.
“Rutgers Agreement” means that certain Settlement and Exclusive License Agreement by and between Rutgers, The State University of New Jersey and Issuer, dated as of November 9, 2022, as amended by that First Amendment to the Settlement and Exclusive License Agreement, dated as of February 28, 2023.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive territorial Sanctions (including, but not limited to, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions in Ukraine) and Russia.
“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority (including, without limitation, any “Specially Designated Nationals and Blocked Persons” as designated by OFAC), (ii) any Person operating, organized, located or resident in a Sanctioned Country or (iii) any Person directly or indirectly 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (i) or (ii).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.
“Sanctions Authority” means the U.S. government (including OFAC and the U.S. Department of State), the United Nations Security Council, His Majesty’s Treasury (including the Office of Financial Sanctions Implementation and the UK Government), the Governor of the British Virgin Islands, the

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Governor of the Cayman Islands, the European Union, any European Union member state or any other applicable sanctions authority.
“Second Notes” means all Notes issued pursuant to Second Purchases.
“Second Purchase” is defined in Section 2.1(b).
“Second Purchase Date” means each Purchase Date in respect of a Second Purchase.
“Secured Parties” means Purchaser Agent and the Purchasers.
“Securities Account” means any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means one hundred percent (100%) of the issued and outstanding Equity Interests or other securities owned or held of record by any Obligor.
“Solvent” means, with respect to any Person: that as of the date of determination, such Person and its Subsidiaries, on a consolidated basis, is “solvent” or not “unable to pay its debts” within the meaning given to such terms and similar terms under applicable laws relating to fraudulent transfers and conveyances or general insolvency law, including that (i) the present fair saleable value of the assets on a going concern basis of such Person and its Subsidiaries on a consolidated basis (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at regular market value, conceiving regular market value as the amount that could be obtained for the property in question with such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions) is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts (including contingent, unmatured and unliquidated liabilities) as they become absolute and matured, (ii) such Person and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital in relation to their business or with respect to any transaction then contemplated, (iii) such Person and its Subsidiaries, on a consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature, and (iv) the value of such Person’s consolidated assets is not less than the amount of its consolidated liabilities, taking into account its contingent and prospective liabilities.
“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other Equity Interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless the context otherwise requires, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Test Date” means December 31, 2030.
“Test Date Condition” means the Total Payments (excluding any Revenue Payments made with pursuant to Section 2.2(d)(iv) and without giving effect to any True-Up Payment, but including any

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reconciliation payment made pursuant to Section 2.2(d)(ii) for any calendar quarter ending on or prior to the Test Date) are equal to or greater than 100% of the aggregate Funded Amount of all Notes.
“Third Notes” means all Notes issued pursuant to Third Purchases.
“Third Party” means any Person other than an Obligor, any Affiliate of an Obligor.
“Third Purchase” is defined in Section 2.1(c).
“Third Purchase Date” means each Purchase Date in respect of a Third Purchase.
“Total Payments” means, as of any date of determination, the aggregate amount of all Revenue Payments and Milestone Payments indefeasibly paid in cash by Issuer and actually received by the Purchasers pursuant to this Agreement.
“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, together, in each case, with the goodwill of the business connected with the use thereof.
“Transfer” is defined in Section 7.1.
“Troriluzole” means (a) the new chemical entity known as troriluzole (previously referred to as trigriluzole and BHV-4157) (chemical name: 2-(2-aminoacetamido)-N-methyl-N-(2-oxo-2-((6-(trifluoromethoxy)benzo[d]thiazol-2-yl)amino)ethyl)acetamide), (b) any derivative, improvement, enhancement, modification, combination, backup, or subsequent iteration of any of the foregoing described in clause (a), including but not limited to any prodrug, metabolite, ester, salt, hydrate, solvate, polymorph, isomer, or enantiomer thereof or of riluzole, and (c) any Product to which Parent or any of its Subsidiaries has rights that is being Developed or Commercialized for the treatment of obsessive compulsive disorder or spinocerebellar ataxia.
“Troriluzole Approval” means Troriluzole has received Marketing Approval from the FDA for the treatment of obsessive compulsive disorder or spinocerebellar ataxia.
“Troriluzole Intellectual Property” means all Intellectual Property that is necessary for, or otherwise used in and material to, the Development, Commercialization, and/or Manufacture, or other exploitation, of Troriluzole, which shall initially include, without limitation, the Patents identified in Schedule 5.11(a).
“Troriluzole Transfer Transaction” means a Transfer of all or substantially all Troriluzole Intellectual Property in the United States by Parent or its Subsidiaries to Third Parties pursuant to a definitive agreement.
“True-Up Payment” is defined in Section 2.2(c).
“True-Up Payment Date” means the date that is 90 days following the Test Date.
“U.S. Collateral Accounts” means any Collateral Accounts maintained in the United States and its territories.

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“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided that, to the extent that the UCC is used to define any term herein or in any Note Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Purchaser Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Yale Agreement” means that certain Amended and Restated Agreement by and between Yale University and Issuer, dated as of May 6, 2019.
Section 15.2Divisions. For all purposes under the Note Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

ISSUER:

BIOHAVEN THERAPEUTICS LTD

By:/s/ Ricardo Garvao
Name: Ricardo Garvao
Title: Authorized Signatory

GUARANTORS:

BIOHAVEN LTD.

By: /s/ Irina Antonijevic
Name: Irina Antonijevic, M.D.
Title: Director

BIOHAVEN PHARMACEUTICALS, INC.

By: /s/ Vlad Coric
Name: Vlad Coric, M.D.
Title: Chief Executive Officer

KLEO PHARMACEUTICALS, INC.

By: /s/ Vlad Coric
Name: Vlad Coric, M.D.
Title: President

PYRAMID BIOSCIENCES, INC.

By: /s/ Matthew Buten
Name: Matthew Buten
Title: President and Chief Executive Officer

PURCHASER AGENT:

BEETLEJUICE SA LLC

By: /s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASERS:

OBERLAND CAPITAL HEALTHCARE SOLUTIONS MASTER FUND LP	Address for notices:
c/o Oberland Capital Management LLC 1700 Broadway, 37th Floor New York, NY 10019 Facsimile: (212) 257-5851 Telephone: (212) 257-5863 E-mail: kwiggert@oberlandcapital.com
By: /s/ David Dubinsky
Name: David Dubinsky Title: Authorized Signatory
OBERLAND CAPITAL HEALTHCARE SOLUTIONS CO-INVEST MASTER FUND LP

By: /s/ David Dubinsky
Name: David Dubinsky Title: Authorized Signatory
OBERLAND CAPITAL HEALTHCARE MASTER FUND III LP

By: /s/ David Dubinsky
Name: David Dubinsky Title: Authorized Signatory